Exhibit 10.1

EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT dated as of November 22, 2021 (this “Agreement”), to the ABL Credit Agreement dated as of April 3, 2018 (as heretofore amended, the “Existing Credit Agreement”), among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Borrower”), COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (“Parent”), the LENDERS and the ISSUING BANKS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent.

Capitalized terms used but not otherwise defined herein (including in the preamble and recitals hereto) have the meanings assigned to them in the Existing Credit Agreement or the Restated Credit Agreement (as defined below), as the context requires.

WHEREAS, the Lenders and the Issuing Banks party to the Existing Credit Agreement have agreed to extend credit to the Borrower under the Existing Credit Agreement on the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower has requested that certain modifications be made to the Existing Credit Agreement; and

WHEREAS, the Administrative Agent, the Collateral Agent and each of the Lenders and the Issuing Banks party hereto (including any new Lenders and Issuing Banks party hereto), which Lenders and Issuing Banks constitute the Required Lenders and the Supermajority Lenders under the Existing Credit Agreement and all of the Lenders and the Issuing Banks under the Restated Credit Agreement, are willing to agree to the foregoing, in each case on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1. Amendment and Restatement of the Existing Credit Agreement. Effective as of the Restatement Effective Date (as defined below):

(a) the Existing Credit Agreement (excluding the Exhibits thereto (other than Exhibit C thereto), each of which shall remain as in effect immediately prior to the Restatement Effective Date) is hereby amended and restated in its entirety to be in the form attached as Annex I hereto (the Existing Credit Agreement, as so amended and restated, being referred to herein as the “Restated Credit Agreement”); and

(b) the Schedules to the Existing Credit Agreement are hereby amended and restated in their entirety to be in the forms attached as Annex II hereto.

(c) (i) Exhibit C to the Existing Credit Agreement is hereby amended and restated in its entirety to be in the form attached as Annex III hereto and (ii) Exhibits G-1, G-2, G-3 and G-4 to the Restated Credit Agreement are hereby added in the form attached as Annex III hereto.

SECTION 2. Representations and Warranties. Each of Parent and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent and to each of the Lenders and the Issuing Banks, as of the Restatement Effective Date, that:

(a) this Agreement is within each Loan Party’s corporate or limited liability company powers, and has been duly authorized by all necessary corporate or limited liability company action. This Agreement has been duly executed and delivered by each of the Loan Parties and is the legal, valid and binding obligations of each of the Loan Parties party hereto, enforceable against such Loan Parties in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b) the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects (or, in the case of representations and warranties qualified by materiality or Material Adverse Effect, in all respects) with the same effect as though made on and as of the Restatement Effective Date, other than any representation or warranty expressly relating to an earlier date, which representation or warranty is true and correct in all material respects (or, in the case of representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date; and

(c) at the time of and immediately after giving effect to this Agreement and the Commitments and L/C Commitments established hereby and any making of Loans or issuance of any Letters of Credit under the Restated Credit Agreement to be made on the Restatement Effective Date, no Default or Event of Default has occurred and is continuing.

SECTION 3. Effectiveness. This Agreement and the amendment and restatement of the Existing Credit Agreement and the applicable Schedules thereto as set forth in Section 1 hereof shall become effective on the first date on which the following conditions shall have been satisfied (the “Restatement Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received from (i) Parent and the Borrower, (ii) each other Loan Party, (iii) Lenders party to the Existing Credit Agreement that together constitute the Required Lenders and the Supermajority Lenders under the Existing Credit Agreement, (iv) each Lender listed on Schedule 2.01 to the Restated Credit Agreement with a Commitment and (v) each Issuing Bank either (A) a counterpart of this Agreement signed on behalf of each such party or (B) evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

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(b) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Simpson Thacher & Bartlett LLP, counsel for the Borrower, (ii) the general counsel of the Borrower and (iii) each local counsel listed on Schedule 4.01 to the Restated Credit Agreement, in each case (A) dated the Restatement Effective Date, (B) addressed to the Administrative Agent and the Lenders and (C) covering such matters relating to this Agreement and the transactions contemplated hereunder and under the Restated Credit Agreement as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of a Responsible Officer of each Loan Party dated the Restatement Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Restatement Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or its equivalent) of such Loan Party authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereunder and under the Restated Credit Agreement and, in the case of the Borrower, the borrowings under the Restated Credit Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of certification thereof by the Secretary of State of the state of such Loan Party’s organization furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing this Agreement, any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another Responsible Officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or the Administrative Agent may reasonably request.

(d) The representations set forth in Section 2 shall be true and correct on and as of the Restatement Effective Date, and the Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by a Financial Officer of the Borrower, confirming that the representations set forth in Section 2(b) and 2(c) are true and correct.

(e) Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under applicable law or reasonably requested by the Administrative Agent or the Collateral Agent to be filed, registered or recorded in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents shall be in proper form for filing, registration or recordation.

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(f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower hereunder, under the Fee Letter, under the Restated Credit Agreement, under any other Loan Document or under any engagement letter or other fee letter entered into in connection with the credit facilities established hereunder.

(g) The commitments under the Existing Credit Agreement shall have been or shall simultaneously with the effectiveness of this Agreement be terminated, all principal, interest, fees and other amounts outstanding, accrued or owed thereunder shall have been or shall be paid in full and all letters of credit issued thereunder shall have been terminated or cash collateralized in a manner satisfactory to the applicable Issuing Banks or shall be designated as Letters of Credit (as defined in the Restated Credit Agreement) under the Restated Credit Agreement.

(h) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such persons, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

(i) The Administrative Agent shall have received a solvency certificate from a Financial Officer of the Borrower on behalf of the Borrower in form and substance satisfactory to the Administrative Agent certifying that Parent and its subsidiaries, on a consolidated basis after giving effect to the transactions contemplated hereunder and under the Restated Credit Agreement to occur on the Restatement Effective Date, are solvent.

(j) The Lenders shall have received, at least five Business Days prior to the Restatement Effective Date, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(k) To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Lenders shall have received a Beneficial Ownership Certification in relation to the Borrower if requested at least five Business Days prior to the Restatement Effective Date.

(l) To the extent that the Borrower wishes to make a Borrowing on the Restatement Effective Date, the Borrower shall make a Borrowing Request in accordance with Section 2.03 of the Restated Credit Agreement.

(m) The Administrative Agent shall have received a Borrowing Base Certificate for the calendar month ended October 31, 2021, in form and substance satisfactory to the Administrative Agent.

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The Administrative Agent shall notify Parent, the Borrower, the Lenders and the Issuing Banks of the Restatement Effective Date, and such notice shall be conclusive and binding.

SECTION 4. Effect of Amendment and Restatement; No Novation.

(a) Effective as of the Restatement Effective Date, the Revolving Credit Commitment of each Lender party to the Existing Credit Agreement that had a Revolving Credit Commitment thereunder immediately prior to the effectiveness of this Agreement but that does not have a Revolving Credit Commitment set forth on Schedule 2.01 to the Restated Credit Agreement immediately following the effectiveness of this Agreement (each, an “Exiting Lender”) shall terminate, and each Exiting Lender shall exit the Existing Credit Agreement and will no longer be a Lender or a Revolving Lender under the Existing Credit Agreement or the Restated Credit Agreement.

(b) Except as expressly set forth herein or in the Restated Credit Agreement, this Agreement and the Restated Credit Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Banks or the Lenders under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which shall continue in full force and effect in accordance with the provisions thereof. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Restated Credit Agreement or any other Loan Document in similar or different circumstances.

(c) On and after the Restatement Effective Date, each reference in the Restated Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, as used in the Restated Credit Agreement, shall refer to the Existing Credit Agreement as amended and restated in the form of the Restated Credit Agreement, and the term “Credit Agreement”, as used in any Loan Document, shall mean the Restated Credit Agreement. This Agreement shall constitute a “Loan Document” for all purposes of the Restated Credit Agreement and the other Loan Documents.

(d) Neither this Agreement nor the effectiveness of the Restated Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release any Guarantee thereof. Nothing expressed or implied in this Agreement, the Restated Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of Parent or the Borrower under the Existing Credit Agreement or any Loan Party under any Loan Document (as defined in the Existing Credit Agreement) from any of its obligations and liabilities thereunder.

(e) It is the intent of the parties hereto, and the parties hereto agree, that this Agreement shall not constitute a novation of the Existing Credit Agreement, any other Loan Document (as defined in the Existing Credit Agreement) or any of the rights, obligations or liabilities thereunder.

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SECTION 5. Reaffirmation. Each of Parent, the Borrower and the entities party hereto as “Subsidiary Guarantors” (the “Subsidiary Guarantors” and, together with Parent and the Borrower, the “Reaffirming Loan Parties”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Agreement and the transactions contemplated hereby. Each Reaffirming Loan Party hereby further (i) acknowledges that the Obligations (as defined in the Guarantee and Collateral Agreement) shall include the due and punctual payment of all of the monetary obligations of each Reaffirming Loan Party under or pursuant to the Restated Credit Agreement, including all such obligations in respect of the Commitments and all Loans incurred thereunder (including all such obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (ii) confirms its guarantees, pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is a party and (iii) agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby, its guarantees, pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is a party shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties (and shall be determined after giving effect to this Agreement).

SECTION 6. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; JURY TRIAL WAIVER. THE PROVISIONS CONCERNING (A) GOVERNING LAW SET FORTH IN SECTION 9.07 OF THE RESTATED CREDIT AGREEMENT, (B) WAIVER OF JURY TRIAL SET FORTH IN SECTION 9.12 OF THE RESTATED CREDIT AGREEMENT AND (C) JURISDICTION AND CONSENT TO SERVICE OF PROCESS SET FORTH IN SECTION 9.16 OF THE RESTATED CREDIT AGREEMENT SHALL APPLY TO THIS AGREEMENT AND ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

SECTION 7. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby that is an Electronic Signature (as defined below) transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

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SECTION 8. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth above.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ R. Gabriel Ottinger
Name: R. Gabriel Ottinger
Title: Senior Vice President and Treasurer

COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ R. Gabriel Ottinger
Name: R. Gabriel Ottinger
Title: Senior Vice President and Treasurer

[SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT]

SUBSIDIARY GUARANTORS

AFFINITY HEALTH SYSTEMS, LLC

AFFINITY HOSPITAL, LLC

BIRMINGHAM HOLDINGS II, LLC

BIRMINGHAM HOLDINGS, LLC

BLUFFTON HEALTH SYSTEM LLC

BRANDON HMA, LLC

BULLHEAD CITY HOSPITAL CORPORATION

BULLHEAD CITY HOSPITAL INVESTMENT CORPORATION

CAMPBELL COUNTY HMA, LLC

CARLSBAD MEDICAL CENTER, LLC

CAROLINAS HOLDINGS, LLC

CAROLINAS JV HOLDINGS GENERAL, LLC

CAROLINAS JV HOLDINGS II, LLC

CAROLINAS JV HOLDINGS, L.P.

CENTRAL FLORIDA HMA HOLDINGS, LLC

CENTRAL STATES HMA HOLDINGS, LLC

CHS RECEIVABLES FUNDING, LLC

CHSPSC, LLC

CITRUS HMA, LLC

CLARKSVILLE HOLDINGS, LLC

CLEVELAND HOSPITAL COMPANY, LLC

CLEVELAND TENNESSEE HOSPITAL COMPANY, LLC

CLINTON HMA, LLC

COCKE COUNTY HMA, LLC

COMMUNITY HEALTH INVESTMENT COMPANY, LLC

CP HOSPITAL GP, LLC

CPLP, LLC

CRESTWOOD HEALTHCARE, L.P.

CRESTWOOD HOSPITAL LP, LLC

CRESTWOOD HOSPITAL, LLC

DESERT HOSPITAL HOLDINGS, LLC

DETAR HOSPITAL, LLC

DHFW HOLDINGS, LLC

DUKES HEALTH SYSTEM, LLC

FLORIDA HMA HOLDINGS, LLC

FOLEY HOSPITAL CORPORATION

FRANKFORT HEALTH PARTNER, INC.

GADSDEN REGIONAL MEDICAL CENTER, LLC

GRANBURY HOSPITAL CORPORATION

By:	/s/ R. Gabriel Ottinger
Name: R. Gabriel Ottinger
Title: Senior Vice President and Treasurer

[Signature Page to Amendment and Restatement Agreement]

GREENBRIER VMC, LLC

GRMC HOLDINGS, LLC

HALLMARK HEALTHCARE COMPANY, LLC

HEALTH MANAGEMENT ASSOCIATES, LLC

HEALTH MANAGEMENT ASSOCIATES, LP

HEALTH MANAGEMENT GENERAL PARTNER I, LLC

HEALTH MANAGEMENT GENERAL PARTNER, LLC

HERNANDO HMA, LLC

HMA HOSPITALS HOLDINGS, LP

HMA SANTA ROSA MEDICAL CENTER, LLC

HMA SERVICES GP, LLC

HMA-TRI HOLDINGS, LLC

HOSPITAL MANAGEMENT ASSOCIATES, LLC

HOSPITAL MANAGEMENT SERVICES OF FLORIDA, LP

JACKSON HMA, LLC

JEFFERSON COUNTY HMA, LLC

KAY COUNTY HOSPITAL CORPORATION

KAY COUNTY OKLAHOMA HOSPITAL COMPANY, LLC

KEY WEST HMA, LLC

KIRKSVILLE HOSPITAL COMPANY, LLC

KNOX HOSPITAL COMPANY, LLC

KNOXVILLE HMA HOLDINGS, LLC

LA PORTE HEALTH SYSTEM, LLC

LA PORTE HOSPITAL COMPANY, LLC

LAREDO TEXAS HOSPITAL COMPANY, L.P.

LAS CRUCES MEDICAL CENTER, LLC

LONGVIEW CLINIC OPERATIONS COMPANY, LLC

LONGVIEW MEDICAL CENTER, L.P.

LONGVIEW MERGER, LLC

LRH, LLC

LUTHERAN HEALTH NETWORK OF INDIANA, LLC

MARSHALL COUNTY HMA, LLC

MCSA, L.L.C.

METRO KNOXVILLE HMA, LLC

MISSISSIPPI HMA HOLDINGS I, LLC

MISSISSIPPI HMA HOLDINGS II, LLC

MOBERLY HOSPITAL COMPANY, LLC

NAPLES HMA, LLC

By:	/s/ R. Gabriel Ottinger
Name: R. Gabriel Ottinger
Title: Senior Vice President and Treasurer

[Signature Page to Amendment and Restatement Agreement]

NATCHEZ HOSPITAL COMPANY, LLC

NAVARRO HOSPITAL, L.P.

NAVARRO REGIONAL, LLC

NC-DSH, LLC

NORTHWEST ARKANSAS HOSPITALS, LLC

NORTHWEST HOSPITAL, LLC

NORTHWEST SAHUARITA HOSPITAL, LLC

NOV HOLDINGS, LLC

NRH, LLC

OAK HILL HOSPITAL CORPORATION

ORO VALLEY HOSPITAL, LLC

PALMER-WASILLA HEALTH SYSTEM, LLC

POPLAR BLUFF REGIONAL MEDICAL CENTER, LLC

PORT CHARLOTTE HMA, LLC

PUNTA GORDA HMA, LLC

QHG GEORGIA HOLDINGS, INC.

QHG OF BLUFFTON COMPANY, LLC

QHG OF CLINTON COUNTY, INC.

QHG OF ENTERPRISE, INC.

QHG OF FORREST COUNTY, INC.

QHG OF FORT WAYNE COMPANY, LLC

QHG OF HATTIESBURG, INC.

QHG OF SPRINGDALE, INC.

REGIONAL HOSPITAL OF LONGVIEW, LLC

RIVER OAKS HOSPITAL, LLC

RIVER REGION MEDICAL CORPORATION

ROH, LLC

ROSWELL HOSPITAL CORPORATION

SCRANTON HOLDINGS, LLC

SCRANTON HOSPITAL COMPANY, LLC

SCRANTON QUINCY HOLDINGS, LLC

SCRANTON QUINCY HOSPITAL COMPANY, LLC

SEMINOLE HMA, LLC

SILOAM SPRINGS ARKANSAS HOSPITAL COMPANY, LLC

SILOAM SPRINGS HOLDINGS, LLC

SOUTHEAST HMA HOLDINGS, LLC

SOUTHWEST FLORIDA HMA HOLDINGS, LLC

STATESVILLE HMA, LLC

TENNESSEE HMA HOLDINGS, LP

TENNYSON HOLDINGS, LLC

TRIAD HEALTHCARE, LLC

By:	/s/ R. Gabriel Ottinger
Name: R. Gabriel Ottinger
Title: Senior Vice President and Treasurer

[Signature Page to Amendment and Restatement Agreement]

TRIAD HOLDINGS III, LLC

TRIAD HOLDINGS IV, LLC

TRIAD HOLDINGS V, LLC

TRIAD NEVADA HOLDINGS, LLC

TRIAD OF ALABAMA, LLC

TRIAD-EL DORADO, INC.

TRIAD-NAVARRO REGIONAL HOSPITAL SUBSIDIARY, LLC

VENICE HMA, LLC

VHC MEDICAL, LLC

VICKSBURG HEALTHCARE, LLC

VICTORIA HOSPITAL, LLC

VICTORIA OF TEXAS, L.P.

WARSAW HEALTH SYSTEM, LLC

WEBB HOSPITAL CORPORATION

WEBB HOSPITAL HOLDINGS, LLC

WESLEY HEALTH SYSTEM LLC

WHMC, LLC

WILKES-BARRE BEHAVIORAL HOSPITAL COMPANY, LLC

WILKES-BARRE HOLDINGS, LLC

WILKES-BARRE HOSPITAL COMPANY, LLC

WOODLAND HEIGHTS MEDICAL CENTER, LLC

WOODWARD HEALTH SYSTEM, LLC

By:	/s/ R. Gabriel Ottinger
Name: R. Gabriel Ottinger
Title: Senior Vice President and Treasurer

[Signature Page to Amendment and Restatement Agreement]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Collateral Agent and Issuing Bank,

By:	/s/ Maurice Dattas
Name: Maurice Dattas
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT]

LENDER SIGNATURE PAGE TO THE

AMENDMENT AND RESTATEMENT AGREEMENT

TO THE CREDIT AGREEMENT

OF CHS/COMMUNITY HEALTH SYSTEMS, INC.

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Mark Klaassens
Name: Mark Klaassens
Title: Duly Authorized Signatory

For Lenders requiring a second signature line

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT]

LENDER SIGNATURE PAGE TO THE

AMENDMENT AND RESTATEMENT AGREEMENT

TO THE CREDIT AGREEMENT

OF CHS/COMMUNITY HEALTH SYSTEMS, INC.

CITI BANK N.A., as a Lender and Issuing Bank

By:	/s/ Christopher Marino
Name: Christopher Marino
Title: Vice President and Director

[SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT]

LENDER SIGNATURE PAGE TO THE

AMENDMENT AND RESTATEMENT AGREEMENT

TO THE CREDIT AGREEMENT

OF CHS/COMMUNITY HEALTH SYSTEMS, INC.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender and an Issuing Bank

By:	/s/ Lingzi Huang
Name: Lingzi Huang
Title: Authorized Signatory

By:	/s/ Daniel Kogan
Name: Daniel Kogan
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT]

LENDER SIGNATURE PAGE TO THE

AMENDMENT AND RESTATEMENT AGREEMENT

TO THE CREDIT AGREEMENT

OF CHS/COMMUNITY HEALTH SYSTEMS, INC.

Royal Bank of Canada (with any Lender that is an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank)

By:	/s/ Henry Chang
Name: Henry Chang
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT]

LENDER SIGNATURE PAGE TO THE

AMENDMENT AND RESTATEMENT AGREEMENT

TO THE CREDIT AGREEMENT

OF CHS/COMMUNITY HEALTH SYSTEMS, INC.

Truist Bank, as a Lender

By:	/s/ Steve Metts
Name: Steve Metts
Title: Director

[SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT]

LENDER SIGNATURE PAGE TO THE

AMENDMENT AND RESTATEMENT AGREEMENT

TO THE CREDIT AGREEMENT

OF CHS/COMMUNITY HEALTH SYSTEMS, INC.

Wells Fargo Bank, National Association (with any Lender that is an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank)

By:	/s/ Salvatore Tulumello
Name: Salvatore Tulumello
Title: Vice President

For Lenders requiring a second signature line

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT]

LENDER SIGNATURE PAGE TO THE

AMENDMENT AND RESTATEMENT AGREEMENT

TO THE CREDIT AGREEMENT

OF CHS/COMMUNITY HEALTH SYSTEMS, INC.

BANK OF AMERICA, N.A. (executing both in its capacity as a Lender and as an Issuing Bank)

By:	/s/ Steven L. Hipsman
Name: Steven L. Hipsman
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT]

LENDER SIGNATURE PAGE TO THE

AMENDMENT AND RESTATEMENT AGREEMENT

TO THE CREDIT AGREEMENT

OF CHS/COMMUNITY HEALTH SYSTEMS, INC.

GOLDMAN SACHS BANK USA

By:	/s/ William E. Briggs IV
Name: William E. Briggs IV
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT]

LENDER SIGNATURE PAGE TO THE

AMENDMENT AND RESTATEMENT AGREEMENT

TO THE CREDIT AGREEMENT

OF CHS/COMMUNITY HEALTH SYSTEMS, INC.

NYCB SPECIALTY FINANCE COMPANY, LLC, a wholly owned subsidiary of New York Community Bank, as a Lender

By:	/s/ Willard D. Dickerson
Name: Willard D. Dickerson
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT]

LENDER SIGNATURE PAGE TO THE

AMENDMENT AND RESTATEMENT AGREEMENT

TO THE CREDIT AGREEMENT

OF CHS/COMMUNITY HEALTH SYSTEMS, INC.

SIEMENS FINANCIAL SERVICES, INC.

By:	/s/ Jeffrey B. Iervese
Name: Jeffrey B. Iervese
Title: Vice President

By:	/s/ John Finore
Name: John Finore
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT]

LENDER SIGNATURE PAGE TO THE

AMENDMENT AND RESTATEMENT AGREEMENT

TO THE CREDIT AGREEMENT

OF CHS/COMMUNITY HEALTH SYSTEMS, INC.

SIGNATURE BANK

By:	/s/ Lauren Calantone
Name: Lauren Calantone
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT]

ANNEX I

Amended and Restated Credit Agreement

(Please see attached.)

EXECUTION VERSION

AMENDED AND RESTATED ABL CREDIT AGREEMENT

dated as of

November 22, 2021

among

CHS/COMMUNITY HEALTH SYSTEMS, INC.,

COMMUNITY HEALTH SYSTEMS, INC.,

THE LENDERS PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent

JPMORGAN CHASE BANK, N.A.,

CAPITAL ONE, NATIONAL ASSOCIATION

CITIBANK, N.A.,

CREDIT SUISSE SECURITIES (USA) LLC,

BANK OF AMERICA, N.A.,

RBC CAPITAL MARKETS, LLC,

TRUIST SECURITIES, INC.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Joint Bookrunners,

and

GOLDMAN SACHS BANK USA,

as Documentation Agent

-i-

-ii-

-iii-

-iv-

Table of Contents

(Continued)

SCHEDULES

Schedule 1.01(b)	—	Subsidiary Guarantors
Schedule 1.01(c)	—	Mortgaged Property
Schedule 1.01(d)	—	Hospitals
Schedule 1.01(e)	—	Certain Permitted Joint Ventures
Schedule 1.01(f)	—	Certain Subsidiaries
Schedule 1.01(g)	—	Asset Sales
Schedule 2.01	—	Initial Lenders and Commitments
Schedule 3.08	—	Subsidiaries
Schedule 3.18	—	Insurance
Schedule 3.19(a)	—	UCC Filing Offices
Schedule 3.21	—	Collective Bargaining Agreements
Schedule 4.01	—	Local Counsel Opinions
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04(h)	—	Certain Permitted Acquisitions
Schedule 6.05(b)	—	Certain Syndication Transactions

Schedule 6.07	—	Certain Affiliate Transactions

EXHIBITS

Exhibit A	—	Form of Administrative Questionnaire
Exhibit B	—	Form of Assignment and Acceptance
Exhibit C	—	Form of Borrowing Request
Exhibit D	—	Form of Mortgage
Exhibit E	—	[Reserved]
Exhibit F	—	Form of Borrowing Base Certificate
Exhibit G-1	—	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-2	—	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-3	—	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-4	—	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

-v-

AMENDED AND RESTATED ABL CREDIT AGREEMENT dated as of November 22, 2021 (this “Agreement”), among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Borrower”), COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (“Parent”), the Lenders (as defined in Article I), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“2025 Notes” shall mean the Borrower’s 6 5⁄8% Senior Secured Notes due 2025.

“2026 Notes” shall mean the Borrower’s 8% Senior Secured Notes due 2026.

“2027 Notes” shall mean the Borrower’s 5 5⁄8% Senior Secured Notes due 2027.

“2029 Notes” shall mean the Borrower’s 6% Senior Secured Notes due 2029.

“2031 Notes” shall mean the Borrower’s 4 3⁄4% Senior Secured Notes due 2031.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABL Intercreditor Agreement” shall mean the Amended and Restated ABL Intercreditor Agreement dated as of June 22, 2018 (as amended, restated, supplemented or otherwise modified from time to time), among JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent for the ABL secured parties, Credit Suisse AG, in its capacity as collateral agent for the senior-priority secured parties, Credit Suisse AG, in its capacity as administrative agent under the senior-priority non-ABL loan agreement, Regions Bank, in its capacity as trustee under the 2021 secured notes indenture, Regions Bank, in its capacity as collateral agent for the junior-priority secured parties, Regions Bank, in its capacity as trustee under the 2023 junior-priority secured notes indenture, Regions Bank, in its capacity as trustee under the 2024 junior-priority secured notes indenture, the Borrower, Parent, the Subsidiaries of the Borrower from time to time party thereto and each additional agent from time to time party thereto.

“ABL Priority Collateral” shall have the meaning specified in the ABL Intercreditor Agreement.

“Accepting Lenders” shall have the meaning assigned to such term in Section 2.25(a).

“Account” shall have the meaning set forth in Article 9 of the New York UCC.

“Account Debtor” shall mean any person obligated under an Account.

“Accounts Sale Agreement” shall mean the Accounts Sale Agreement dated as of the Original Closing Date (as amended, restated, supplemented or otherwise modified from time to time), among each of the Originating Subsidiaries from time to time party thereto, CHS Receivables Funding, LLC, as the buyer, and the Borrower, as the initial collection agent and the initial authorized representative.

“Adjusted Daily Simple SOFR” shall mean an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” shall mean, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent Accounts” shall have the meaning assigned to such term in Section 2.04(f).

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.07, the term “Affiliate” shall also include any person that directly or indirectly owns 10% or more of any class of Equity Interests of the person specified.

“Aggregate Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ Revolving Credit Exposures.

“Agreement” shall have the meaning assigned to such term in the preamble.

“Agreement Currency” shall have the meaning assigned to such term in Section 9.24.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.08 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.08(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Alternative Incremental Facility Indebtedness” shall mean any Indebtedness which (a) is in the form of one or more series of senior or junior secured notes or senior unsecured notes or senior or junior secured bridge loans or senior unsecured bridge loans or junior secured loans, (b) is issued, incurred, created, assumed or guaranteed by any Loan Party, (c) is not an obligation of, or otherwise Guaranteed by, any Subsidiary of Parent that is not a Loan Party, (d) to the extent the same is secured, is not secured by any Lien on any asset of Parent, the Borrower or any Subsidiary other than any asset constituting Collateral (which Liens on the ABL Priority Collateral shall be junior to the Liens securing the Obligations), (e) to the extent the same is secured, is subject to the ABL Intercreditor Agreement and (f) contains no financial maintenance covenants.

“Ancillary Document” shall have the meaning assigned to such term in Section 9.14(b).

“Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to Parent, the Borrower or any Subsidiary from time to time concerning or relating to bribery, corruption or money laundering.

“Applicable Commitment Fee Rate” shall mean the applicable percentage per annum set forth below determined by reference to the Average Utilization for the immediately preceding fiscal quarter in accordance with the following grid (and shall remain in effect until the next change to be effected pursuant to this paragraph):

Average Utilization	Applicable Fee
Greater than 50%	0.25%
Less than or equal to 50%	0.375%

“Applicable Percentage” shall mean, for any day, with respect to any Term Benchmark Loan, any RFR Loan or any ABR Loan (including any Protective Advance), the applicable rate per annum set forth below under the caption “Term Benchmark Spread”, “RFR Spread” or “ABR Spread”, as the case may be, based upon the Average Excess Availability for the immediately preceding fiscal quarter:

Category	Average Excess Availability (as a % of the Total Revolving Credit Commitments )	Term Benchmark Spread	RFR Spread	ABR Spread
1	Greater than 66.66%	1.75%	1.75%	0.75%
2	Less than or equal to 66.66% but greater than 33.33%	2.00%	2.00%	1.00%
3	Less than or equal to 33.33%	2.25%	2.25%	1.25%

The Applicable Percentage shall be determined at the commencement of each fiscal quarter, with any changes to the Applicable Percentage resulting from a change in Average Excess Availability becoming effective on the first day of each fiscal quarter; provided that the Applicable Percentage shall be determined by reference to Category 3 (a) at any time that an Event of Default has occurred and is continuing and (b) at any time that a Borrowing Base Certificate has not been delivered by the date specified for such delivery in Section 5.04(d) from and including such date to the first Business Day after the date on which such Borrowing Base Certificate is delivered to the Administrative Agent; provided further that if any Borrowing Base Certificate shall prove to have been inaccurate, at any time that this Agreement is in effect and any Loans or Commitments are outstanding hereunder, and such inaccuracy shall have resulted in the payment of interest or L/C Participation Fees hereunder at rates lower than those that were in fact applicable for any period had there been no such inaccuracy, then (i) the Borrower shall promptly deliver to the Administrative Agent a corrected Borrowing Base Certificate for the applicable period and (ii) the Borrower shall promptly pay to the Administrative Agent, for distribution to the Lenders at such time, the accrued interest and L/C Participation Fees that should have been paid but were not paid as a result of such inaccuracy; provided that payment of interest or L/C

Participation Fees at rates lower than those that were in effect applicable as a result of such inaccuracy shall not in any event be deemed retroactively to be an Event of Default pursuant to clause (c) of Article VII, and such amount payable shall be calculated without giving effect to any additional interest payable on overdue amounts under Section 2.12(c) if paid promptly on demand. Nothing in this paragraph shall limit the rights of the Administrative Agent or any Lender under Article VII.

“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).

“Approved Fund” shall mean any person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” shall mean JPMorgan Chase Bank, N.A., Capital One, National Association, Citibank, N.A., Credit Suisse Securities (USA) LLC, Bank of America, N.A., RBC Capital Markets, LLC, Truist Securities, Inc. and Wells Fargo Bank, National Association.

“Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by Parent, the Borrower or any of the Subsidiaries to any person other than the Borrower or any Subsidiary Guarantor of (a) any Equity Interests of any of the Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of Parent, the Borrower or any of the Subsidiaries, other than:

(i) inventory, damaged, obsolete or worn out assets, scrap, surplus and Permitted Investments, in each case disposed of in the ordinary course of business;

(ii) donations of assets by the Borrower or any Subsidiary (whether of real or personal property (including cash and Equity Interests)) to state or local municipalities (or other Governmental Authorities), nonprofit organizations, foundations, charities or similar entities of the Borrower’s or such Subsidiary’s choice, with an aggregate fair market value not to exceed $50,000,000 in any fiscal year of Parent;

(iii) dispositions by any Subsidiary that is not a Subsidiary Guarantor to the Borrower or any other Subsidiary;

(iv) sales or other dispositions of (x) Accounts of the Borrower or any of the Subsidiaries that are more than 180 days past due or are written-off at the time of such sale or disposition or (y) any Accounts of the Borrower or any of the Subsidiaries that are self-pay accounts receivable and that are reasonably determined by the Borrower to be unable to be paid in full within 150 days of the Last Service Date, in each case that do not constitute Eligible Accounts; provided that the face value of all such Accounts sold or disposed of on or after the Restatement Date other than in connection with the sale or disposition of Hospitals does not exceed $200,000,000;

(v) sales or other dispositions of property (including like-kind exchanges) to the extent that (x) such property is exchanged for credit against the purchase price of similar or replacement property or (y) the proceeds of such sale or disposition are applied to the purchase price of such property, provided that, if the property so sold or exchanged constituted Collateral, then the property so received shall also constitute Collateral;

(vi) leases or sub-leases of any real property or personal property in the ordinary course of business;

(vii) dispositions of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture arrangements and similar binding arrangements;

(viii) licensings and sublicensings of intellectual property of the Borrower or any Subsidiary in the ordinary course of business;

(ix) sales, transfers, leases or other dispositions of property in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of Parent, the Borrower and the Subsidiaries;

(x) the contribution or other transfer of property (including Equity Interests) to any Spinout Subsidiary in connection with a Spinout Transaction;

(xi) dispositions of Equity Interests of any Subsidiary as contemplated by clause (b) of the definition of Permitted Joint Venture;

(xii) dispositions consisting of the granting of Liens permitted by Section 6.02;

(xiii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $25,000,000; and

(xiv) any sale, transfer or other disposition of any property or asset described on Schedule 1.01(g);

provided that (x) if such sale, transfer or other disposition (A) would result in Excess Availability of less than the greater of (I) $125,000,000 and (II) 15.0% of the Line Cap or (B) provides for the transfer of assets in an aggregate amount in excess of $100,000,000, then, prior to the consummation of such sale, transfer or disposition, the Borrower shall have delivered to the Administrative Agent an updated Borrowing Base Certificate giving pro forma effect to such sale, transfer or disposition and (y) if such sale, transfer or disposition would not result in Excess Availability of less than the greater of (I) $125,000,000 and (II) 15.0% of the Line Cap and provides for the transfer of assets in an aggregate amount of greater than $25,000,000 (but less than or equal to $100,000,000), the Borrower shall deliver to the Administrative Agent an officer’s certificate certifying that after giving pro forma effect to such transaction or transactions, Excess Availability will be greater than the greater of (A) $95,000,000 and (B) 10% of the Line Cap.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.08.

“Average Excess Availability” shall mean, for any fiscal quarter, (a) the quotient of (i) the sum of the amounts of Excess Availability for each day during such fiscal quarter divided by (ii) the number of days in such fiscal quarter, divided by (b) the aggregate Commitments as of the last day of such fiscal quarter.

“Average Utilization” shall mean, for any period, an amount, expressed as a percentage, equal to (a) the daily average Aggregate Revolving Credit Exposure for such period divided by (b) the daily average Revolving Credit Commitments for such period.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes.

“Bankruptcy Law” shall mean the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, reorganization or similar law from time to time in effect and affecting the rights of creditors generally.

“Benchmark” shall mean, initially, with respect to any Term Benchmark Loan, the Adjusted Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Adjusted Term SOFR Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.08.

“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the Adjusted Daily Simple SOFR;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.08 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.08.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowing” shall mean (a) Loans of the same Type made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect or (b) a Protective Advance.

“Borrowing Base” shall mean, at any time, an amount (calculated based on the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with this Agreement) expressed in U.S. dollars equal to the sum, without duplication, of:

(a) 85% of Eligible Accounts of the Loan Parties at such time (other than Eligible Accounts described in clauses (b) through (e) below and without giving effect to the provisos therein); plus

(b) 85% of the Eligible Accounts of the Loan Parties which, as of the applicable Borrowing Base Reporting Date, are aged between 121 and 150 days from the Last Service Date and remain unpaid; provided that the aggregate amount of such Eligible Accounts included in the Borrowing Base pursuant to this clause (b) shall not exceed $80,000,000; plus

(c) 85% of the Eligible Accounts of the Loan Parties which, as of the applicable Borrowing Base Reporting Date, are aged between 151 and 180 days after the Last Service Date and remain unpaid; provided that the aggregate amount of such Eligible Accounts included in the Borrowing Base pursuant to this clause (c) shall not exceed $50,000,000; plus

(d) 85% of the Eligible Accounts of the Loan Parties which, as of the applicable Borrowing Base Reporting Date, are aged between 181 and 365 days after the Last Service Date and remain unpaid; provided that the aggregate amount of such Eligible Accounts included in the Borrowing Base pursuant to this clause (d) shall not exceed $35,000,000; plus

(e) 85% of the Eligible Self-Pay Accounts of the Loan Parties; provided that the aggregate amount of such Accounts included in the Borrowing Base pursuant to this clause (e) shall not exceed the lesser of (i) $75,000,000 and (ii) the actual monthly cash collections from Eligible Self-Pay Accounts during the immediately preceding period of three months; minus

(f) Total Reserves.

Subject to the preceding provisions of this definition and the other provisions hereof expressly permitting the Administrative Agent to adjust the Borrowing Base, the Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.04(d) (or, prior to the first such delivery, delivered to the Administrative Agent pursuant to Section 3(m) of the Restatement Agreement).

“Borrowing Base Certificate” shall mean a certificate in the form of Exhibit F (with such changes thereto as may be required by the Administrative Agent from time to time to reflect the components of and Total Reserves against the Borrowing Base as provided for hereunder), together with all attachments and supporting documentation contemplated thereby, signed and certified as accurate and complete by a Financial Officer of the Borrower.

“Borrowing Base Reporting Date” shall mean (a) the last day of each month or (b) during any Cash Dominion Period, the last day of each calendar week (each calendar week deemed, for purposes hereof, to end on a Friday).

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Business Day” shall mean, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Chicago; provided that, in relation to RFR Loans, any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan or any other dealings of such RFR Loan, any such day that is only an U.S. Government Securities Business Day.

“Capital Expenditures” shall mean, for any period, the additions to property, plant and equipment and other capital expenditures of Parent, the Borrower and its consolidated subsidiaries (including all amounts expended or capitalized under Capital Lease Obligations, but excluding any amount representing capitalized interest) that are (or should be) set forth in a consolidated statement of cash flows of Parent for such period prepared in accordance with GAAP, but excluding in each case any such expenditure (i) made with insurance proceeds, condemnation awards or damage recovery proceeds, (ii) made with the proceeds of the issuance of Equity Interests, (iii) to the extent such expenditure is made with proceeds of Asset Sales, (iv) to the extent of the credit against the gross purchase price of newly acquired equipment granted by the seller of such newly acquired equipment for other equipment that is simultaneously traded-in at the time of purchase of such newly acquired equipment, (v) is accounted for as a capital expenditure pursuant to GAAP but that actually is paid for by a third party (excluding Parent, the Borrower or any Subsidiary) and for which none of Parent, the Borrower or any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period) or (vi) constituting the purchase price of any Permitted Acquisition or any investment permitted under Section 6.04(a), 6.04(i), 6.04(j), 6.04(y) or 6.04(z).

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP (excluding any lease that would be required to be so classified as a result of a change in GAAP after December 31, 2015), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Captive Insurance Subsidiary” shall mean a Subsidiary established for the purpose of insuring the healthcare businesses or Facilities owned or operated by the Borrower or any of the Subsidiaries, any joint venture of the Borrower or any of the Subsidiaries or any physician or other personnel employed by or on the medical staff of any such business or Facility.

“Cash Dominion Period” shall mean each period (a) commencing on any day when Excess Availability shall have been less than the greater of (i) $125,000,000 and (ii) 15.0% of the Line Cap, in each case for five consecutive Business Days, and continuing until the first day thereafter on which Excess Availability shall have been greater than the greater of (i) $125,000,000 and (ii) 15.0% of the Line Cap for at least 20 consecutive days, during which period no Specified Event of Default shall have occurred and be continuing or (b) commencing on any day when any Specified Event of Default shall have occurred and be continuing until the first day thereafter on which no Specified Event of Default shall exist and the Administrative Agent shall have received a certificate to that effect from a Financial Officer of the Borrower.

A “Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Original Closing Date), shall own, directly or indirectly, beneficially or of record, shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Parent (other than a transaction following which holders of securities that represented 100% of such aggregate ordinary voting power represented by the issued and outstanding capital stock of Parent immediately prior to such transaction (or other securities into which such securities are converted as part of such transaction) own, directly or indirectly, shares representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the surviving person in such transaction immediately after such transaction), (b) [reserved], (c) any change in control (or similar event, however denominated) with respect to Parent, the Borrower or any Subsidiary shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which Parent, the Borrower or any Subsidiary is a party (other than, under any indenture or agreement in respect of Material Indebtedness assumed in connection with a Permitted Acquisition, any change in control triggered by the Permitted Acquisition pursuant to which such Indebtedness was assumed) or (d) Parent shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Original Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Original Closing Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any policy, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Original Closing Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements, and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities pursuant to Basel III shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“CMS” shall mean the Centers for Medicare and Medicaid Services of the United States Department of Health and Human Services.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties.

“Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Collection Account” shall mean any deposit account of any Loan Party located with a depositary bank that is a Lender or other depositary bank in the United States of America and into which any payments or remittances with respect to any Accounts of any Loan Party or Originating Subsidiary are made; provided that any such deposit account established on or after the Original Closing Date shall be located with a depositary bank that is a Lender.

“Collection Agency Account” shall mean an Account that has been referred to a third party secondary collection agency or an internal collection agency, including Professional Accounting Services, Inc., by any Loan Party or Originating Subsidiary.

“Collection Period” shall mean a calendar month.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Credit Commitment.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Communications” shall mean, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 8.03, including through an Approved Electronic Platform.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and (except in the case of clause (a)(x) below) to the extent deducted (and not added back) in determining such Consolidated Net Income, the sum of

(i) interest expense (net of interest income), including amortization and write offs of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with (x) letters of credit, (y) obtaining or unwinding Hedging Agreements or (z) surety bonds for financing activities, in each case for such period,

(ii) provision for taxes based on income, profits or capital and franchise taxes, including Federal, foreign and state franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period, including any penalties and interest relating to any tax examinations for such period,

(iii) depreciation and amortization expenses including acceleration thereof and including the amortization of the increase in inventory resulting from the application of Statement of Financial Accounting Standards No. 141 (“FASB 141”) for transactions contemplated hereby, including Permitted Acquisitions, for such period,

(iv) non-cash compensation expenses arising from the sale of Equity Interests, the granting of options to purchase Equity Interests, the granting of appreciation rights in respect of Equity Interests and similar arrangements for such period,

(v) the excess of the expense in respect of post-retirement benefits and post-employment benefits accrued under Statement of Financial Accounting Standards No. 106 (“FASB 106”) and Statement of Financial Accounting Standards No. 112 (“FASB 112”) over the cash expense in respect of such post-retirement benefits and post-employment benefits for such period,

(vi) minority interest (to the extent distributions are not required to be made and are not made in respect thereof),

(vii) [reserved],

(viii) fees and expenses for such period incurred or paid in connection with the Transactions,

(ix) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that such amount is reasonably likely to be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of the relevant event (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events,

(x) proceeds of received business interruption insurance,

(xi) any fees and expenses incurred during such period in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of Equity Interests, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Original Closing Date and any such transaction undertaken but not completed),

(xii) any (w) severance costs, relocation costs, integration and facilities opening costs, signing costs, retention or completion bonuses and transition costs incurred during such period, (x) cash restructuring related or nonrecurring cash merger costs and expenses incurred during such period as a result of any acquisition, investment, recapitalization, or asset disposition permitted hereunder, (y) other nonrecurring cash losses and charges for such period and (z) cash payments made during such period in respect of litigation that was pending against the Borrower, Triad or any of their subsidiaries, or any Acquired Entity or other obligations (contingent or otherwise) of the Borrower, Triad or any of their subsidiaries or any Acquired Entity, in each case prior to the Original Closing Date (or, with respect to an Acquired Entity, the closing date of the relevant Permitted Acquisition) and for which a liability would not be, in accordance with GAAP, recognized on Parent’s consolidated balance sheet as of the Original Closing Date (or, with respect to an Acquired Entity, the closing date of the relevant Permitted Acquisition),

(xiii) [reserved], and

(xiv) other non-cash charges for such period (other than the write down of current assets, unless such assets are acquired pursuant to a Permitted Acquisition, in which case any such write down shall (A) occur on or before the first anniversary of the date on which the applicable Permitted Acquisition was consummated and (B) result from (1) a change in accounting policies or (2) a revision in the estimated value of such assets), and minus

(b) without duplication, (i) non-recurring gains and (ii) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (a)(xiv) (other than any such non-cash charges that if originally paid in cash and so not taken as non-cash charges would have been added to Consolidated Net Income above pursuant to clause (a)(xii)) in a previous period.

“Consolidated Fixed Charge Coverage Ratio” shall mean, for any Test Period, the ratio of (a) (i) Consolidated EBITDA of Parent and its Subsidiaries for such period, less (ii) the aggregate amount of all Capital Expenditures of or by the Parent and its Subsidiaries paid in cash during such period, other than Capital Expenditures financed or paid for with the proceeds of a permitted issuance of Equity Interests, a permitted issuance of Indebtedness (other than the Loans), a permitted Asset Sale or an insurance claim, to (b) the sum of (i) Consolidated Interest Expense, (ii) scheduled principal payments required to be made during such period and paid in cash during such period in respect of Indebtedness for borrowed money of Parent and its Subsidiaries (including principal payments on Capital Lease Obligations), (iii) income taxes paid in cash by Parent and its Subsidiaries with respect to such period (net of cash tax refunds received) and (iv) the aggregate amount of all Restricted Payments made in cash or in Permitted Investments (other than to Parent, the Borrower or any wholly-owned Subsidiary).

“Consolidated Interest Expense” shall mean, for any period, the sum of (a) the interest expense paid in cash (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of Parent, the Borrower and the Subsidiaries for such period, net of interest income, determined on a consolidated basis in accordance with GAAP and (b) the dividends paid in cash during such period by Parent, the Borrower and the Subsidiaries on a consolidated basis in respect of Disqualified Stock, but excluding, however, to the extent otherwise included therein, (i) fees and expenses associated with the consummation of the Transactions, (ii) annual agency fees paid to the Administrative Agent, (iii) costs associated with obtaining or unwinding any Hedging Agreements, (iv) fees and expenses associated with any investment permitted pursuant to Section 6.04, issuances of Equity Interests or Indebtedness or amendments of any Indebtedness (whether or not consummated), (v) penalties and interest relating to Taxes and (vi) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by Parent, the Borrower or any Subsidiary with respect to interest rate Hedging Agreements.

“Consolidated Net Income” shall mean, for any period, the net income or loss ((i) excluding extraordinary gains and losses, and gains and losses arising from the proposed or actual disposition of material assets and (ii) excluding the cumulative effect of changes in accounting principles) of Parent, the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary. Notwithstanding the foregoing, the amount of any cash dividends paid by any Unrestricted Subsidiary and received by Parent, the Borrower or the Subsidiaries during any such period shall be included, without duplication, in the calculation of Consolidated Net Income for such period. There shall be excluded from Consolidated Net Income for any period (i) gains and losses, including unrealized gains and losses, for such period attributable to (v) the early extinguishment of Indebtedness, (w) discontinued operations, (x) facilities to be closed within one year of the date of recognition of such gain or loss, (y) obtaining or unwinding Hedging Agreements and (z) except as provided above, interests in Unrestricted Subsidiaries, (ii) all deferred financing costs written off or amortized and premiums paid or other expenses incurred directly in connection with any extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness, (iii) any (x) [reserved], (y) [reserved] and (z) costs and expenses incurred in connection with the sale, transfer or other disposition of the hospitals set forth on Schedule 1.01(g), in each case to the extent such costs, expenses, payments, reserves or charges would otherwise be deducted in the determination of Consolidated Net Income, provided that any reversal of a reserve excluded from Consolidated Net Income in a prior period shall also be excluded from Consolidated Net Income, (iv) [reserved] and (v) the effects of purchase accounting adjustments to inventory, property, equipment and intangible assets and deferred revenue in component amounts required or permitted by GAAP, as a result of the Transactions, any Permitted Acquisition or acquisition consummated before the Original Closing Date, or the amortization or write-off of any amounts thereof.

“Contractual Obligation” shall mean, as to any person, any provision of any security issued by such person or of any agreement, instrument or undertaking to which such person is a party or by which it or any of the property owned by it is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall mean, with respect to any lockbox, deposit account or securities account maintained by any Loan Party, a control agreement in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by such Loan Party and the depositary bank or the securities intermediary, as the case may be, with which such account is maintained.

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covenant Trigger Event” shall mean, at any time, the failure of the Borrower to maintain Excess Availability equal to or greater than the greater of (i) $95,000,000 and (ii) 10.0% of the Line Cap. For purposes of this Agreement, the occurrence of a Covenant Trigger Event shall continue until Excess Availability is equal to or greater than the greater of (i) $95,000,000 and (ii) 10.0% of the Line Cap for 20 consecutive calendar days, in which case a Covenant Trigger Event shall no longer be continuing for purposes of this Agreement.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.23.

“Credit Event” shall have the meaning assigned to such term in Section 4.02.

“Credit Facilities” shall mean the revolving credit and letter of credit facilities provided for by this Agreement.

“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“December 2027 Notes” shall mean the Borrower’s 8% Senior Secured Notes due 2027.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Account” shall mean an Account:

(i)	which remains unpaid as of the date that is 365 days after the Last Service Date or, in the case of a self-pay Account, as of the date that is 120 days after the Last Service Date,

(ii)	as to which the Account Debtor thereof is currently the subject of an Insolvency Proceeding, or

(iii)

which has been, or, in accordance with the credit, contracting and collections policies and practices relating to contracts and Accounts of the Loan Parties or the Originating Subsidiaries should be, written off the books of the applicable Loan Party or Originating Subsidiary as uncollectible.

“Defaulting Lender” shall mean any Lender that (a) defaults in its obligation to make any Loan or fulfill any obligation required to be made or fulfilled by it hereunder in the case of any funding requirement within two Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Administrative Agent or any Loan Party in writing that it does not intend to satisfy any such obligations; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (b) upon the Administrative Agent’s receipt of written confirmation from such Lender that such Lender intends to satisfy such obligations or (c) has become the subject of a bankruptcy or Insolvency Proceeding, Bail-In Action, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar person charged with the reorganization or liquidation of its business, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or Insolvency Proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar person charged with the reorganization or liquidation of its business, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that if a Lender would be a “Defaulting Lender” solely by reason of events relating to a parent company of such Lender or solely because a Governmental Authority has been appointed as receiver, conservator, trustee or custodian for such Lender, such Lender shall not be a “Defaulting Lender” if and for so long as such Lender confirms in writing, upon request by the Administrative Agent, that it will continue to comply with its obligations to make Loans and fulfill all other obligations required to be made and fulfilled by it hereunder.

“Designated Non-Cash Consideration” shall mean the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, less the amount of cash or cash equivalents (including Permitted Investments) received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 6.05(b).

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except (i) as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments or (ii) pursuant to any put option with respect to any Equity Interests of a Permitted Syndication Subsidiary granted in favor of any Permitted Syndication Transaction Partner), or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital in cash (other than, in the case of Equity Interests of a Subsidiary issued to a Permitted Syndication Transaction Partner or held by a Subsidiary Guarantor, periodic distributions of available cash (determined in good faith by the Borrower)), in each case at any time on or prior to the first anniversary of the Latest Maturity Date in effect at the time such Equity Interest is issued, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) Indebtedness or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Latest Maturity Date in effect at the time such Equity Interest is issued.

“Documentation Agent” means Goldman Sachs Bank USA.

“dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” shall mean an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Account” shall mean, at any time, an Account:

(a) with respect to which, from and after the grant of an interest therein pursuant to the Loan Documents and subject to paragraphs (a) and (c) of Section 5.16, the Collateral Agent has a properly perfected first priority security interest therein, free and clear of any Lien (other than Liens permitted pursuant to Section 6.02 which are junior to the Liens of the Collateral Agent thereon),

(b) the Account Debtor of which is an Eligible Account Debtor;

(c) which is not a Defaulted Account or a Collection Agency Account;

(d) which (i) is an “account”, including a health-care-insurance receivable, or a general intangible within the meaning of the New York UCC and is not evidenced by any instrument or chattel paper, (ii) unless it is an Unbilled Account, has been invoiced by the applicable Loan Party (or Originating Subsidiary) and as to which all performance and other action required to be taken in connection therewith by the applicable Loan Party (or Originating Subsidiary) (and, if applicable, the Borrower) for the Account Debtor has been so performed or taken, (iii) is denominated and payable only in dollars, (iv) has not been compromised in any manner that would reduce the amount payable with respect thereto in any manner not reflected in the Total Reserves with respect thereto (including by extension of time of payment), (v) is net of any deductible limitations, commissions, fees or other discounts, (vi) is based on an actual and bona fide rendition of services or sale of goods to the patient by the applicable Loan Party (or Originating Subsidiary) in the ordinary course of business, (vii) to the extent required under applicable law, is subject to a Patient Consent Form executed by the applicable patient and (viii) satisfies all applicable requirements of, and, in the case of Accounts owed by Governmental Entity or Insurers, was originated and processed in all respects in accordance with the credit and collection policies or the critical accounting policy, as applicable, and the billing requirements of the applicable Loan Party or Originating Subsidiary;

(e) which is not an Account with respect to which payment has been received prior to the applicable month-end and not yet applied against such Account;

(f) which is not the subject of any action, suit, proceeding or dispute (pending or threatened), setoff, counterclaim, defense, abatement, suspension, deferment, deductible, reduction or termination (including as a result of any patient credit balance) by the Account Debtor thereof (except for statutory rights of Governmental Entity that are not pending or threatened) and with respect to which no Loan Party is or may be required to reimburse the applicable Account Debtor for an overpayment;

(g) which, if it is an Unbilled Account, is not within 10 days of the statutory limit for billing and collection applicable to the Account Debtor thereof and is not aged more than 30 days from its Last Service Date; provided that the aggregate amount of Unbilled Accounts at any time shall not exceed 25% of the aggregate amount of Eligible Accounts included in the Borrowing Base;

(h) which is owned by a Loan Party that is not (and in the case of a Transferred Account, was transferred under the Accounts Sale Agreement by an Originating Subsidiary that is not) the subject of any Insolvency Proceeding;

(i) except for an Unbilled Account, all information set forth in the bill and supporting claim documents with respect to which is true, complete and correct in all material respects, and if additional information is requested by the Account Debtor, the Borrower (or applicable Loan Party or Originating Subsidiary) has or will promptly provide (or cause to be provided) the same, and if any error has been made with respect to such information, the Borrower (or related Loan Party) will promptly correct the same and, if necessary, rebill such Account;

(j) which is not based on any cost report settlement or expected settlement due from any Governmental Entity;

(k) with respect to which no variance between the “Accounts Receivable (A/R) Aging” determined by the Borrower consistent with past practice and the general ledger exists;

(l) the grant of a perfected security interest in which does not contravene or conflict in any material respect with any applicable law or any contractual or other restriction, limitation or restriction with regard to confidentiality;

(m) the Account Debtor with respect to which has been directed to make payments on such Account to a Collection Account which is either subject to a Control Agreement or which is swept into a concentration account which is subject to a Control Agreement as required by Section 5.16;

(n) the contract with respect to which, (i) together with such Account, does not contravene in any material respect any applicable law (including laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the contract related thereto is in violation of any such applicable law in any material respect, (ii) does not contain any provision prohibiting the grant of a Lien in such payment obligation from the patient to the applicable Loan Party or from the applicable Loan Party to the Collateral Agent, (iii) has been duly authorized and, together with such Account, constitutes the legal, valid and binding obligation of the Account Debtor and (iv) was in full force and effect and applicable to the customer or patient at the time the goods or services constituting the basis for such Account were sold or performed;

(o) with respect to which no consents by any third party to the grant of a security interest therein are required other than consents previously obtained in writing by the applicable Loan Party;

(p) which, prior to the grant of an interest therein pursuant to the Loan Documents, is owned by the applicable Loan Party free and clear of any Lien; and

(q) with respect to which the applicable Loan Party’s or Originating Subsidiary’s Medicare or Medicaid cost reports have been examined and audited or “final settled” or for which a Notice of Program Reimbursement (“NPR”) has been issued by (i) as to Medicaid, the applicable state agency or other CMS designated agent or agents of such state agency, charged with such responsibility, or (ii) as to Medicare, the Medicare intermediary or other CMS designated agents charged with such responsibility, and, in each case, there is no basis for any Governmental Entity to assert an offset with respect to such Account, including as the result of any unpaid amounts, with respect to any audit, financial settlement or NPR.

“Eligible Account Debtor” shall mean, at any time, an Account Debtor which is:

(a) not an Affiliate of any Loan Party or any Originating Subsidiary;

(b) a resident of the United States;

(c) not the subject of any Insolvency Proceeding; and

(d) an Insurer or a Governmental Entity.

“Eligible Assignee” shall mean any commercial bank, insurance company, investment or mutual fund or other entity (but not any natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) that extends credit or invests in bank loans as one of its businesses; provided that neither the Borrower nor any of its Affiliates shall be an Eligible Assignee.

“Eligible Self-Pay Account” shall mean an Account, the Account Debtor with respect to which is a Person other than an Insurer or Governmental Entity, and which would otherwise qualify as an Eligible Account.

“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and legally binding agreements, in each case, relating to protection of the environment, natural resources, occupational health and safety or Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, recycling, arrangement for disposal, or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence or Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) a failure by any Plan to meet the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by Parent or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the receipt by Parent or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from Parent or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable or (i) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Excess Availability” shall mean, at any time, the difference between (a) the Line Cap, as determined by reference to the most recent Borrowing Base Certificate delivered by the Borrower to the Administrative Agent, minus (b) the Aggregate Revolving Credit Exposure at such time.

“Existing Credit Agreement” shall mean the ABL Credit Agreement dated as of the Original Closing Date, among the Borrower, Parent, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, as amended, amended and restated, supplemented or otherwise modified from time to time prior to the Restatement Date.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on (or measured by) net income and franchise Taxes imposed by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located, or, in the case of any Lender, in which its applicable lending office is located (or, in each case, any political subdivision thereof) or any Other Connection Taxes, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above (or, in each case, any political subdivision thereof), (c) in the case of the Administrative Agent or a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any U.S. withholding Tax that is imposed on amounts payable to such Administrative Agent or Lender as a result of any law in effect at the time such Administrative Agent or Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Administrative Agent or Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.20(a), (d) Taxes attributable to a Lender’s failure to comply with Section 2.20(e) and (e) any withholding Taxes imposed under FATCA.

“Facility” shall mean any Hospital, outpatient clinic, long-term care facility, ambulatory center, nursing home or rehabilitation center and related medical office building or other facility owned or used by the Borrower or any Subsidiary in connection with their respective business.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law, regulation, rule, promulgation, guidance notes, practices or official agreement implementing an official government agreement with respect to the foregoing.

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions , as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement

“Fee Letter” shall mean the Arranger Fee Letter dated October 21, 2021, among Parent, the Borrower and JPMorgan Chase Bank, N.A.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

“First Lien Debt” shall mean, at any time the total Indebtedness of Parent, the Borrower and the Subsidiaries at such time (excluding (i) Indebtedness of the type described in clause (h) of the definition of such term or under performance or surety bonds, in each case except to the extent of any unreimbursed drawings thereunder and (ii) Indebtedness of the type described in clauses (c), (d), (e), (i) and (k) of the definition of such term) that is secured by first priority Liens on any property or asset of Parent, the Borrower and the Subsidiaries at such time (including under this Agreement and the First Lien Notes).

“First Lien Net Leverage Ratio” shall mean, on any date, the ratio of (a) (i) First Lien Debt minus (ii) the aggregate amount of unrestricted cash, cash equivalents and Permitted Investments that is included on the consolidated balance sheet of Parent, the Borrower and the Subsidiaries on such date, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date for which financial statements have been delivered (or were required to be delivered) pursuant to Sections 5.04(a) or (b) of this Agreement or the Existing Credit Agreement. In any period of four consecutive fiscal quarters in which any Permitted Acquisition or any Significant Asset Sale occurs, the First Lien Net Leverage Ratio shall be determined on a pro forma basis in accordance with Section 1.03.

“First Lien Notes” shall mean the the 2025 Notes, the 2026 Notes, the 2027 Notes, the December 2027 Notes, the 2029 Notes and the 2031 Notes, in each case, as the same may be amended, restated, substituted, replaced, refinanced, supplemented or otherwise modified from time to time in accordance with Section 6.01(a).

“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be zero.

“Foreign Lender” shall mean any Lender that is not a U.S. Person.

“Foreign Subsidiary” shall mean (i) any Subsidiary that is not a Domestic Subsidiary, (ii) any Subsidiary of a Subsidiary described in clause (i) and (iii) any Domestic Subsidiary substantially all of whose assets consist of capital stock and/or Indebtedness of one or more Foreign Subsidiaries and any other assets incidental thereto.

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Entity” shall mean the United States of America, any state thereof, any political subdivision of a state thereof and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government. Payments from Governmental Entities will be deemed to include payments governed under the Social Security Act (42 U.S.C. §§ 1395 et seq.), including payments under Medicare, Medicaid and TRICARE/CHAMPUS, and payments administered or regulated by CMS; provided that for purposes of the definition of “Eligible Account Debtor”, Governmental Entities with respect to Medicaid-related and Medicare-related Accounts shall be treated as separate entities in the manner identified in the Borrowing Base Certificate.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) Practice Guarantees. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by the Borrower in good faith) of the primary obligation or portion thereof in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such person is required to perform thereunder) as determined by the Borrower in good faith.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement dated as April 3, 2018 (as amended, supplemented or otherwise modified from time to time), among the Borrower, Parent, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Guarantors” shall mean Parent and the Subsidiary Guarantors.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances, medical, biological and animal wastes and (b) without limitation of the foregoing, any other chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Health Care Associates” shall have the meaning assigned to such term in Section 6.04(e).

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Hospital” shall mean each hospital now or hereafter owned, leased or operated by the Borrower or any of the Subsidiaries or in which the Borrower or any of the Subsidiaries owns an equity interest. Set forth on Schedule 1.01(d) is a list of all Hospitals in existence on the Restatement Date owned or used by the Borrower and the Subsidiaries.

“Increasing Lender” shall have the meaning assigned to such term in Section 2.26(a).

“Incremental Amount” shall mean, at any time, the greater of (a) $500,000,000 and (b) an amount equal to the maximum principal amount of Indebtedness that, if fully drawn at such time, would not cause the First Lien Net Leverage Ratio to exceed 4.00:1.00 (calculated on a pro forma basis in accordance with Section 1.03 after giving effect to the incurrence of such Indebtedness and without giving effect to any cash proceeds thereof, but including the application of such proceeds and with any junior lien or unsecured indebtedness incurred in reliance on the Incremental Amount be deemed to be First Lien Debt for purposes of such calculation).

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind (other than customer deposits and interest payable thereon in the ordinary course of business), (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and deferred payment for services to employees or former employees incurred in the ordinary course of business and payable in accordance with customary practices and other deferred compensation arrangements), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations and Synthetic Lease Obligations of such person, (h) all obligations of such person as an account party in respect of letters of credit, (i) all obligations of such person in respect of bankers’ acceptances, (j) [reserved] and (k) the aggregate liquidation preference of all outstanding Disqualified Stock issued by such person; provided that in all cases (v) [reserved], (w) Practice Guarantees, (x) earnouts, unless not paid after becoming due and payable, and working capital adjustments under acquisition or disposition agreements, (y) deferred or prepaid revenue and (z) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, shall be excluded from the definition of “Indebtedness”. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Insolvency Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to Parent, the Borrower, any other Loan Party or any Subsidiary; (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding under any other Bankruptcy Law with respect to Parent, the Borrower, any other Loan Party or any Subsidiary or with respect to a material portion of their respective assets; (c) any liquidation, dissolution, reorganization or winding up of Parent, the Borrower, any other Loan Party or any Subsidiary whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of Parent, the Borrower, any other Loan Party or any Subsidiary.

“Insurer” shall mean any person (other than a Governmental Entity) which in the ordinary course of its business or activities agrees to pay for healthcare goods and services received by individuals, including commercial insurance companies, nonprofit insurance companies (such as the Blue Cross, Blue Shield entities), employers or unions which self-insure for employee or member health insurance, prepaid health care organizations, preferred provider organizations, health maintenance organizations or any other similar person. “Insurer” includes insurance companies issuing health, personal injury, workers’ compensation or other types of insurance but does not include any individual guarantor.

“Interest Election Request” shall mean a request by the Borrower in accordance with the terms of Section 2.10, in a form as shall be approved by the Administrative Agent.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan (other than a Protective Advance), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date and (d) with respect to any Protective Advance, the day that such Protective Advance is required to be repaid.

“Interest Period” shall mean with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.08(e) shall be available for specification in any Borrowing Request or any Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Issuing Bank” shall mean, as the context may require, except as provided in the last sentence of Section 2.23(a), (a) each Lender listed on Schedule 2.01 with respect to Letters of Credit issued by it in an aggregate amount outstanding at any time not to exceed the amount set forth for such Lender on Schedule 2.01 and (b) any other Lender that may become an Issuing Bank pursuant to Section 2.23(i) or 2.23(k), with respect to Letters of Credit issued by such Lender. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).

“Judgment Currency” shall have the meaning assigned to such term in Section 9.24.

“Last Service Date” shall mean, with respect to any Account, the date on which the related patient was discharged from the care of the applicable Loan Party or Originating Subsidiary or the applicable service was provided if not discharged.

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity date applicable to any Loans or Commitment hereunder at such time.

“L/C Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s L/C Commitment is set forth on Schedule 2.01, or if an Issuing Bank has entered into an Assignment and Assumption or became an Issuing Bank pursuant to an agreement designating it as contemplated by Section 2.23(i) or 2.23(k), the amount set forth for such Issuing Bank as its L/C Commitment in the Register maintained by the Administrative Agent or in such agreement.

“L/C Disbursement” shall mean a payment or disbursement made by any Issuing Bank pursuant to a Letter of Credit.

“L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, determined as if any future automatic increases in the maximum available amount provided for any such Letter of Credit had in fact occurred at such time and (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The L/C Exposure of any Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.

“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“Lenders” shall mean (a) each person listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) with a Revolving Credit Commitment or an outstanding Revolving Loan and (b) any person that has become a party hereto in such capacities pursuant to an Assignment and Acceptance or a Revolving Accession Agreement. Unless the context otherwise requires, the term “Lenders” includes the Administrative Agent, in its capacity as the lender of Protective Advances.

“Lender-Related Person” has the meaning assigned to it in Section 9.05(d).

“Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.23.

“Liabilities” shall mean any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. For the avoidance of doubt, the term “Lien” shall not be deemed to include any license of intellectual property.

“Line Cap” shall mean, at any time, the lesser of (a) the Borrowing Base and (b) the Total Revolving Credit Commitments, in each case as in effect at such time.

“Loan Documents” shall mean this Agreement, the Existing Credit Agreement, the Letters of Credit, the Restatement Agreement, the Security Documents, the ABL Intercreditor Agreement, the Accounts Sale Agreement, any Loan Modification Agreement, any Revolving Accession Agreement, any Revolving Credit Commitment Increase Amendment and the promissory notes, if any, executed and delivered pursuant to Section 2.04(e).

“Loan Modification Agreement” shall mean a Loan Modification Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Borrower, the other Loan Parties, one or more Accepting Lenders and the Administrative Agent.

“Loan Modification Offer” shall have the meaning specified in Section 2.25(a).

“Loan Parties” shall mean Parent, the Borrower and the Guarantors.

“Loans” shall mean the loans (including Protective Advances) made by the Lenders to the Borrower pursuant to this Agreement.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, operations, financial condition or operating results of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Document to which they are or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under the Loan Documents.

“Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit and intercompany loans), or obligations in respect of one or more Hedging Agreements, of any one or more of Parent, the Borrower or any Subsidiary in an aggregate principal amount exceeding $125,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Parent, the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Parent, the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary” shall mean any Subsidiary other than any (a) Permitted Joint Venture Subsidiary, (b) Permitted Syndication Subsidiary, (c) [reserved], (d) Foreign Subsidiary, (e) Captive Insurance Subsidiary or (f) Non-Significant Subsidiary.

“Maturity Date” shall mean (a) November 22, 2026 or (b) if on any date prior to November 22, 2026 (any such date, a “Reference Date”), an aggregate principal amount in excess of $350,000,000 of (i) 2025 Notes, (ii) 2026 Notes, (iii) 2027 Notes and (iv) any Indebtedness (“Refinanced Indebtedness”) incurred to refinance or otherwise extend the maturity date of 2025 Notes, 2026 Notes, 2027 Notes or other Refinanced Indebtedness, is outstanding and scheduled to mature or similarly become due on or prior to the date that is ninety-one (91) days after the Reference Date, the “Maturity Date” shall instead be the Reference Date; provided that, in each case, if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“Medicaid” shall mean the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. § 1396 et seq.) and any statutes succeeding thereto.

“Medicare” shall mean the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. § 1395 et seq.) and any statutes succeeding thereto.

“MIRE Events” shall mean, if there are any Mortgaged Properties, any increase, extension or renewal of any of the Commitments or Loans (including the provision of Revolving Credit Commitment Increase) or any other incremental or additional credit facilities hereunder, but excluding (a) any continuation or conversion of borrowings, (b) the making of any Revolving Loans or (c) the issuance or extension of Letters of Credit.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean, initially, the owned real properties of the Loan Parties specified on Schedule 1.01(c), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12, other than, in each case, any “Building” or “Mobile Home” (each, as defined in 12 CFR Chapter III, Section 339.2) that is (a) not material to the operations of the Borrower or any Subsidiary, (b) has a fair market value of less than $250,000, and (c) is located in an area designated by the Federal Emergency Management Agency as a special flood hazard area.

“Mortgage Amendment” shall have the meaning assigned to such term in Section 5.12(b)(i).

“Mortgage Tax State” shall mean Florida, Oklahoma and any other state (other than Alabama and Tennessee) that imposes a mortgage recording tax, intangible tax, documentary tax or similar tax in connection with the execution or filing of a mortgage, deed of trust, deed to secure debt or similar instrument.

“Mortgages” shall mean the mortgages, deeds of trust, assignments of leases and rents, modifications and other security documents delivered pursuant to this Agreement, each substantially in the form of Exhibit D.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean, with respect to any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Defaulting Lender” shall mean, at any time, any Lender that is not a Defaulting Lender at such time.

“Non-Significant Subsidiary” shall mean at any time, any Subsidiary (a) which at such time has total assets book value (including the total assets book value of any subsidiaries of such Subsidiary), or for which the Borrower or any of the Subsidiaries shall have paid (including the assumption of Indebtedness) in connection with the acquisition of Equity Interests or the total assets of such Subsidiary, less than $10,000,000 or (b) which does not and will not itself or through its subsidiaries own a Hospital or an interest in a Hospital or manage or operate a Hospital and which is listed on Schedule 1.01(d) hereto (or on any updates to such Schedule subsequently furnished by the Borrower to the Administrative Agent) as a “Non-Significant Subsidiary”, provided that the total assets of all Non-Significant Subsidiaries at any time does not exceed 5.0% of the total assets of Parent, the Borrower and the Subsidiaries on a consolidated basis.

“Notice of Increase” shall have the meaning assigned to such term in Section 2.26(a).

“NPR” shall have the meaning assigned to such term in clause (q) of the definition of “Eligible Account”.

“NYFRB” shall mean the Federal Reserve Bank of New York.

“NYFRB’s Website” shall mean the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” shall mean all obligations defined as “Obligations” in the Guarantee and Collateral Agreement and the other Security Documents.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Original Closing Date” shall mean April 3, 2018.

“Originating Subsidiary” shall mean each non-wholly owned Subsidiary of the Borrower that from time to time sells Accounts owed to it to CHS Receivables Funding, LLC pursuant to the Accounts Sale Agreement.

“Other Connection Taxes” shall mean, with respect to any Lender, Administrative Agent, Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Junior Secured Debt” shall mean Indebtedness secured by Liens on the Collateral having a priority on the ABL Priority Collateral junior to that of the Liens securing the Obligations and having the same priority as, or junior or senior priority to, the Liens securing the obligations under the First Lien Notes (excluding, for the avoidance of doubt, the Loans).

“Other Junior Secured Debt Obligations” shall mean the obligations of the Loan Parties in respect of any Other Junior Secured Debt.

“Other Senior Secured Debt” shall mean Term Loan Additional Secured Debt and Alternative Incremental Facility Indebtedness, in each case secured by Liens on the Collateral having the same priority as, or junior priority to, the Liens securing the obligations under the First Lien Notes (for the avoidance of doubt, which Liens on the ABL Priority Collateral shall be junior to the Liens securing the Obligations).

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other similar excise or property taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21).

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Patient Consent Form” shall mean a form signed by each patient for which an Account has been or will be created that is in form and substance in compliance with applicable law to permit a Loan Party to disclose certain demographic and health information with respect to each patient to other persons (including the Administrative Agent) in the manner required or otherwise contemplated under the Loan Documents, except that, to the extent applicable law requires the Patient Consent Form to list specific persons or entities who may receive such patient information, such Patient Consent Form need not list the specific person or entity, including the Administrative Agent, in order to satisfy the requirements of this definition.

“Participant Register” shall have the meaning assigned to such term in Section 9.04(f).

“Payment” shall have the meaning assigned to it in Section 8.06(c).

“Payment Conditions” shall mean, at any time of determination with respect to any transaction, the requirement that (a) at the time thereof and after giving pro forma effect thereto, no Default or Event of Default shall have occurred and be continuing, (b) either (i) after giving pro forma effect thereto, (x) (A) the Excess Availability as of the date of consummation of such transaction and (B) the average daily Excess Availability for the immediately preceding 30-day period shall in each case exceed the greater of (1) $115,000,000 and (2) 12.5% of the Line Cap and (y) the Consolidated Fixed Charge Coverage Ratio for the most recently ended Test Period is at least 1.00 to 1.00 or (ii) after giving pro forma effect thereto, (x) the Excess Availability as of the date of consummation of such transaction and (y) the average daily Excess Availability for the immediately preceding 30-day period shall in each case exceed the greater of (1) $150,000,000 and (2) 17.5% of the Line Cap and (c) solely in the case of any such transaction (or a series of related transactions) involving consideration (whether in the form of cash, assumption of liabilities or other consideration) or payment amounts in excess of $50,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower certifying that the requirements set forth in this definition with respect to such transaction have been satisfied, together with a reasonably detailed calculation in support of the satisfaction of the requirements referred to in clause (b)(i) or (b)(ii), as applicable.

“Payment Notice” shall have the meaning assigned to it in Section 8.06(c).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(h).

“Permitted Additional Debt” of any Loan Party shall mean any unsecured Indebtedness of such Loan Party or an unsecured or subordinated Guarantee of or by such Loan Party, in each case which (a) matures on or after, and requires no scheduled payments of principal prior to, the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time such Indebtedness is incurred (which, in the case of bridge loans, shall be determined by reference to the loans or notes into which such bridge loans are converted at maturity) (other than pursuant to customary offers to purchase upon a change of control, payments required to prevent any such Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code, asset sale or event of loss and customary acceleration rights after an event of default), (b) contains no financial maintenance covenants unless such financial maintenance covenants are added to this Agreement for the benefit of the Lenders hereunder and (c) to the extent the same is subordinated to any Indebtedness, is subordinate or junior in right of payment to the Obligations, pursuant to a written agreement on terms customary for similar Indebtedness at the time of issuance.

“Permitted Amendments” shall have the meaning assigned to such term in Section 2.25(c).

“Permitted Credit Judgment” shall mean a determination made by the Administrative Agent in good faith and in the exercise of its reasonable (from the perspective of a secured asset-based lender in a comparable asset-based lending transaction) business judgment.

“Permitted Interest Transfer” shall mean a sale, issuance or other transfer of securities of a Subsidiary or of assets of any Subsidiary to a new Subsidiary, or sale, issuance or transfer of securities of a Subsidiary to another person if after such sale, issuance or other transfer, such Subsidiary shall meet the applicable requirements of the definition of “Permitted Joint Venture Subsidiary”, “Non-Significant Subsidiary” or “Permitted Syndication Subsidiary”; provided that (a) the aggregate fair market value (determined at the time of and after giving effect to any Permitted Interest Transfer) of all Permitted Interest Transfers made to, or in connection with the establishment of, a Permitted Joint Venture shall not exceed $1,000,000,000 and (b) at the time of and after giving effect to any Permitted Interest Transfer the total book value of the assets, calculated as of the date of the applicable Permitted Interest Transfer, of all Subsidiaries (other than Loan Parties) that become Permitted Joint Venture Subsidiaries or Permitted Syndication Subsidiaries after the Original Closing Date as a result of a Permitted Interest Transfer made after the Original Closing Date shall not exceed (i) 10% of the total book value of the assets of Parent, the Borrower and the Subsidiaries on a consolidated basis, calculated as of the date of the applicable Permitted Interest Transfer, in the case of Permitted Joint Venture Subsidiaries, and (ii) 10% of the total book value of the assets of Parent, the Borrower and the Subsidiaries on a consolidated basis, calculated as of the date of the applicable Permitted Interest Transfer, in the case of Permitted Syndication Subsidiaries.

“Permitted Investments” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

(e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above; and

(f) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Permitted Joint Venture Subsidiary” shall mean a partially owned Subsidiary pursuant to which the Borrower or such Subsidiary conducts a Permitted Joint Venture.

“Permitted Joint Ventures” shall mean (a) acquisitions (by merger, purchase, lease (including any lease that contains upfront payments or buy out options) or otherwise), not constituting Permitted Acquisitions, by Parent, the Borrower or any of the Subsidiaries of interests in any of the assets of, or shares of the capital stock of or other Equity Interests in, a person or division or line of business of any person engaged in the same business as the Borrower and the Subsidiaries or in a related business, (b) sales, issuances or other transfers of securities of a Subsidiary to a person other than a Loan Party if after such sale, issuance or other transfer, such Subsidiary shall meet the applicable requirements of the definition of “Permitted Joint Venture Subsidiary” or (c) other investments in and loans and advances to Permitted Joint Venture Subsidiaries; provided that (x) no Default or Event of Default shall have occurred and be continuing and (y) except for the Permitted Joint Ventures listed on Schedule 1.01(e), to the extent the aggregate value of the investments, loans and advances made by Parent, the Borrower and the Subsidiaries in (including assets transferred to) any Permitted Joint Venture, in each case, measured as of the date of each such investment, loan or advance (net of any repayments or return of capital in respect thereof actually received in cash by Parent, the Borrower or the Subsidiaries (net of applicable Taxes) after the Original Closing Date) (the “Net Investment Amount”), when added to the aggregate Net Investment Amounts of all Permitted Joint Ventures consummated after the Original Closing Date, would exceed $1,000,000,000, the Payment Conditions would be satisfied.

“Permitted Syndication Subsidiary” shall mean a partially owned Subsidiary of the Borrower which, after giving effect to a Permitted Syndication Transaction, owns, leases or operates the Hospital which is the subject of such Permitted Syndication Transaction.

“Permitted Syndication Transaction” shall have the meaning assigned to such term in Section 6.05(b).

“Permitted Syndication Transaction Partner” shall mean one or more persons (other than Parent, the Borrower or any Subsidiary) that owns a minority interest in a Permitted Syndication Subsidiary.

“person” or “Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, sponsored, maintained or contributed to by the Borrower or any ERISA Affiliate.

“Practice Guarantees” shall mean admitting physician practice guarantees pursuant to which Parent, the Borrower or any of the Subsidiaries guarantees to pay an admitting physician on the medical staff of a Hospital the difference between such admitting physician’s monthly net revenue from professional fees and a minimum monthly guaranteed amount.

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Prior Claims” shall mean all Liens created by applicable law (in contrast with Liens voluntarily granted) that rank prior to or pari passu with the Liens of the Collateral Agent created under the Security Documents (or similar Liens under applicable law), against all or part of the assets of any Loan Party, including for amounts owing for wages, vacation pay, severance pay, employee source deductions and contributions, goods and services taxes, sales taxes, harmonized sales taxes, municipal taxes, income taxes, VAT, workers’ compensation, unemployment insurance, pension plan or fund obligations (including pension plan deficits) or other statutory deemed trusts or overdue rents.

“Pro Rata Percentage” of any Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender’s Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments.

“Protective Advance” shall have the meaning assigned to such term in Section 2.01(b).

“Protective Advance Exposure” shall mean, at any time, the sum of the principal amounts of all outstanding Protective Advances at such time. The Protective Advance Exposure of any Lender at any time shall equal its Pro Rata Percentage of the aggregate Protective Advance Exposure at such time.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.23.

“Qualified Capital Stock” of any person shall mean any Equity Interest of such person that is not Disqualified Stock.

“Received Exercise Proceeds Amount” shall mean, as at any date of determination, an amount equal to (a) the aggregate net cash proceeds received by the Borrower in respect of any issuance of Equity Interests to employees or directors after the Original Closing Date, including payments in connection with the exercise of stock options, minus (b) the aggregate amount of all Restricted Payments made in reliance on Section 6.06(a)(viii) of this Agreement or the Existing Credit Agreement prior to such date.

“Reference Time” with respect to any setting of the then-current Benchmark shall mean (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m., Chicago time, on the day that is two Business Days preceding the date of such setting, (2) if the RFR for such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting or (3) if such Benchmark is neither the Term SOFR Rate nor Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Relevant Governmental Body” means, the Board and/or the NYFRB, as applicable, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.

“Replacement Revolving Credit Facility” shall have the meaning assigned to such term in Section 2.25(d).

“Required Lenders” shall mean, at any time, Lenders having Loans, L/C Exposure and unused Revolving Credit Commitments representing more than 50% of the sum of all Loans outstanding, L/C Exposure and unused Revolving Credit Commitments at such time; provided that the Revolving Loans, L/C Exposure and unused Revolving Credit Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any person shall mean any executive officer, executive vice president or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restatement Agreement” shall mean the Amendment and Restatement Agreement dated as of November 22, 2021, among the Borrower, Parent, the other Loan Parties party thereto, the Lenders and the Issuing Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

“Restatement Date” shall mean November 22, 2021.

“Restricted Indebtedness” shall mean Indebtedness of Parent, the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property (other than Qualified Capital Stock of the person making such dividend or distribution)) with respect to any Equity Interests in Parent, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property (other than Qualified Capital Stock of the person making such dividend or distribution)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Parent, the Borrower or any Subsidiary (other than, in each case, capital contributions to, or the purchase of Equity Interests in, any Subsidiary).

“Revolving Accession Agreement” shall have the meaning assigned to such term in Section 2.26(a).

“Revolving Credit Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder (and to acquire participations in Letters of Credit and Protective Advances as provided for herein) as set forth on Schedule 2.01 to this Agreement or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.26 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Revolving Credit Commitment Increase” shall have the meaning assigned to such term in Section 2.26(a).

“Revolving Credit Commitment Increase Amendment” shall have the meaning assigned to such term in Section 2.26(a).

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s L/C Exposure, plus the aggregate amount at such time of such Lender’s Protective Advance Exposure.

“Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(b).

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.

“S&P” shall mean Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, or any successor to its rating agency business.

“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of any Sanctions (which, as of the date of this Agreement, includes Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Country or (c) any Person owned or Controlled by any such Person or Persons.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom.

“SEC” shall mean the U.S. Securities and Exchange Commission or any Governmental Authority succeeding to any or all of its functions.

“Secured Net Leverage Ratio” shall mean, on any date, the ratio of (a) (i) Total Secured Debt minus (ii) the aggregate amount of unrestricted cash, cash equivalents and Permitted Investments that is included on the consolidated balance sheet of Parent, the Borrower and the Subsidiaries on such date, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.04(a) or (b) of this Agreement or the Existing Credit Agreement. In any period of four consecutive fiscal quarters in which any Permitted Acquisition or any Significant Asset Sale occurs, the Secured Net Leverage Ratio shall be determined on a pro forma basis in accordance with Section 1.03.

“Secured Net Leverage Ratio Condition” shall mean, on any date, after giving pro forma effect to any Specified Transaction to occur on such date as contemplated by Section 1.03, that the Secured Net Leverage Ratio shall not be greater than 4.00 to 1.0.

“Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12 or 9.20.

“Senior Note Indenture” shall mean each indenture under which Senior Notes are issued, as the same may be amended, restated, substituted, replaced, refinanced, supplemented or otherwise modified from time to time in accordance with Section 6.01(a).

“Senior Notes” shall mean the 2025 Notes, the 2026 Notes and the 2027 Notes, in each case, as the same may be amended, restated, substituted, replaced, refinanced, supplemented or otherwise modified from time to time in accordance with Section 6.01(a).

“Senior-Priority Collateral Agent” shall have the meaning assigned to such term in the ABL Intercreditor Agreement.

“Significant Asset Sale” shall mean the sale, transfer, lease or other disposition by Parent, the Borrower or any Subsidiary to any person other than the Borrower or a Subsidiary Guarantor of all or substantially all of the assets of, or a majority of the Equity Interests in, a person, or a division or line of business or other business unit of a person.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” shall have the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” shall have the meaning specified in the definition of “Daily Simple SOFR”.

“SPC” shall have the meaning assigned to such term in Section 9.04(i).

“Specified Event of Default” shall mean, collectively, any Event of Default referred to in paragraph (a) (solely with respect to a representation, warranty or statement contained in a Borrowing Base Certificate), (b), (c), (d) (with respect to Section 5.04(d), Section 5.16 or Section 6.13), (g) or (h) of Article VII.

“Specified Transaction” shall mean (a) the consummation of a Permitted Acquisition or other acquisition permitted pursuant to Section 6.04, (b) the investment in a Permitted Joint Venture or an Unrestricted Subsidiary or (c) the incurrence or assumption of Indebtedness pursuant to Section 6.01(m) or (v) and the use of proceeds thereof.

“Spinout Subsidiary” shall mean an Unrestricted Subsidiary that is formed for the purpose of acquiring property of Parent, the Borrower or any Subsidiary in connection with a Spinout Transaction.

“Spinout Transaction” shall mean, collectively, any series or combination of contributions, distributions and/or other transfers by Parent, the Borrower and/or any Subsidiary of property (including Equity Interests) owned by it to any Spinout Subsidiary (or to a Subsidiary in contemplation of the further contribution, distribution or other transfer of such property to any Spinout Subsidiary) and the ultimate distribution of the Equity Interests of an Ultimate Spinout Subsidiary to the equity holders of Parent; provided that (i) the aggregate Consolidated EBITDA attributable to all such property (including Equity Interests) so contributed, distributed or transferred (determined for each such contribution, distribution or other transfer at the time thereof and for the period of four consecutive fiscal quarters most recently ended on or prior to the date of the relevant contribution, distribution or other transfer for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.04(a) or (b) of this Agreement or the Existing Credit Agreement) shall not exceed in the aggregate for all such contributions, distributions and other transfers 15.0% of Consolidated EBITDA of Parent, the Borrower and the Subsidiaries for such period and (ii) after giving effect to such Spinout Transaction and the repayment of any Indebtedness in connection therewith, the Payment Conditions shall be satisfied.

“subsidiary” shall mean, as to any person, a corporation, partnership or other entity of which Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, or the management of which is otherwise Controlled, directly or indirectly, or both, by such person.

“Subsidiary” shall mean any subsidiary of the Borrower; provided, however, that Unrestricted Subsidiaries shall be deemed not to be Subsidiaries for any purpose of this Agreement or the other Loan Documents.

“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement pursuant to Section 5.12 (it being understood and agreed that no (i) Foreign Subsidiary, (ii) Non-Significant Subsidiary, (iii) Permitted Syndication Subsidiary, (iv) [reserved], (v) Captive Insurance Subsidiary, (vi) Permitted Joint Venture Subsidiary or (vii) Subsidiary listed on Schedule 1.01(f), shall, in any case, be required to enter into the Guarantee and Collateral Agreement pursuant to Section 5.12, unless the Borrower elects to make any such Permitted Joint Venture Subsidiary a Subsidiary Guarantor).

“Supermajority Lenders” shall mean, at any time, Lenders having Loans outstanding, L/C Exposure and unused Revolving Credit Commitments representing more than 66 2/3% of the sum of all Loans outstanding, L/C Exposure and unused Revolving Credit Commitments at such time; provided that the Loans outstanding, L/C Exposure and unused Revolving Credit Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders.

“Supported QFC” shall have the meaning assigned to such term in Section 9.23.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Syndication Proceeds” shall have the meaning assigned to such term in Section 6.05(b).

“Syndication Transaction” shall mean a transaction (or series of transactions) whereby the Borrower or a Subsidiary sells, transfers or otherwise disposes of part, but not all, of its interest in a Subsidiary that owns, leases or operates a Hospital to one or more third parties or of its interest in a Hospital to a partially owned Subsidiary.

“Synthetic Lease” shall mean, as to any person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which Parent, the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than Parent, the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Parent, the Borrower or the Subsidiaries (or to their heirs and estates) shall be deemed to be a Synthetic Purchase Agreement.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Benchmark” when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term SOFR Determination Day” shall have the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” shall mean, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” shall mean, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm, New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Term Loan Additional Secured Debt” shall mean Indebtedness which (a) is issued, incurred, created, assumed or guaranteed by any Loan Party, (b) is not an obligation of, or otherwise Guaranteed by, any Subsidiary of Parent that is not a Loan Party, (c) is not secured by any Lien on any asset of Parent, the Borrower or any Subsidiary other than any asset constituting Collateral (which Liens on the ABL Priority Collateral shall be junior to the Liens securing the Obligations), (d) does not amortize at a rate per annum in excess of 1.00% during any period of four consecutive fiscal quarters commencing on or after the date such Term Loan Additional Secured Debt is incurred by any Loan Party, (e) is subject to the ABL Intercreditor Agreement and (f) is issued, incurred, created or assumed (i) to finance, or otherwise in connection with, a Permitted Acquisition or (ii) in order to extend, renew, refinance or replace existing Term Loan Additional Secured Debt, provided that (A) the principal amount of such Term Loan Additional Secured Debt is not increased (except by an amount not to exceed (1) the amount of unpaid accrued interest and premium on the existing Term Loan Additional Secured Debt so extended, renewed, refinanced or replaced, plus (2) other reasonable amounts paid and fees and expenses incurred in connection with such extension, renewal, refinancing or replacement) and (B) neither the final maturity nor the weighted average life to maturity of such Term Loan Additional Secured Debt is decreased thereby.

“Term Loan Additional Secured Debt Obligations” shall mean the obligations of the Loan Parties in respect of any Term Loan Additional Secured Debt.

“Term Loan/Notes Priority Collateral” shall have the meaning specified in the ABL Intercreditor Agreement.

“Test Period” shall mean, at any time, the four consecutive fiscal quarters of Parent then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to Section 5.04(a) or (b) of this Agreement or the Existing Credit Agreement.

“Total Assets” shall mean, as of any date, the total consolidated assets of Parent and its Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of Parent and its Subsidiaries, determined on a pro forma basis in accordance with Section 1.03.

“Total Reserves” shall mean, at any time, an amount equal to the sum of (a) dilution reserves, (b) reserves for Prior Claims and (c) such additional reserves against the Borrowing Base in such amounts and with respect to such matters as the Administrative Agent may, in the exercise of its Permitted Credit Judgment, establish from time to time upon at least five Business Days’ written notice to the Borrower.

“Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. As of the Restatement Date, the Total Revolving Credit Commitment is $1,000,000,000.

“Total Secured Debt” shall mean, at any time the total Indebtedness of Parent, the Borrower and the Subsidiaries at such time (excluding (i) Indebtedness of the type described in clause (h) of the definition of such term or under performance or surety bonds, in each case except to the extent of any unreimbursed drawings thereunder and (ii) Indebtedness of the type described in clauses (c), (d), (e), (i) and (k) of the definition of such term) that is secured by Liens on any property or asset of Parent, the Borrower and the Subsidiaries at such time.

“Transactions” shall mean the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Transferred Account” shall mean an Account that is owed to an Originating Subsidiary and from time to time sold to CHS Receivables Funding, LLC pursuant to the Accounts Sale Agreement.

“Triad” shall mean Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.), a Delaware corporation and a wholly owned Subsidiary of the Borrower.

“Type”, when used in respect of any Loan or Borrowing, shall refer to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate or the Alternate Base Rate.

“UK Financial Institutions” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Ultimate Spinout Subsidiary” shall mean a Spinout Subsidiary or other Subsidiary the Equity Interests of which are (or are intended to be, as the context may require) distributed to the equity holders of Parent.

“Unbilled Account” shall mean an Account in respect of which the services have been rendered to the relevant customer or patient and rights to payment thereon have accrued, but the invoice has not been rendered to the applicable Account Debtor.

“Unrestricted Subsidiary” shall mean any Subsidiary organized or acquired directly or indirectly by Parent after the Original Closing Date that Parent designates as an “Unrestricted Subsidiary” by written notice to the Administrative Agent; provided that, no Default or Event of Default shall have occurred and be continuing or would result from such designation. No Unrestricted Subsidiary may own any Equity Interests of a Subsidiary; provided that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Parent may redesignate any Unrestricted Subsidiary as a “Subsidiary” by written notice to the Administrative Agent and by complying with the applicable provisions of Section 5.12.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.23.

“U.S. Tax Compliance Certificate” has the meaning assigned to it in Section 2.20(e)(ii)(B)(3).

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“wholly owned Subsidiary” of any person shall mean a subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such person or one or more wholly owned Subsidiaries of such person or by such person and one or more wholly owned Subsidiaries of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party or the Administrative Agent.

“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, amended and restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall at all times be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

SECTION 1.03. Pro Forma Calculations. With respect to any period of four consecutive fiscal quarters during which any Permitted Acquisition, other acquisition permitted pursuant to Section 6.04, Significant Asset Sale or Spinout Transaction occurs, the Secured Net Leverage Ratio and, without duplication, Consolidated EBITDA shall, for all purposes set forth herein (other than for purposes of calculating the Consolidated Fixed Charge Coverage Ratio), be calculated with respect to such period on a pro forma basis after giving effect to such Permitted Acquisition, acquisition, Significant Asset Sale, Transaction or Spinout Transaction (and any related repayment of Indebtedness) (including, without duplication, (a) all pro forma adjustments permitted or required by Article 11 of Regulation S-X under the Securities Act of 1933, as amended, (b) pro forma adjustments for designation of any Subsidiary as an Unrestricted Subsidiary and any Unrestricted Subsidiary as a Subsidiary in accordance with the definition of “Unrestricted Subsidiary” (a “Subsidiary Designation”), and (c) pro forma adjustments for cost savings and synergies (net of continuing associated expenses) to the extent such cost savings and synergies are reasonably identifiable, reasonably supportable, are expected to have a continuing impact and have been realized or are reasonably expected to be realized within 12 months following any such Permitted Acquisition or acquisition (which cost savings and synergies shall be calculated on a pro forma basis as though they had been realized on the first day of such period); provided that at the election of Parent, such pro forma adjustment shall not be required to be determined for any Permitted Acquisition or other acquisition if the aggregate consideration paid in connection with such acquisition is less than $100,000,000; provided further that all such adjustments shall be set forth in a reasonably detailed certificate of a Financial Officer of Parent), assuming, for purposes of making such calculations, such Permitted Acquisition, Subsidiary Designation, acquisition permitted pursuant to Section 6.04, Significant Asset Sale or Spinout Transaction (and related repayment of Indebtedness), and any other Permitted Acquisitions, Significant Asset Sales and Spinout Transactions (and related repayment of Indebtedness) that have been consummated during the period, had been consummated on the first day of such period; provided, further, that the aggregate amount added to or included in Consolidated EBITDA above in respect of synergies for any period of four consecutive fiscal quarters shall not exceed an amount equal to 10% of Consolidated EBITDA, calculated on a pro forma basis in accordance with this Section 1.03 after giving effect to such addition and any other prior additions in respect of such period pursuant to this Section 1.03. In addition, solely for purposes of determining whether a Specified Transaction is permitted hereunder (including whether such Specified Transaction would result in a Default or Event of Default and whether the Secured Net Leverage Ratio Condition would be met), the Secured Net Leverage Ratio shall be calculated on a pro forma basis as provided in the preceding sentence.

SECTION 1.04. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term Benchmark Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Term Benchmark Borrowing”).

SECTION 1.05. Excluded Swap Obligations. (a) Notwithstanding any provision of this Agreement or any other Loan Document, no Guarantee by any Loan Party under any Loan Document shall include a Guarantee of any Obligation that, as to such Loan Party, is an Excluded Swap Obligation and no Collateral provided by any Loan Party shall secure any Obligation that, as to such Loan Party, is an Excluded Swap Obligation. In the event that any payment is made by, or any collection is realized from, any Loan Party as to which any Obligations are Excluded Swap Obligations, or from any Collateral provided by such Loan Party, the proceeds thereof shall be applied to pay the Obligations of such Loan Party as otherwise provided herein without giving effect to such Excluded Swap Obligations and each reference in this Agreement or any other Loan Document to the ratable application of such amounts as among the Obligations or any specified portion of the Obligations that would otherwise include such Excluded Swap Obligations shall be deemed so to provide.

(b) The following terms shall for purposes of this Section 1.05 have the meanings set forth below:

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, the Guarantee by such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

SECTION 1.06. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.08(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

SECTION 2.01. Revolving Credit Commitments; Protective Advances. (a)Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly to make Revolving Loans to the Borrower in dollars, at any time and from time to time after the Restatement Date until the earlier of the Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment or (ii) the Aggregate Revolving Credit Exposure exceeding the Line Cap. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans.

(b) (i) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrower and the Lenders, from time to time after the Restatement Date until the earlier of the Maturity Date and the termination of the Revolving Credit Commitments, in the Administrative Agent’s sole discretion (but without any obligation) to make Loans to the Borrower, on behalf of all Lenders, which the Administrative Agent, in its Permitted Credit Judgment, deems necessary or desirable (x) to preserve or protect the Collateral, or any portion thereof, (y) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations or (z) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees and expenses as described in Section 9.05) and other sums payable under the Loan Documents (any such Loans being referred to herein as “Protective Advances”); provided that no Protective Advance shall be made if after giving effect thereto (A) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment or (B) the aggregate principal amount of the outstanding Protective Advances would exceed the lesser of (1) $50,000,000 and (2) 5.0% of the Line Cap in effect at the time of the making of such Protective Advance. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall constitute Obligations hereunder and shall be guaranteed and secured as provided in the Security Documents. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. The Administrative Agent may at any time (I) subject to the limitations set forth in Section 2.01(a) and to the satisfaction of the conditions set forth in Section 4.02, request, on behalf of the Borrower, the Lenders to make ABR Revolving Loans to the Borrower to repay any Protective Advance made to the Borrower or (II) require the Lenders to acquire participations in any Protective Advance as provided in paragraph (b)(ii) of this Section.

(ii) The Administrative Agent may by notice given not later than 12:00 noon, New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Protective Advances outstanding. Such notice shall specify the aggregate amount of Protective Advances in which the Lenders will be required to participate and each Lender’s Applicable Percentage of such Protective Advances. Each Lender hereby absolutely and unconditionally agrees to pay, promptly upon receipt of notice as provided above (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day, no later than 5:00 p.m., New York City time, on such Business Day and if received after 12:00 noon, New York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to the Administrative Agent such Lender’s Pro Rata Percentage of such Protective Advances. Each Lender acknowledges and agrees that its obligation to acquire participations in Protective Advances pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including nonsatisfaction of any of the conditions precedent set forth in Section 4.02, the occurrence and continuance of a Default or any reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02 with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph). Any amounts received by the Administrative Agent from the Borrower (or other person on behalf of the Borrower) in respect of a Protective Advance after receipt by the Administrative Agent of the proceeds of a sale of participations therein shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph to the extent of their interests therein; provided that any such payment so remitted shall be repaid to the Administrative Agent if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Protective Advance pursuant to this paragraph shall not constitute a Loan and shall not relieve the Borrower of its obligation to repay such Protective Advance.

SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.01(b) or Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $3,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

(b) Subject to Sections 2.01(b), 2.02(f), 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Term Benchmark Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten (or such greater number as may be agreed to by the Administrative Agent) Term Benchmark Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings. Each Protective Advance shall be an ABR Loan.

(c) Except with respect to Loans made pursuant to Section 2.01(b) or Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall not repay to the Administrative Agent such corresponding amount within three Business Days after demand by the Administrative Agent, then the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing, on demand, from the Borrower. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Term Benchmark Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(f) If an Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.23(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such L/C Disbursement (it being understood that (i) if the conditions precedent to borrowing set forth in Sections 4.02(b) and (c) have been satisfied, such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and, to the extent of such payment, the obligations of the Borrower in respect of such L/C Disbursement shall be discharged and replaced with the resulting ABR Revolving Credit Borrowing, and (ii) if such conditions precedent to borrowing have not been satisfied, then any such amount paid by any Lender shall not constitute a Loan and shall not relieve the Borrower from its obligation to reimburse such L/C Disbursement), and the Administrative Agent will promptly pay to such Issuing Bank amounts so received by it from the Lenders. The Administrative Agent will promptly pay to the applicable Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.23(e) prior to the time that any Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Lenders that shall have made such payments and to the applicable Issuing Bank, as their interests may appear. If any Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of such Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.01(b) or Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Term Benchmark Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing (or, in the case of a Borrowing to be made on the Restatement Date, such shorter period prior to the Restatement Date as the Administrative Agent may agree in its sole discretion), and

(b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of a proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery, facsimile, or electronic transmission of a “pdf” or similar copy to the Administrative Agent of an executed written Borrowing Request and shall specify the following information: (i) whether such Borrowing is to be a Term Benchmark Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Term Benchmark Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Term Benchmark Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date and (ii) to the Administrative Agent the then unpaid principal amount of each Protective Advance made to the Borrower on the earlier of the Maturity Date, the 30th day after such Protective Advance is made and the date on which payment thereof shall be demanded by the Administrative Agent.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

(f) Upon the commencement and during the continuance of a Cash Dominion Period (i) the Administrative Agent may (and, at the written direction of the Required Lenders shall) instruct any or each depositary bank with which any Loan Party shall have any deposit account and which is party to any Control Agreement to transfer on each Business Day (or with such other frequency as shall be specified by the Administrative Agent) to one or more accounts of the Administrative Agent or any of its Affiliates specified by it (collectively, the “Administrative Agent Accounts”) all funds then on deposit in the deposit account or deposit accounts of any Loan Party subject to such Control Agreement; provided that the Administrative Agent shall not be required to give such instructions with respect to one or more of such deposit accounts if, and to the extent that, the Administrative Agent shall have determined that the aggregate amount of funds that would otherwise be required to be transferred pursuant to instructions given in accordance with this clause (i) on any Business Day would exceed the aggregate principal amount of Loans (including Protective Advances) and L/C Exposure (other than L/C Exposure that shall have been theretofore cash collateralized in accordance with Section 2.22(j)) outstanding on such Business Day; and (ii) on each Business Day immediately following the day of receipt by the Administrative Agent of any funds pursuant to a transfer referred to in clause (i) above, the Administrative Agent shall, subject to Section 5.16(d), apply the amounts so received first, to prepay Protective Advances made to the Borrower, second, to prepay Revolving Loans made to the Borrower, and third, to cash collateralize in accordance with Section 2.22(j) outstanding L/C Exposure attributable to Letters of Credit issued for the account of the Borrower and, following such application thereof, shall remit the remaining funds, if any, to the applicable Loan Party; provided, further, that upon the occurrence and during the continuance of an Event of Default, at the Administrative Agent’s election, such funds may be applied as provided in Section 5.02 of the Guarantee and Collateral Agreement (and, pending such application, may be held as cash collateral). The Borrower hereby directs the Administrative Agent to apply its funds as so specified and authorizes the Administrative Agent to determine the order of application of such funds as among the individual Borrowings and L/C Exposures of the Borrower. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in such Borrowing.

SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to the Applicable Commitment Fee Rate per annum on the daily unused amount of the Revolving Credit Commitment of such Lender beginning on the Restatement Date and during the preceding quarter (or other period ending with the Maturity Date, or the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”).

(c) The Borrower agrees to pay (i) to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an “L/C Participation Fee”) calculated on such Lender’s Pro Rata Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) beginning on the Restatement Date and during the preceding quarter (or shorter period ending with the Maturity Date, or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Term Benchmark Loans pursuant to Section 2.06, and (ii) to each Issuing Bank with respect to each Letter of Credit issued by it, a fronting fee, which shall accrue, beginning on the Restatement Date, at a rate of 0.125% per annum (or such other amount agreed by any individual Issuing Bank), as well as the standard issuance and drawing fees specified from time to time by such Issuing Bank (“Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the applicable Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

(b) Subject to the provisions of Section 2.07, the Loans comprising each Term Benchmark Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

(c) Subject to the provisions of Section 2.07, each RFR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Percentage in effect from time to time.

(d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, Adjusted Daily Simple SOFR or Adjusted Term SOFR Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07. Default Interest. If the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder, by acceleration or otherwise, or under any other Loan Document, then, until such defaulted amount shall have been paid in full, to the extent permitted by law, such defaulted amount shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Revolving Loan plus 2.00% per annum.

SECTION 2.08. Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.08, if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Simple SOFR or Daily Simple SOFR; or

(ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, facsimile or electronic mail as promptly as practicable thereafter and, until

(x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.10 or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.08(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.08(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.08(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.10 or a new Borrowing Request in accordance with the terms of Section 2.03, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.08(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.08(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. Notwithstanding anything to the contrary herein or in any other Loan Document, and to the extent administratively and operationally feasible, the Administrative Agent shall use commercially reasonable efforts to ensure that any Benchmark Replacement could not reasonably be determined to be a “significant modification” (and therefore a deemed exchange) of this Agreement for purposes of Section 1.1001-3 of the United States Treasury Regulations, if the Borrower determines that any such deemed exchange would cause the Borrower, or its direct or indirect beneficial owners, any material adverse tax consequences; provided that the Administrative Agent shall not be required to take any action under this provision that would cause the Administrative Agent or the Lenders any commercially unreasonable burden as reasonably determined in good faith by the Administrative Agent.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.08, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.08.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (a) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (b) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (a) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (b) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a borrowing of or conversion to (A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.08, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

SECTION 2.09. Termination and Reduction of Commitments. (a) The Revolving Credit Commitments shall automatically terminate on the Maturity Date. The L/C Commitment shall automatically terminate on the earlier to occur of (i) the termination of the Revolving Credit Commitments and (ii) the date that is 10 Business Days prior to the Maturity Date.

(b) Upon at least three Business Days’ prior written or facsimile notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $3,000,000, and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time. Each notice delivered by the Borrower pursuant to this Section 2.09 shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or any other event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 11:00 a.m., New York City time, on the date of conversion, to convert any Term Benchmark Borrowing into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Term Benchmark Borrowing or to continue any Term Benchmark Borrowing as a Term Benchmark Borrowing for an additional Interest Period, and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Term Benchmark Borrowing to another permissible Interest Period, subject in each case to the following:

(i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Term Benchmark Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(iv) if any Term Benchmark Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(v) any portion of a Borrowing of any Loans maturing or required to be repaid in less than one month may not be converted into or continued as a Term Benchmark Borrowing;

(vi) any portion of a Term Benchmark Borrowing that cannot be converted into or continued as a Term Benchmark Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

(vii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Term Benchmark Loan.

Each Interest Election Request pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Term Benchmark Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Term Benchmark Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Term Benchmark Borrowing, then, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into an ABR Borrowing. This Section 2.10 shall not apply to Protective Advances, which may not be converted or continued.

SECTION 2.11. [Reserved].

SECTION 2.12. Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or facsimile notice (or telephone notice promptly confirmed by written or facsimile notice) in the case of Term Benchmark Loans, at least five Business Days’ prior written or facsimile notice (or telephone notice promptly confirmed by written or facsimile notice) in the case of RFR Loans, or written or facsimile notice (or telephone notice promptly confirmed by written or facsimile notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $3,000,000.

(b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or any other event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this

Section 2.12 (other than prepayments of ABR Revolving Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.13. Mandatory Prepayments. (a) In the event of the termination of all the Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings and replace all outstanding Letters of Credit or cash collateralize all outstanding Letters of Credit in accordance with the procedures set forth in Section 2.23(j), in each case outstanding under this Agreement.

(b) In the event of any partial reduction of the Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (y) if the Aggregate Revolving Credit Exposure would exceed the aggregate Commitments after giving effect to such reduction, then the Borrower shall, on the date of such reduction, first, repay or prepay Revolving Loans and second, replace outstanding Letters of Credit under this Agreement or cash collateralize outstanding Letters of Credit under this Agreement in accordance with the procedures set forth in Section 2.23(j), in an aggregate amount sufficient to eliminate such excess.

(c) In the event that at any time the Aggregate Revolving Credit Exposure exceeds the Line Cap, the Borrower shall, without notice or demand, within one Business Day, first, repay or prepay Revolving Loans and second, replace outstanding Letters of Credit under this Agreement or cash collateralize outstanding Letters of Credit under this Agreement in accordance with the procedures set forth in Section 2.23(j), in an aggregate amount sufficient to eliminate such excess.

SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or an Issuing Bank (except any such reserve requirement which is reflected in the Adjusted Term SOFR Rate), (ii) impose on such Lender or such Issuing Bank or the London interbank market any other condition (other than Taxes) affecting this Agreement or Term Benchmark Loans made by such Lender or any Letter of Credit or participation therein or (iii) subject any Lender or Issuing Bank to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liability or capital attributable thereto, and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining any Term Benchmark Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, from time to time such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or an Issuing Bank shall have determined that any Change in Law regarding capital adequacy or liquidity has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by an Issuing Bank pursuant hereto to a level below that which such Lender or such Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy or liquidity) by an amount deemed by such Lender or such Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank the amount shown as due on any such certificate delivered by it within 30 days after its receipt of the same.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender or an Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender or such Issuing Bank knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender and each Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Term Benchmark Loan or to give effect to its obligations as contemplated hereby with respect to any Term Benchmark Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i) such Lender may declare that Term Benchmark Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Term Benchmark Loans, whereupon any request for a Term Benchmark Borrowing (or to convert an ABR Borrowing to a Term Benchmark Borrowing or to continue a Term Benchmark Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Term Benchmark Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Term Benchmark Loans made by it be converted to ABR Loans, in which event all such Term Benchmark Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Term Benchmark Loans that would have been made by such Lender or the converted Term Benchmark Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Term Benchmark Loans.

(b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Term Benchmark Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Term Benchmark Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

SECTION 2.16. Indemnity. (a) The Borrower shall indemnify each Lender against any loss or expense (but not against any lost profits) that such Lender may sustain or incur as a consequence of (i) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (x) such Lender receiving or being deemed to receive any amount on account of the principal of any Term Benchmark Loan prior to the end of the Interest Period in effect therefor (including, for the avoidance of doubt, in the case of an assignment pursuant to Section 2.21 or Section 9.04(j)), (y) the conversion of any Term Benchmark Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Term Benchmark Loan, in each case other than on the last day of the Interest Period in effect therefor, or (z) any Term Benchmark Loan to be made by such Lender (including any Term Benchmark Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (ii) any default in the making of any payment or prepayment of any Term Benchmark Loan required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (x) its cost of obtaining funds for the Term Benchmark Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (y) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.12 and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.21, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17. Pro Rata Treatment. Except as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments of an applicable class (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (excluding means expressly contemplated elsewhere in this Agreement), obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower and Parent expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and Parent to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the applicable Issuing Bank) shall be made to the Administrative Agent at its designated offices. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

(c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower does not in fact make such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, and to pay interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).

SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable law. If the Borrower or any other Loan Party shall be required to deduct or withhold any Tax from such payment, then (i) if such Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.

(c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto; provided that the Borrower shall not be obligated to so indemnify any Lender, the Administrative Agent or any Issuing Bank in respect of interest or penalties attributable to any Indemnified Taxes or Other Taxes to the extent that such interest or penalties resulted solely from the gross negligence or willful misconduct of the Administrative Agent or such Lender or the Issuing Bank. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on behalf of itself, a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under this Agreement or any Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate and as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient), on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) an executed copy of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner; and

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) If a payment made to a Lender under this Agreement or any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such other time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) Each Lender agrees that if any documentation it previously delivered pursuant to this Section 2.20(e) expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that this paragraph (f) shall not create any additional obligation of the Borrower hereunder. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) For purposes of this Section 2.20, the term “Lender” includes any Issuing Bank.

SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or an Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or an Issuing Bank delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or an Issuing Bank pursuant to Section 2.20, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, (v) any Lender refuses to consent to any Loan Modification Offer, and such Loan Modification Offer is consented to by Lenders holding a majority in interest of the Affected Class or (vi) any Lender becomes a Defaulting Lender, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank, as the case may be, and the Administrative Agent, require such Lender or such Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv), (v) or (vi) above, all of its interests, rights and obligations with respect to the Loans or Commitments that are the subject of the related consent, amendment, waiver or other modification or in respect of which such Lender is a Defaulting Lender, as the case may be) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iv) or (v) above, shall consent to such requested amendment, waiver or other modification of any Loan Document (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent and the Issuing Banks, which consents shall not unreasonably be withheld or delayed, and (z) the Borrower or such Eligible Assignee shall have paid to the affected Lender or Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans and L/C Disbursements of such Lender or Issuing Bank, respectively, plus all Fees (except, in the case of a Defaulting Lender, any Fees not required to be paid to such Defaulting Lender pursuant to the express provisions of this Agreement) and other amounts accrued for the account of such Lender or Issuing Bank hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16); provided, further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or Issuing Bank’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or such Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or such Issuing Bank pursuant to paragraph (b) below), or if such Lender or Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification or shall cease to be a Defaulting Lender, as the case may be, then such Lender or Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a).

(b) If (i) any Lender or an Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or an Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or an Issuing Bank or any Governmental Authority on account of any Lender or an Issuing Bank pursuant to Section 2.20, then such Lender or such Issuing Bank shall use reasonable efforts (which shall not require such Lender or such Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or an Issuing Bank in connection with any such filing or assignment, delegation and transfer.

SECTION 2.22. [Reserved].

SECTION 2.23. Letters of Credit. (a) General. Subject to the terms and conditions herein set forth, the Borrower may request the issuance of a standby Letter of Credit for its own account or for the account of any of the Subsidiaries (in which case the Borrower and such Subsidiary shall be co-applicants with respect to such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time while the L/C Commitment remains in effect. This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement, including any obligation to issue any Letter of Credit the proceeds of which would be made available to any Person in violation of Section 5.08. Notwithstanding anything to the contrary contained in this Section 2.23 or elsewhere in this Agreement, (i) in the event that a Lender is a Defaulting Lender, no Issuing Bank shall be required to issue any Letter of Credit unless such Issuing Bank has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such Issuing Bank’s risk with respect to the participation in Letters of Credit by all such Defaulting Lenders, including by cash collateralizing each such Defaulting Lender’s Pro Rata Percentage of the applicable L/C Exposure, and (ii) if agreed to between the Borrower and any Issuing Bank in writing, the obligation of such Issuing Bank (and its Affiliates) to issue or extend any Letters of Credit under this Agreement may be terminated (in whole or in part) as provided therein. Each Letter of Credit issued pursuant to the Existing Credit Agreement shall from and after the Restatement Date be deemed to have been issued under this Agreement.

(b) Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or to amend or extend an existing Letter of Credit), the Borrower shall hand deliver, facsimile or electronically deliver a “pdf” or similar copy to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension in accordance with the customary procedures (including advance notice requirements) of the applicable Issuing

Bank) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, the date of issuance, amendment or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. Each of the Borrower and any Subsidiary co-applicants are responsible for the final text of the Letter of Credit as issued by Issuing Bank, irrespective of any assistance Issuing Bank may provide such as drafting or recommending text or by Issuing Bank’s use or refusal to use text submitted by the Borrower. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if, and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment or extension (i) the L/C Exposure shall not exceed $200,000,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Line Cap. No Issuing Bank shall be required to issue any Letter of Credit if, after giving effect thereto, the aggregate amount of L/C Exposure attributable to Letters of Credit issued by such Issuing Bank would exceed such Issuing Bank’s L/C Commitment (but, for the avoidance of doubt, any Issuing Bank may in its sole discretion agree to issue Letters of Credit in excess of its L/C Commitment).

(c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided, however, that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be extended automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable expiration date that such Letter of Credit will not be extended.

(d) Participations.

(i) By the issuance of a Letter of Credit and without any further action on the part of any Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Bank, such Lender’s Pro Rata

Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(ii) If any L/C Exposure exists at the time a Lender becomes a Defaulting Lender then:

(A) The L/C Exposure (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.23(d) and 2.23(f)) of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Percentages but only to the extent that the sum of all Non-Defaulting Lenders’ Revolving Exposures after giving effect to such reallocation would not exceed the sum of all Non-Defaulting Lenders’ Commitments;

(B) if the Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Exposure in accordance with the procedures set forth in Section 2.23(j) for the benefit of the Issuing Banks, the Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.05(c) with respect to such portion of such Defaulting Lender’s L/C Exposure for so long as such Defaulting Lender’s L/C Exposure is cash collateralized;

(C) if any portion of the L/C Exposure of such Defaulting Lender is reallocated pursuant to clause (A) above, then the fees payable to the Lenders pursuant to Section 2.05(c) shall be adjusted to give effect to such reallocation; and

(D) if all or any portion of such Defaulting Lender’s L/C Exposure is neither reallocated nor cash collateralized, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.05(c) with respect to such Defaulting Lender’s L/C Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s L/C Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such L/C Exposure is reallocated and/or cash collateralized.

(e) Reimbursement. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, such Issuing Bank shall as promptly as practicable notify the Borrower and the Administrative Agent thereof, and the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than 1:00 p.m., New York City time, on the immediately following Business Day after such Issuing Bank so notifies the Borrower and the Administrative Agent thereof.

(f) Obligations Absolute. The Borrower’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

(i) any lack of validity or enforceability of any Letter of Credit, any draft or other document for presentation or any Loan Document, or any term or provision therein;

(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

(iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the applicable Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi) any other act or omission to act or delay of any kind of any Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the applicable Issuing Bank. However, the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential, special, indirect or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s gross negligence, bad faith or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, as determined by a court of competent jurisdiction in a final and nonappealable judgment. It is further understood and agreed that each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) such Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of such Issuing Bank.

(g) Disbursement Procedures. Each Issuing Bank shall, upon its receipt of any documents purporting to represent a demand for payment under a Letter of Credit, examine all such documents within the time period stipulated by the terms and conditions of such Letter of Credit. The applicable Issuing Bank shall as promptly as possible give written notice to the Administrative Agent and the Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such L/C Disbursement.

(h) Interim Interest. If any Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of such Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.

(i) Resignation or Removal of the Issuing Bank. Any Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Banks, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as a successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Lenders, an amount in cash equal to 103% of the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Banks for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated, be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(k) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Banks and such Lender.

SECTION 2.24. [Reserved].

SECTION 2.25. Loan Modification Offers; Replacement Revolving Credit Facility. (a) The Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and/or Commitments of the Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”).

(b) The Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the applicable Loans and/or Commitments of the Accepting Lenders, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “class” of loans and/or commitments hereunder. Notwithstanding the foregoing, no Permitted Amendment shall become effective unless the Administrative Agent, to the extent reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions, officer’s and secretary’s certificates and other documentation consistent with those delivered pursuant to Section 3 of the Restatement Agreement on the Restatement Date.

(c) “Permitted Amendments” shall mean any or all of the following: (i) an extension of the final maturity date applicable to the applicable Loans and/or Commitments of the Accepting Lenders, (ii) a change in the Applicable Percentage with respect to the applicable Loans and/or Commitments of the Accepting Lenders, (iii) a change in the Fees payable to (or the inclusion of additional fees to be payable to) the Accepting Lenders, (iv) changes to any prepayment premiums with respect to the applicable Loans and Commitments, (v) such amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to provide the rights and benefits of this Agreement and other Loan Documents to each new “class” of loans and/or commitments resulting therefrom and (vi) additional amendments to the terms of this Agreement applicable to the applicable Loans and/or Commitments of the Accepting Lenders that are less favorable to such Accepting Lenders than the terms of this Agreement prior to giving effect to such Permitted Amendments and that are reasonably acceptable to the Administrative Agent; provided that, if any such Permitted Amendment shall create a new class of Revolving Credit Commitments, (A) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit as between the commitments of such new “class” and the Commitments of the then-existing Lenders shall be made on a ratable basis as between the commitments of such new “class” and the Commitments of the then-existing Lenders and (B) the L/C Commitment may not be extended without the prior written consent of the applicable Issuing Bank.

(d) Notwithstanding anything to the contrary contained herein, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Revolving Credit Facility (as defined below) to effect the refinancing of all the Revolving Credit Commitments with a replacement facility under this Agreement (a “Replacement Revolving Credit Facility”); provided that (a) the aggregate amount of commitments under such Replacement Revolving Facility Commitments shall not exceed the aggregate amount of the replaced Revolving Credit Commitments and (b) the maturity date of such Replacement Revolving Credit Facility shall not be earlier than the latest Revolving Credit Maturity Date at the time of such replacement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Replacement Revolving Credit Facility, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Replacement Revolving Credit Facility evidenced thereby. Notwithstanding the foregoing, (i) no Replacement Revolving Credit Facility shall become effective unless the Administrative Agent, to the extent reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions, officer’s and secretary’s certificates and other documentation consistent with those delivered on the Original Closing Date and (ii) no Issuing Bank shall be obligated to continue to issue Letters of Credit, respectively, under the Replacement Revolving Credit Facility except to the extent it agrees in writing to do so at or prior to the effectiveness of the Replacement Revolving Credit Facility. Without limiting the foregoing, in the event that the initial Replacement Revolving Credit Facility is in an aggregate principal amount less than the aggregate principal amount of the Revolving Credit Commitments being replaced, this Agreement may be further amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant additional commitments under the Replacement Revolving Credit Facility (and subject to the same limitations and requirements provided above in this paragraph (d)) to include additional commitments under the Replacement Revolving Credit Facility that will not cause the aggregate amount of the commitments thereunder to exceed the aggregate amount of the replaced Revolving Credit Commitments.

SECTION 2.26. Revolving Credit Commitment Increases. (a) The Borrower may from time to time, by written notice (a “Notice of Increase”) to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request that new Commitments of any class be extended or existing Commitments of any class be increased by one or more financial institutions, which may include any Lender (any such financial institution, an “Increasing Lender”) (any such extension or increase, a “Revolving Credit Commitment Increase”); provided that (i) the terms of the Revolving Credit Commitments under the Revolving Credit Commitment Increase shall be identical to the existing Commitments of the applicable class, except for any upfront or similar fees paid to Increasing Lenders; provided that (A) if the Lenders providing such Revolving Credit Commitment Increase and the Borrower so agree, such Revolving Credit Commitment Increase may be in the form of a “first in last out” class and (B) the pricing, premiums, rate floors and commitment fees applicable to the existing Commitments of the applicable class shall be increased to be equal to the pricing, premiums, rate floors and commitment fees applicable to such Revolving Credit Commitment Increase; (ii) the aggregate amount of any Revolving Credit Commitment Increase effected pursuant to this Section 2.26(a) shall not exceed $200,000,000; (iii) each Revolving Credit Commitment Increase shall be in an aggregate principal amount of not less than $25,000,000 (or such lesser amount as the Administrative Agent may agree in its sole discretion), except to the extent necessary to utilize the remaining unused amount of increase permitted under this Section 2.26(a); (iv) prior to any such Revolving Credit Commitment Increase, except as otherwise specified in the applicable Revolving Accession Agreement, the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Restatement Date under Section 3 of the Restatement Agreement, (v) at the time of each such Revolving Credit Commitment Increase request and immediately after giving effect to the effectiveness of each such Revolving Credit Commitment Increase, the conditions set forth in paragraphs (b) and (c) of Section 4.02 shall be satisfied, and the Administrative Agent shall have received certificates to that effect dated such dates and executed by a Financial Officer of the Borrower and (vi) any Lender offered or approached to provide all or a portion of any Revolving Credit Commitment Increase may elect or decline, in its sole discretion, to provide any such Revolving Credit Commitment Increase. Such Notice of Increase shall set forth the amount of the requested Revolving Credit Commitment Increase and the date on which such Revolving Credit Commitment Increase is requested to become effective. The Borrower may arrange for one or more Lenders or one or more other financial institutions to act as Increasing Lenders with respect to the proposed Revolving Credit Commitment Increase; provided that each Increasing Lender shall be subject to the approval of the Administrative Agent, each Issuing Bank (which approvals shall not be unreasonably withheld, conditioned or delayed) and each Increasing Lender shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form reasonably satisfactory to the Administrative Agent and the Borrower (a “Revolving Accession Agreement”). Revolving Credit Commitment Increases shall become effective on the date specified in the Notice of Increase delivered pursuant to this paragraph (but not prior to, for any Increasing Lender that is not already a Lender, execution and delivery by such Increasing Lender of a Revolving Accession Agreement). Upon the effectiveness of any Revolving Accession Agreement to which any Increasing Lender is a party, such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges, and subject to all obligations, of a Lender hereunder.

(b) Each of the parties hereto hereby agrees that, upon the effectiveness of any Revolving Credit Commitment Increase, this Agreement and the other Loan Documents may be amended (such amendment, a “Revolving Credit Commitment Increase Amendment”) without the consent of any Lender to the extent (but only to the extent) necessary to reflect the existence and terms of the Revolving Credit Commitment Increase evidenced thereby (including, if applicable, any such changes necessary to reflect the “first in last out” nature of a Revolving Commitment Increase provided on such terms, including to the provisions of the Guarantee and Collateral Agreement and any other applicable Loan Documents). Upon the effectiveness of each Revolving Credit Commitment Increase pursuant to this Section 2.26 (other than any “first in last out” Revolving Credit Commitment Increase), (i) each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each

Increasing Lender providing a portion of such Revolving Credit Commitment Increase, and each such Increasing Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to such Revolving Credit Commitment Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Lender (including each such Increasing Lender) will equal such Lender’s Pro Rata Percentage and (ii) if, on the date of such Revolving Credit Commitment Increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Revolving Credit Commitment Increase be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such Revolving Credit Commitment Increase), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.12. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

ARTICLE III

Representations and Warranties

Each of Parent and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Banks and each of the Lenders that:

SECTION 3.01. Organization; Powers. Each of the Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, with respect to Loan Parties other than Parent or the Borrower, to the extent that the failure of such Loan Parties to be in good standing could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, except to the extent that the failure to possess such power and authority could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02. Authorization. The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Parent, the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Parent, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, except as could not reasonably be expected to result in a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, except as could not reasonably be expected to result in a Material Adverse Effect or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Parent, the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents or permitted pursuant to Section 6.02).

SECTION 3.03. Enforceability. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party party thereto enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of Mortgages and other filings and recordings in respect of Liens created pursuant to the Security Documents, (c) such as have been made or obtained and are in full force and effect and (d) such actions, consents, approvals, registrations or filings which the failure to obtain or make could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.05. Financial Statements. Parent has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Parent as of and for the 2020 fiscal year, audited by and accompanied by the opinion of Deloitte & Touche LLP, independent public accountant. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of Parent and its consolidated subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Parent and its consolidated subsidiaries as of the dates thereof in accordance with GAAP in all material respects. Such financial statements were prepared in accordance with GAAP applied on a consistent basis in all material respects, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

SECTION 3.06. No Material Adverse Change. No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, operations, financial condition or operating results of Parent, the Borrower and the Subsidiaries, taken as a whole, since December 31, 2020.

SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of Parent, the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, or a right to use, all its properties and assets (including all Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b) As of the Restatement Date, neither Parent nor the Borrower has received any notice of, nor has any knowledge of, any pending or contemplated material condemnation proceeding affecting the Mortgaged Properties in any material respect or any sale or disposition thereof in lieu of condemnation.

(c) As of the Restatement Date, none of Parent, the Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any material interest therein, except for customary rights of first refusal granted to the prior owners of such Mortgaged Property or their Affiliates.

SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Restatement Date a list of all Subsidiaries and the percentage ownership interest of Parent or the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are, in the case of corporations, fully paid and non-assessable and are owned by Parent or the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents or permitted pursuant to Section 6.02).

SECTION 3.09. Litigation; Compliance with Laws. (a) Except as disclosed in the periodic and other reports, proxy statements and other materials filed by Parent, the Borrower or any Subsidiary with the SEC prior to the Restatement Date, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Parent or the Borrower through receipt of written notice or proceeding, threatened against or affecting Parent or the Borrower or any Subsidiary or any business, property or rights of any such person as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) None of Parent, the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any occupational safety and health, health care, pension, certificate of need, Medicare, Medicaid, insurance fraud or similar law, zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. Agreements. None of Parent, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Federal Reserve Regulations. (a) None of Parent, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

SECTION 3.12. Investment Company Act. None of Parent, the Borrower or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.13. Use of Proceeds. The proceeds of the Revolving Loans will be used (a) on the Restatement Date, to (i) repay all obligations under the Existing Credit Agreement and (ii) fund expenses incurred in connection with the Transactions and (b) after the Restatement Date, solely for working capital and other general corporate purposes, including permitted investments and Capital Expenditures and to repay Indebtedness. Letters of Credit will be used for general corporate purposes of the Borrower and the Subsidiaries.

SECTION 3.14. Tax Returns. Each of Parent, the Borrower and the Subsidiaries has filed or caused to be filed, or has timely requested an extension to file or has received an approved extension to file, all Federal, state, local and foreign tax returns that to the Borrower’s best knowledge are required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Parent, the Borrower or such Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP and except any such filings or taxes, fees or charges, the failure of which to make or pay, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.15. No Material Misstatements. No written information, report, financial statement, exhibit or schedule (other than estimates and information of a general economic or general industry nature) heretofore or contemporaneously furnished by or on behalf of Parent or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when furnished and taken as a whole, contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading in light of the circumstances under which such statements were made; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Parent and the Borrower represents only that it acted in good faith and utilized assumptions that each of Parent and the Borrower believed to be reasonable at the time made.

SECTION 3.16. Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance in all respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except where such non-compliance could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 715) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan in such amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Financial Accounting Standards Board Accounting Standards Codification Topic 715) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans in such amount that could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.17. Environmental Matters. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Parent, the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description, in all material respects, of all insurance maintained by Parent or the Borrower for itself or the Subsidiaries as of the Restatement Date. As of the Restatement Date, such insurance is in full force and effect and all premiums have been duly paid. Parent, the Borrower and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

SECTION 3.19. Security Documents. (a) The Guarantee and Collateral Agreement creates in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles, and (i) with respect to all Pledged Collateral (as defined in the

Guarantee and Collateral Agreement) previously delivered to and in possession of the Collateral Agent or, in the case of Pledged Collateral (as defined in the Guarantee and Collateral Agreement) that is Term Loan/Notes Priority Collateral, previously delivered to and in possession of the Senior-Priority Collateral Agent, the Lien created under the Guarantee and Collateral Agreement constitutes, or in the case of Pledged Collateral to be delivered to the Collateral Agent or the Senior-Priority Collateral Agent in the future will constitute, a fully perfected first priority Lien (or, with respect to the Term Loan/Notes Priority Collateral, a fully perfected second priority Lien) on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral as to which perfection may be obtained by such actions, in each case prior and superior in right to any other person (other than the rights of persons pursuant to (x) Liens permitted by Section 6.02(z) and (y) Liens permitted by Section 6.02 having priority by operation of law), and (ii) with the previous filing of financing statements in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement constitutes, or in the case of financing statements in appropriate form to be filed in the offices specified on Schedule 3.19(a) (as such schedule may be updated from time to time; provided that such schedules shall be deemed to be updated when the Borrower provides the relevant information in accordance with the Guarantee and Collateral Agreement), the Lien created under the Guarantee and Collateral Agreement will constitute, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property, as defined in the Guarantee and Collateral Agreement) as to which perfection may be obtained by such filings, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02 and, with respect to the Term Loan/Notes Priority Collateral, the Senior-Priority Collateral Agent.

(b) The Guarantee and Collateral Agreement (or a short form security agreement in form and substance reasonably satisfactory to the Borrower and the Collateral Agent), together with the filings made pursuant to the Guarantee and Collateral Agreement currently on file with the United States Patent and Trademark Office and the United States Copyright Office and the financing statements currently on file in the offices specified on Schedule 3.19(a), constitutes, or in the case of financing statements in appropriate form to be filed in the offices specified on Schedule 3.19(a) (as such schedule may be updated from time to time; provided that such schedules shall be deemed to be updated when the Borrower provides the relevant information in accordance with the Guarantee and Collateral Agreement), will constitute, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by filing security agreements in the United States and its territories and possessions, in each case prior and superior in right to any other person other than with respect to Liens permitted pursuant to Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Restatement Date).

(c) The Mortgages have been duly executed and have been effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and, with the previous filing of the Mortgages in the applicable jurisdictions, the Mortgages constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

SECTION 3.20. Location of Real Property and Leased Premises.

(a) Schedule 1.01(d) lists completely and correctly as of the Restatement Date all Hospitals owned by Parent, the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries own in fee all the real property set forth on Schedule 1.01(d).

(b) Schedule 1.01(d) lists completely and correctly as of the Restatement Date all Hospitals leased by Parent, the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries have valid leases in all the material real property set forth on Schedule 1.01(d).

SECTION 3.21. Labor Matters. Except as set forth on Schedule 3.21, as of the Restatement Date, there are no strikes, lockouts or slowdowns against Parent, the Borrower or any Subsidiary pending or, to the knowledge of Parent or the Borrower by delivery of written notice or proceeding, threatened. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Parent, the Borrower or any Subsidiary is bound. Except as set forth on Schedule 3.21, as of the Restatement Date, none of Parent, the Borrower or any Subsidiary is a party to any collective bargaining agreement or other labor contract applicable to persons employed by it at any Facility.

SECTION 3.22. Solvency. After giving effect to the consummation of the Transactions to occur on the Restatement Date, (i) each of the Fair Value and the Present Fair Salable Value of the assets of Parent and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities, (ii) Parent and its Subsidiaries taken as a whole do not have Unreasonably Small Capital and (iii) Parent and its Subsidiaries taken as a whole can pay their Stated Liabilities and Identified Contingent Liabilities as they mature. For purposes of this Section 3.22, the following terms shall have the meanings specified:

“Fair Value” shall mean the amount at which the assets (both tangible and intangible), in their entirety, of Parent and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“Present Fair Salable Value” shall mean the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of Parent and its Subsidiaries taken as a whole are sold on a going concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

“Stated Liabilities” shall mean the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of Parent and its Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of Subject Transactions, determined in accordance with GAAP consistently applied.

“Identified Contingent Liabilities” shall mean the maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of Parent and its Subsidiaries taken as a whole after giving effect to the Subject Transactions (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of Parent.

“Do not have Unreasonably Small Capital” shall mean Parent and its Subsidiaries taken as a whole after giving effect to the Subject Transactions have sufficient capital to ensure that it is a going concern.

“Can pay their Stated Liabilities and Identified Contingent Liabilities as they mature” shall mean Parent and its Subsidiaries taken as a whole after giving effect to the Subject Transactions have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable.

SECTION 3.23. Compliance with Sanctions, Anti-Corruption Laws and USA PATRIOT Act. Parent and the Borrower have implemented and maintain in effect policies and procedures designed to promote compliance by Parent, the Borrower, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Parent, the Borrower, the Subsidiaries and their respective officers and directors (acting in their role as directors and officers) and, to the knowledge of Parent and the Borrower, their respective employees (acting in their role as employees), are in compliance, in all material respects, with the USA PATRIOT Act, any applicable Anti-Corruption Laws and applicable Sanctions. None of Parent, the Borrower, any Subsidiary or their respective directors or officers, or, to the knowledge of Parent, the Borrower or such Subsidiary, any of their respective employees or agents will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will cause a violation of Anti-Corruption Laws or Sanctions by any party to this Agreement. For purposes of this Section 3.23, references to the Subsidiaries shall be deemed to include any Unrestricted Subsidiary.

SECTION 3.24. Borrowing Base Certificates. As of the date of any Borrowing Base Certificate, (a) all Accounts included in the calculation of Eligible Accounts in such Borrowing Base Certificate satisfy the applicable requirements set forth in the definition of “Eligible Account” and (b) each such Borrowing Base Certificate contains no material inaccuracies.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01. [Reserved].

SECTION 4.02. All Credit Events. On the date of each Borrowing (other than a conversion or a continuation of a Borrowing), including on the date of each issuance of or increase to a Letter of Credit (each such event being called a “Credit Event”):

(a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02) or, in the case of the issuance of or increase to a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of or increase to such Letter of Credit as required by Section 2.23(b).

(b) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects (or, in the case of representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or, in the case of representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date.

(c) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

(d) After giving effect to such Credit Event, the Line Cap shall exceed the Aggregate Revolving Credit Exposure at such time.

(e) If at the time of and after giving effect to such Credit Event, Excess Availability is less than the greater of (i) $95,000,000 and (ii) 10% of the Line Cap, the Consolidated Fixed Charge Coverage Ratio as of the most recently ended Test Period shall not be less than 1.00 to 1.00 (for the avoidance of doubt, on an actual, and not pro forma, basis), as evidenced by the certification of a Financial Officer of the Borrower.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower and Parent on the date of such Credit Event as to the applicable matters specified in paragraphs (b), (c), (d) and (e) of this Section 4.02.

ARTICLE V

Affirmative Covenants

Each of Parent and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full or other arrangements acceptable to the applicable Issuing Bank and the Administrative Agent have been made with respect thereto, unless the Required Lenders shall otherwise consent in writing, each of Parent and the Borrower will, and will cause (i) in the case of Sections 5.01 and 5.02, each of the Material Subsidiaries, and (ii) in the case of Sections 5.03 through 5.15, each of the Subsidiaries to:

SECTION 5.01. Existence; Compliance with Laws; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

(b) (i) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises and authorizations, material to the conduct of its business, except as could not reasonably be expected to have a Material Adverse Effect; (ii) comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except as could not reasonably be expected to have a Material Adverse Effect; and (iii) at all times maintain and preserve all tangible property material to the conduct of such business and keep such property in good repair, working order and condition (subject to ordinary wear and tear, casualty and condemnation) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except as could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02. Insurance. (a) Maintain with financially sound and reputable insurers insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including hospital liability (which shall include general liability, medical professional liability, contractual liability and druggists’ liability), workers’ compensation, employers’ liability, automobile liability and physical damage coverage, environmental impairment liability, all risk property, business interruption, fidelity and crime insurance and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; provided that the Borrower may implement programs of self insurance in the ordinary course of business and in accordance with industry standards for a company of similar size so long as reserves are maintained in accordance with GAAP for the liabilities associated therewith.

(b) Cause all casualty and property policies covering any Collateral to name the Collateral Agent as loss payee or mortgagee, and/or additional insured, and each provider of any such insurance shall agree, by endorsement upon such policies issued by it, that it will give the Administrative Agent 30 days prior written notice before any such policy or policies shall be altered or canceled.

(c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, and all related laws and regulations.

SECTION 5.03. Obligations and Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, could reasonably be expected to give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP or (ii) the failure to pay and discharge such tax, assessment, charge, levy or claim could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04. Financial Statements, Reports, etc. In the case of Parent, furnish to the Administrative Agent, which shall furnish to each Lender:

(a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Parent and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP;

(b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Parent and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

(c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent of the Consolidated Fixed Charge Coverage Ratio (whether or not the financial covenant set forth in Section 6.13 is then required to be complied with) and, with respect to any Permitted Acquisition consummated during the preceding quarter for total consideration in excess of $100,000,000, demonstrating compliance with Section 6.04(h) and (iii) setting forth the identity and value of any Hospital acquired in fee by Parent or any Subsidiary during the preceding quarter and not previously identified to the Administrative Agent if the fair market value thereof is in excess of $10,000,000;

(d) (i) on or before the 20th day of each month (which monthly Borrowing Base Certificate shall be furnished regardless of whether weekly Borrowing Base Certificates are required to be furnished pursuant to clause (ii) below), the Borrower shall deliver to the Administrative Agent a Borrowing Base Certificate, prepared as of the immediately preceding Borrowing Base Reporting Date, together with customary supporting documentation (it being understood that all calculations of Excess Availability in any Borrowing Base Certificate shall originally be made by the Borrower and certified by a Financial Officer of the Borrower, provided that the Administrative Agent may from time to time review and adjust any such calculation in its Permitted Credit Judgment to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Total Reserves), (ii) upon the occurrence and during the continuation of a Cash Dominion Period, the Borrower shall deliver to the Administrative Agent a weekly Borrowing Base Certificate on the Friday following the immediately preceding Borrowing Base Reporting Date, updated as of the close of business on such preceding Borrowing Base Reporting Date, together with available and customary supporting documentation which may include reasonable estimates and assumptions consistent with the Borrower’s accounting and reporting conventions and (iii) prior to the transfer of Accounts to any Person (other than the Borrower or a Loan Party) pursuant to any Asset Sale or other transaction or series of related transactions permitted hereunder (including any designation of a Subsidiary as an Unrestricted Subsidiary), (x) if such transaction or transactions (A) would result in Excess Availability of less than the greater of (I) $125,000,000 and (II) 15.0% of the Line Cap or (B) provides for the transfer of assets in an aggregate amount in excess of $100,000,000, the Borrower shall deliver to the Administrative Agent an updated Borrowing Base Certificate giving pro forma effect to such transaction or transactions and (y) if such transaction or series of transactions would not result in Excess Availability of less than the greater of (I) $125,000,000 and (II) 15.0% of the Line Cap and provides for the transfer of assets in an aggregate amount of greater than $25,000,000 (but less than or equal to $100,000,000), the Borrower shall deliver to the Administrative Agent an officer’s certificate certifying that after giving pro forma effect to such transaction or transactions, Excess Availability will be greater than the greater of (A) $95,000,000 and (B) 10% of the Line Cap;

(e) within 120 days after the beginning of each fiscal year of Parent, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Parent, the Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(g) promptly after the request by any Lender (made through the Administrative Agent), all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation;

(h) promptly after the request by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

(i) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Parent, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent may reasonably request (on behalf of itself or any Lender); and

(j) substantially contemporaneously with each designation of a Subsidiary as an “Unrestricted Subsidiary” and each redesignation of an Unrestricted Subsidiary as a “Subsidiary”, provide written notice of such designation or redesignation, as applicable, to the Administrative Agent (who shall promptly notify the Lenders).

SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent prompt written notice of the following:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Parent, the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect; and

(c) any event or occurrence that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.05 (i) shall be in writing, (ii) shall contain a heading or a reference line that reads “Notice under Section 5.05 of the Amended and Restated ABL Credit Agreement dated as of November 22, 2021” and (iii) shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.06. Information Regarding Collateral. Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s jurisdiction of organization or formation, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. Parent and the Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Parent and the Borrower also agree promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings. (a) Keep books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities which permit financial statements to be prepared in conformity with GAAP and all requirements of law. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or the Required Lenders to visit and inspect the financial records and the properties of such person at reasonable times and as often as reasonably requested upon reasonable notice and to make extracts from and copies of such financial records (in each case excluding patient medical records and any other material which is confidential pursuant to any laws, rules, regulations and decrees and orders of any Governmental Authority) and permit any representatives designated by the Administrative Agent or the Required Lenders to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor (with a senior officer of the Borrower present); provided that, excluding any such visits and inspections during the continuation of an Event of Default, only one such visit during any fiscal year shall be at the Borrower’s expense.

(b) Permit the Administrative Agent and any persons designated by the Administrative Agent (including any consultants, accountants and appraisers retained by the Administrative Agent) to conduct field examinations, verifications and evaluations of any Loan Party’s or Originating Subsidiary’s books and records or any other financial or

Collateral matters relating to the Borrower’s computation of the Borrowing Base (or any component thereof) and the related reporting and control systems at such time or times as may be requested by the Administrative Agent in its Permitted Credit Judgment; provided that, notwithstanding anything to the contrary in Section 9.03 or any other Loan Document, not more than (A) one field examination in any period of 12 consecutive months and (B) one additional field examination commenced within 12 months after any time when the Aggregate Revolving Credit Exposure shall have been greater than 75% of the Line Cap for at least five consecutive Business Days shall be at the expense of the Loan Parties; provided further that, notwithstanding the foregoing, any field examination commenced in the Administrative Agent’s reasonable discretion at any time when an Event of Default shall have occurred and be continuing shall be at the expense of the Loan Parties. For purposes of this paragraph, it is understood and agreed that a single field examination may be conducted at multiple relevant sites and involve one or more Loan Parties or Originating Subsidiaries and their assets. The Borrower acknowledges that the Administrative Agent, after exercising its rights under this Section, may prepare and distribute to the Lenders certain reports pertaining to the Loan Parties’ and Originating Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders, it being understood and agreed that such reports or other information shall be subject to Section 9.17. Neither the Administrative Agent nor any Lender shall have any duty to any Loan Party to make any field examination, nor to share any results of any field examination or report with any Loan Party; provided that to the extent Total Reserves are increased as a result of any such field examination, the results of such field examination and any related reports shall be made available to the Borrower reasonably promptly upon request. The Borrower acknowledges that all field examinations and reports are prepared by the Administrative Agent and Lenders for their purposes, and the Borrower shall not be entitled to rely upon them.

(c) In the case of Parent and the Borrower, use commercially reasonable efforts to maintain a corporate rating from S&P and a corporate family rating from Moody’s, in each case in respect of Parent.

SECTION 5.08. Use of Proceeds. (a) Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes specified in Section 3.13.

(b) Not request any Borrowing or Letter of Credit, and not use, and procure that its Subsidiaries and its or their respective directors, officers, employees and agents not to use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country.

SECTION 5.09. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code, except as would not reasonably be expected to have a Material Adverse Effect, and (b) furnish to the Administrative Agent as soon as possible after, and in any event within ten days after any Responsible Officer of Parent, the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event, could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $10,000,000, a statement of a Financial Officer of Parent or the Borrower setting forth details as to such ERISA Event and the action, if any, that Parent or the Borrower proposes to take with respect thereto.

SECTION 5.10. Compliance with Environmental Laws. Comply and cause all lessees and other persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material environmental permits necessary for its operations and properties; and promptly conduct any remedial action in accordance with Environmental Laws; provided, however, that none of Parent, the Borrower or any Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

SECTION 5.11. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 20 days without Parent, the Borrower or any Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, the Borrower shall provide to the Lenders within 45 days after receipt of such request, at the expense of the Loan Parties, environmental site assessment reports (Phase I, Phase II and/or compliance audits) regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the compliance matter and/or the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Default.

SECTION 5.12. Further Assurances and Post-Closing Requirements. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause any subsequently acquired or organized Material Subsidiary (or any Subsidiary that becomes a Material Subsidiary) to become a Loan Party by executing the Guarantee and Collateral Agreement and each applicable Security Document in favor of the Collateral Agent. The Borrower may, in its discretion, elect to cause a Permitted Joint Venture Subsidiary to become a Loan Party by complying with the foregoing sentence. In addition, except with respect to which, in the reasonable judgment of the Administrative Agent (confirmed by written notice to the Borrower), the cost or other consequences (including any Tax consequence) of doing so shall be excessive in view of the benefits to be obtained by the Lenders therefrom and subject to applicable limitations set forth in the Security Documents, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the

Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of Parent, the Borrower and the Subsidiary Guarantors (including properties acquired subsequent to the Restatement Date)), except this Section 5.12 shall not require Parent, the Borrower or any Subsidiary Guarantor to (a) pledge (i) more than 65% of the outstanding voting Equity Interests in any Foreign Subsidiary described in clause (i) or (iii) of the definition thereof, (ii) any Equity Interest in any Non-Significant Subsidiary or Foreign Subsidiary described in clause (ii) of the definition thereof or (iii) any Equity Interest in any Permitted Syndication Subsidiary or any Permitted Joint Venture Subsidiary to the extent the pledge of the Equity Interest in such Subsidiary is prohibited by any applicable Contractual Obligation or requirement of law, or (b) grant security interests in any asset that (i) would result in the violation of the enforceable anti-assignment provision of any contract, or would be prohibited by or would violate applicable law or contractual provisions (including any right of first refusal) or would otherwise result in termination or any forfeiture under any contract, (ii) is a vehicle or other asset subject to certificate of title, (iii) are minority Equity Interests, (iv) are leasehold interests or (v) is permitted to be so excluded under the Guarantee and Collateral Agreement. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. Any requirement to mortgage real property that is acquired after the Restatement Date pursuant to this Section 5.12 shall be limited to real property owned in fee by a Loan Party that (i) has a fair market value equal to or exceeding $10,000,000, (ii) is not subject to a Lien permitted under Section 6.02(c), (n) or (s) (for so long as such Lien exists), and (iii) the Borrower does not intend to sell within six months of the acquisition thereof pursuant to clause (i) or (x) of Section 6.05(b) or such longer period permitted by the Collateral Agent; provided that the foregoing requirement to mortgage real property that is acquired after the Restatement Date shall not apply to any “Building” or “Mobile Home” (each, as defined in 12 CFR Chapter III, Section 339.2) that is (a) not material to the operations of the Borrower or any Subsidiary, (b) has a fair market value of less than $250,000, and (c) is located in an area designated by the Federal Emergency Management Agency as a special flood hazard area. No appraisals, title insurance policies, environmental reports or surveys shall be required to be obtained in connection with any mortgage of real property pursuant to this Section 5.12. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. Notwithstanding the foregoing, the Mortgages shall not be recorded in any Mortgage Tax State with respect to Mortgaged Properties owned by any Loan Party as of the Restatement Date unless a Covenant Trigger Event shall exist and the Administrative Agent shall have provided notice to the Borrower of its intent to record such Mortgages at least five Business Days in advance of such recording. For the avoidance of doubt, if the execution and/or delivery of a Mortgage in a Mortgage Tax State triggers the payment of a mortgage tax, stamp tax, intangible or documentary tax or other similar tax or charge, then the Borrower or the applicable Loan Party shall not be required to execute and/or deliver such Mortgage unless and until a Covenant Trigger Event shall exist and the Administrative Agent shall have provided notice to the Borrower in accordance with the immediately preceding sentence.

(b) Within 270 days of the Restatement Date (as such time period may be extended by the Administrative Agent in its reasonable discretion), the Borrower shall or shall cause the applicable Loan Party to deliver to the Administrative Agent either the items listed in paragraph (i) or the items listed in paragraph (ii) as follows:

(i) (A) an opinion or email confirmation from local counsel chosen by the Borrower and reasonably acceptable to the Administrative Agent and in form reasonably acceptable to the Administrative Agent in each jurisdiction where a Mortgaged Property is located to the effect that (1) the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations (as defined in each Mortgage), including Obligations evidenced by this Agreement and the other documents executed in connection herewith, for the benefit of the Secured Parties; (2) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Obligations (as defined in each Mortgage), including the Obligations evidenced by the Agreement and the other documents executed in connection herewith, for the benefit of the Secured Parties; and (B) a title search confirming that the applicable Mortgage shall be subject to no Liens other than Liens permitted by Section 6.02; or

(ii) (A) an amendment or amendment and restatement agreement (each, a “Mortgage Amendment”) with respect to each Mortgaged Property, in favor of the Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by the applicable Loan Party in form suitable for recording in all recording offices that the Administrative Agent may deem reasonably necessary setting forth such changes as are reasonable necessary to reflect that the lien secures the Obligations under this Agreement and to further grant, preserve, protect, confirm and perfect the third-priority lien and security interest thereby created and perfected, (B) a title search confirming that the Mortgage, as amended by the Mortgage Amendment, shall be subject to no Liens other than Liens permitted by Section 6.02, together with evidence that such Mortgage Amendment has been duly recorded or filed, as applicable, and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent and (C) an enforceability opinion with respect to each such Mortgage Amendment, from local counsel chosen by the Borrower and reasonably acceptable to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent. If a mortgage recording tax or similar tax is imposed on the amount secured by such Mortgage Amendment, then the amount secured by such Mortgage, as amended by the Mortgage Amendment, shall be limited to the fair market value of such Mortgaged Property. Notwithstanding the foregoing, the Mortgage Amendment contemplated by this clause shall not be recorded in any Mortgage Tax State unless required by Section 5.12(a).

(c) Within 30 days of the Restatement Date (to the extent not delivered on or prior to the Restatement Date and as such time period may be extended by the Administrative Agent in its reasonable discretion), the Borrower shall deliver to the Administrative Agent a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured.

Notwithstanding anything to the contrary contained in any Loan Document, the Collateral Agent shall not accept any Mortgage or any Mortgage Amendment in connection with a MIRE Event from any Loan Party until such time as it has received confirmation from each Lender that each such Lender has completed its flood insurance review and flood insurance compliance has been completed in accordance with Section 5.02(c) (such confirmation not to be unreasonably withheld or delayed).

SECTION 5.13. Proceeds of Certain Dispositions. If, as a result of the receipt of any cash proceeds by Parent, the Borrower or any Subsidiary in connection with any sale, transfer, lease or other disposition of any asset, the Borrower would be required by the terms of any Senior Note Indenture or the documentation governing any other Material Indebtedness that is unsecured or secured by Liens junior to the Liens securing the Obligations to make an offer to purchase any of the Indebtedness thereunder, then, prior to the first day on which the Borrower would be required to commence such an offer to purchase, (i) prepay or repurchase Other Senior Secured Debt to the extent any applicable credit agreement, indenture or other agreement governing such Other Senior Secured Debt requires the Borrower to prepay or make an offer to purchase such Indebtedness with such cash proceeds or (ii) acquire assets or make investments in a manner that is permitted hereby, in each case in a manner that will eliminate any such requirement to make such an offer to purchase.

SECTION 5.14. Operation of Facilities. Use commercially reasonable efforts to operate, and cause the Subsidiaries to operate, the Facilities owned, leased or operated by Parent, the Borrower or any of the Subsidiaries now or in the future in a manner believed by the Borrower to be consistent with prevailing health care industry standards in the locations where the Facilities exist from time to time, except to the extent failure to do so would not have a Material Adverse Effect.

SECTION 5.15. Compliance with Laws. (a) Comply with all laws, rules, regulations, and orders applicable to it or its property, including applicable laws administered by OFAC and the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Parent and the Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by Parent, the Borrower, their subsidiaries and the respective directors, officers, employees and agents of the foregoing with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.16. Collection Accounts. (a) To the extent not entered into on or prior to the Restatement Date, as promptly as practicable and in any event within 90 days after the Restatement Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Loan Parties shall cause each depositary bank where a Collection Account is maintained to enter into a Control Agreement with respect to each such Collection Account, and at all times thereafter the Loan Parties shall cause each depositary bank where a Collection Account is maintained to enter into a Control Agreement with respect to each such Collection Account. Each such Control Agreement shall provide, among other things, that such depositary bank agrees, from and after the receipt of a notice (an “Activation Notice”) from the Administrative Agent (which Activation Notice may be given by the Administrative Agent at any time that the Administrative Agent determines that a Cash Dominion Period has commenced and is continuing, and shall be given by the Administrative Agent at the written direction of the Required Lenders during any Cash Dominion Period), to forward immediately all amounts in each Collection Account (net of any customary minimum balance as may be required to be maintained in such Collection Account by such depositary bank) to, in the case of any Collection Account of any Loan Party, an Administrative Agent Account, and to commence the process of daily sweeps from such Collection Account into the Administrative Agent Account. If any depositary bank shall not have entered into (in the case of any Collection Account in existence on the Restatement Date, on or prior to the date that is 90 days after the Restatement Date (or such longer period as the Administrative Agent may agree in its sole discretion)) a Control Agreement with respect to any Collection Account, such Collection Account shall be closed and all funds therein transferred to a deposit account with a depositary bank that has entered into a Control Agreement for such deposit account.

(b) The Loan Parties (i) shall (A) cause all the Account Debtors which are not Governmental Authorities on any and all Accounts of the Loan Parties from time to time included in the Borrowing Base (or any component thereof) to make all payments and remittances with respect to such Accounts into one or more Collection Accounts and (B) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after its receipt thereof, all proceeds of Accounts from Governmental Entities to be swept to a concentration account which is subject to a Control Agreement, (ii) shall cause each Collection Account at all times to be solely a collection account and shall not make any disbursements or other direct payments therefrom (it being understood that, unless (y) a Cash Dominion Period has commenced and is continuing, or (z) a Cash Dominion Period would result therefrom, the Borrower shall not be prohibited from withdrawing funds from a Collection Account) and (iii) shall deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of its receipt thereof, all cash, checks, drafts or other similar items of payment received by it relating to or constituting payments or remittances with respect to any of its Accounts from time to time included in the Borrowing Base (or any component thereof) into one or more Collection Accounts in precisely the form in which they are received (but with any endorsements of such Loan Party necessary for deposit or collection), and until they are so deposited, shall hold such payments in trust for the benefit of the Administrative Agent.

(c) Any Loan Party may replace any Collection Account or establish any new Collection Account; provided, in each case, that as promptly as practicable and in any event within 30 days after establishing any such Collection Account (or such longer period as the Administrative Agent may agree in its sole discretion), each such replacement or new Collection Account shall be subject to a Control Agreement in favor of the Administrative Agent and shall otherwise satisfy the requirements of this Section 5.16.

(d) The Administrative Agent shall promptly (but in any event within one Business Day) furnish written notice to each depositary bank that shall have received an Activation Notice of any termination of a Cash Dominion Period. Any amount received in an Administrative Agent Account at any time when no Cash Dominion Period is continuing or all the Obligations have been paid in full shall be remitted to an account of the applicable Loan Party designated by the Borrower.

(e) Without the prior written consent of the Administrative Agent, no Loan Party shall modify or amend the instructions pursuant to any of the Control Agreements. So long as no Cash Dominion Period or Event of Default has occurred or is continuing, each Loan Party shall, and the Administrative Agent hereby authorizes each Loan Party to, enforce and collect all amounts owing on the Accounts and each Loan Party shall have sole control over the manner of disposition of funds in the Collection Accounts; provided that such authorization may, at the direction of the Administrative Agent, be terminated upon the occurrence and during the continuance of any Cash Dominion Period or Event of Default.

SECTION 5.17. Landlord Waivers. To the extent not obtained on or prior to the Restatement Date, each Loan Party shall, upon the reasonable request of the Administrative Agent, use commercially reasonable efforts to obtain, within 90 days after the Restatement Date (or within 90 days after the date on which the applicable books and records of any Loan Party become located at a leased property, as the case may be), a landlord lien waiver, in form and substance reasonably acceptable to the Administrative Agent, from the landlord of each leased property of the Loan Parties at which a substantial portion of the books and records relating to the Collateral are located.

ARTICLE VI

Negative Covenants

Each of Parent and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full or other arrangements acceptable to the applicable Issuing Bank and the Administrative Agent have been made with respect thereto, unless the Required Lenders shall otherwise consent in writing, neither Parent nor the Borrower will, nor will they cause or permit any of the Subsidiaries to:

SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the Restatement Date and set forth in Schedule 6.01 and any extensions, renewals, refinancings or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased (except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such extension, renewal, refinancing or replacement), neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the obligors thereof, if not the original obligors in respect of such Indebtedness, are Loan Parties;

(b) Indebtedness created hereunder and under the other Loan Documents;

(c) intercompany Indebtedness of Parent, the Borrower and the Subsidiaries to the extent permitted by Section 6.04(c);

(d) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such extension, renewal, refinancing or replacement); provided that (i) such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Capital Lease Obligations and Synthetic Lease Obligations incurred pursuant to Section 6.01(e) of this Agreement or the Existing Credit Agreement, shall not exceed $875,000,000 at any time outstanding;

(e) Capital Lease Obligations and Synthetic Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d) of this Agreement or the Existing Credit Agreement, not in excess of $875,000,000 at any time outstanding;

(f) Indebtedness of the Loan Parties owing to the Originating Subsidiaries under the Subordinated Note (as defined in the Accounts Sale Agreement); provided that such Indebtedness is subordinated to the payment in full of the Obligations on terms reasonably satisfactory to the Administrative Agent (it being understood that such Subordinated Note is reasonably satisfactory to the Administrative Agent);

(g) Indebtedness under performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h) [reserved];

(i) Indebtedness in respect of Hedging Agreements permitted by Section 6.04(g);

(j) Indebtedness in the form of overdraft protections, netting services and similar arrangements arising from treasury, depository and cash management services, any automated clearing house transfers of funds or any credit card or similar services, in each case in the ordinary course of business;

(k) Indebtedness incurred by Foreign Subsidiaries in an aggregate principal amount not exceeding $75,000,000 at any time outstanding;

(l) Alternative Incremental Facility Indebtedness in an aggregate principal amount not to exceed the Incremental Amount;

(m) Indebtedness incurred to finance, or assumed in connection with, one or more Permitted Acquisitions, and any extensions, renewals, refinancings or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased (except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such extension, renewal, refinancing or replacement plus unused committed amounts), neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the obligors thereof, if not the original obligors in respect of such Indebtedness, are Loan Parties;

(n) Indebtedness owed to a seller in a Permitted Acquisition or any other acquisition permitted under Section 6.04, or a Permitted Joint Venture or to a buyer in a disposition permitted under Section 6.05 that (i) relates to post-closing adjustments with respect to accounts receivable, accounts payable, net worth and/or similar items or earnouts or (ii) relates to indemnities granted to the seller or buyer in such transactions;

(o) Permitted Additional Debt, provided that, at the time of incurrence of such Permitted Additional Debt, and after giving pro forma effect thereto and to the use of the proceeds thereof, the Payment Conditions shall be satisfied;

(p) Indebtedness in the nature of letters of credit (other than Letters of Credit issued pursuant to this Agreement) issued for the account of Parent, the Borrower or any Subsidiary (and related reimbursement obligations) not to exceed an aggregate face amount of $100,000,000;

(q) without duplication of any other Indebtedness, non-cash accruals of interest, accretion or amortization of original issue discount and/or pay-in-kind interest on Indebtedness otherwise permitted hereunder;

(r) [reserved];

(s) Indebtedness consisting of obligations to pay insurance premiums;

(t) except as otherwise expressly provided herein, Guarantees by Parent, the Borrower or the Subsidiaries of Indebtedness of Parent, the Borrower and the Subsidiaries permitted to be incurred hereunder;

(u) other Indebtedness incurred after the Restatement Date of the Borrower or the Subsidiaries in an aggregate principal amount not exceeding $1,100,000,000 at any time outstanding;

(v) (x) Term Loan Additional Secured Debt, provided that, at the time of incurrence of such Term Loan Additional Secured Debt, and after giving effect thereto and to the use of the proceeds thereof, (A) no Default or Event of Default shall have occurred and be continuing and (B) the Secured Net Leverage Ratio Condition shall be satisfied and (y) Term Loan Additional Secured Debt that refinances or replaces any existing Term Loan Additional Secured Debt; provided that the principal amount of such Term Loan Additional Secured Debt is not increased (except by an amount not to exceed (1) the amount of unpaid accrued interest and premium on the existing Term Loan Additional Secured Debt so refinanced or replaced, plus (2) other reasonable amounts paid and fees and expenses incurred in connection with such refinancing or replacement plus unused commitments);

(w) [reserved]; and

(x) Other Junior Secured Debt of Loan Parties (and not guaranteed by any entities that are not Loan Parties), provided that (x) 100% of the Net Cash Proceeds of such Other Junior Secured Debt refinances or replaces any existing Indebtedness of Loan Parties (including unpaid accrued interest and fees on such Indebtedness and other reasonable amounts paid and fees and expenses incurred in connection with such refinancing or replacement) or (y) such Other Junior Secured Debt is exchanged for existing Indebtedness of Loan Parties (in each case other than Indebtedness incurred pursuant to Section 6.01(o)), provided further that neither the final maturity nor the weighted average life to maturity of such Other Junior Secured Debt is shorter than the applicable Indebtedness being refinanced, replaced or exchanged.

SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including the Borrower or any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of the Borrower and the Subsidiaries existing on the Restatement Date and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secured on the Restatement Date and extensions, renewals and replacements thereof permitted hereunder;

(b) any Lien created under the Loan Documents;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or assets of any person that becomes a Subsidiary after the Restatement Date prior to the time such person becomes a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of Parent, the Borrower or any Subsidiary (other than affixed or incorporated into the property covered by such Lien) and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such person becomes a Subsidiary, as the case may be, and any extensions, renewals, refinancings or replacements of such obligations;

(d) Liens, assessments or governmental charges or claims for taxes not yet delinquent or which are not required to be paid pursuant to Section 5.03;

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not delinquent or which are not required to be paid under Section 5.03;

(f) Liens incurred and pledges and deposits made in the ordinary course of business in connection with any self-retention or self-insurance, or with respect to workmen’s compensation, unemployment insurance, general liability, medical malpractice, professional liability or property insurance and other social security laws or regulations;

(g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) zoning restrictions, easements, rights-of-way, rights of first refusal, restrictions on use of real property, minor defects or irregularities in title and other similar charges or encumbrances which, in the aggregate, do not interfere in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole;

(i) zoning, building codes and other land use laws, regulations and ordinances regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business of the Borrower or any of the Subsidiaries or any violation of which would not have a Material Adverse Effect;

(j) ground leases in respect of real property on which Facilities owned or leased by the Borrower or any of the Subsidiaries are located;

(k) any interest or title of a lessor or secured by a lessor’s interest under any lease permitted hereunder;

(l) leases or subleases granted to others not interfering in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole;

(m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(n) Liens securing Indebtedness to finance the acquisition, construction or improvement of fixed or capital assets; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition, construction or improvement, and (iii) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary, except for accessions to the property financed with the proceeds of such Indebtedness and the proceeds and the products thereof; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender secured by a Lien permissibly incurred pursuant to this Section 6.02(n);

(o) Liens arising out of judgments or awards that do not constitute an Event of Default under paragraph (i) of Article VII;

(p) [reserved];

(q) Liens on assets of Foreign Subsidiaries; provided that (i) such Liens do not extend to, or encumber, assets that constitute Collateral or the Equity Interests of the Borrower or any of the Domestic Subsidiaries, and (ii) such Liens extending to the assets of any Foreign Subsidiary secure only Indebtedness incurred by such Foreign Subsidiary pursuant to Section 6.01(k);

(r) Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set off);

(s) [reserved];

(t) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Parent, the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent, the Borrower and the Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Parent, the Borrower or any Subsidiary in the ordinary course of business;

(u) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Borrower or any of the Subsidiaries in the ordinary course of business permitted hereunder;

(v) Liens solely on any cash earnest money deposits made by Parent, the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(w) Liens securing insurance premiums financing arrangements, provided that such Liens are limited to the applicable unearned insurance premiums;

(x) other Liens on assets not constituting Collateral that do not, individually or in the aggregate, secure obligations in excess of $300,000,000 at any one time and which Liens in respect of the ABL Priority Collateral have junior priority to the Liens securing the Obligations and are subject to the ABL Intercreditor Agreement;

(y) [reserved];

(z) Liens on the Collateral which (i) secure Term Loan Additional Secured Debt Obligations and/or Alternative Incremental Facility Indebtedness and (ii) have the same priority as, or junior priority to, the Liens securing the obligations under the First Lien Notes; provided that (x) all such Liens on the ABL Priority Collateral shall be junior to the Liens of the Collateral Agent thereon and (y) all such Liens on any Collateral shall be subject to the ABL Intercreditor Agreement;

(aa) [reserved];

(bb) Liens on the Collateral which (i) secure Other Junior Secured Debt Obligations incurred pursuant to Section 6.01(x) that are not secured by any asset other than Collateral that secures the Obligations, (ii) have junior priority to the Liens on the ABL Priority Collateral securing the Obligations and have the same priority as, or junior or senior priority to, the Liens securing the obligations under the First Lien Notes and (iii) are subject to the ABL Intercreditor Agreement; and

(cc) Liens on the Collateral which secure (i) Indebtedness incurred pursuant to Section 6.01(l) and (ii) Term Loan Hedging/Cash Management Obligations (as defined in the ABL Intercreditor Agreement); provided that (x) all such Liens on the ABL Priority Collateral shall be junior to the Liens of the Collateral Agent thereon and (y) all such Liens on any Collateral shall be subject to the ABL Intercreditor Agreement.

SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations, Synthetic Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

(a) (i) investments by Parent, the Borrower and the Subsidiaries existing on the Restatement Date in the Borrower and the Subsidiaries, (ii) additional investments by Parent, the Borrower and the Subsidiaries in the Borrower and the Subsidiaries and any Unrestricted Subsidiaries and (iii) additional investments by Parent, the Borrower and the Subsidiaries in Permitted Joint Ventures (subject to the limitations on such investments referred to in the definition of the term “Permitted Joint Ventures”); provided that (x) any Equity Interests held by a Loan Party shall be pledged to the extent required by Section 5.12 and the Guarantee and Collateral Agreement and (y) any such investments made pursuant to clause (ii) above made by a Loan Party to a Subsidiary that is not a Loan Party, or made by Parent, the Borrower or any Subsidiary to an Unrestricted Subsidiary, may only be made if (A) no Default or Event of Default shall have occurred and be continuing and (B) the aggregate amount of all such investments made by Loan Parties in Subsidiaries that are not Loan Parties, or by Parent, the Borrower or any Subsidiary in an Unrestricted Subsidiary and outstanding at any time (without regard to any write-downs or write-offs thereof, and valued net in the case of intercompany loans and transferred liabilities) shall not exceed $500,000,000 plus the amount of dividends, distributions and other returns of capital actually received in cash by any Loan Party with respect to any such investments; for purposes of the foregoing, if the Borrower designates a Subsidiary as an Unrestricted Subsidiary in accordance with the definition of the term “Unrestricted Subsidiary”, the Borrower will be deemed to have made an investment at that time in the resulting Unrestricted Subsidiary in an aggregate amount equal to the fair market value of the net assets of such Unrestricted Subsidiary;

(b) Permitted Investments;

(c) (i) loans or advances in respect of intercompany accounts attributable to the operation of the Borrower’s cash management system (including with respect to intercompany self-insurance arrangements), (ii) loans or advances made by the Borrower or any of the Subsidiaries to a Permitted Syndication Subsidiary for working capital needs evidenced by a promissory note that is pledged to the Collateral Agent so long as such loans or advances constitute Indebtedness of the primary obligor that is not subordinate to any other Indebtedness of such obligor, and (iii) loans or advances made by Parent to the Borrower or any Subsidiary, the Borrower to Parent or any Subsidiary and by any Subsidiary to Parent, the Borrower or any other Subsidiary; provided, however, that (x) any such loans and advances made by a Loan Party that are evidenced by a promissory note shall be pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement (and any such loans and advances made by a Loan Party to a Subsidiary that is not a Loan Party shall be so evidenced and pledged) and (y) any such loan or advance made by a Loan Party to a Subsidiary that is not a Loan Party or by Parent, the Borrower or any Subsidiary to an Unrestricted Subsidiary shall be subject to the requirements and limitations described in clause (y) of the first proviso to Section 6.04(a), except to the extent that (1) such loan or advance shall be secured by a fully perfected, first-priority Lien on substantially all of the assets of the recipient of such loan or advance and its subsidiaries (in each case of a type that would have constituted Collateral if such recipient were party to the applicable Security Documents) and (2) such Lien is collaterally assigned to the Collateral Agent for the benefit of the Secured Parties, all on terms reasonably satisfactory to the Collateral Agent;

(d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e) the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business to their respective employees, officers, consultants and agents (including payroll advances, travel and entertainment advances and relocation loans in the ordinary course of business to employees, officers and agents of the Borrower or any such Subsidiary (or to any physician or other health care professional associated with or agreeing to become associated with Parent, the Borrower or any Subsidiary or any Hospital owned or leased or operated by the Borrower or any Subsidiary (“Health Care Associates”)));

(f) Guarantees to third parties made in the ordinary course of business in connection with the relocation of employees or agents of Health Care Associates of the Borrower or any of the Subsidiaries;

(g) the Borrower and the Subsidiaries may enter into Hedging Agreements that are not speculative in nature;

(h) the Borrower or any Subsidiary may acquire (including by any lease that contains upfront payments and/or buyout options) all or substantially all the assets of a person or line of business of such person, or directly acquire and beneficially own (and retain the right to vote) more than 50% of the aggregate ordinary voting power and aggregate equity value represented by the outstanding capital stock or other Equity Interests of any acquired or newly formed corporation or other entity that acquires or leases such person, division or line of business (referred to herein as the “Acquired Entity”); provided that (i) as of the consummation thereof, such acquisition shall have been approved by the board of directors of the Acquired Entity; (ii) the Acquired Entity shall be in a similar, related, incidental or complementary line of business as that of the Borrower and the Subsidiaries as conducted during the current and most recent calendar year; and (iii) at the time of such transaction (A) [reserved], (B) if the total consideration paid in connection with such acquisition and any other acquisitions pursuant to this Section 6.04(h) (including any Indebtedness of the Acquired Entity that is assumed by the Borrower or any Subsidiary following such acquisition and any payments following such acquisition pursuant to earn-out provisions or similar obligations) shall exceed $500,000,000 in the aggregate (excluding the total consideration paid in respect of Permitted Acquisitions listed on Schedule 6.04(h) and consideration consisting of, or funded with the proceeds of, Qualified Capital Stock and excluding any acquisition for total consideration of no more than $150,000,000), then the Borrower would be in compliance with the covenant set forth in Section 6.13 on the last day of the most recently ended fiscal quarter for which financial statements have been or were required to be delivered, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in this Section 6.04(h) occurring after such period) as if such transaction had occurred as of the first day of such period, (C) immediately after giving effect to any such acquisition and any related transaction, the Payment Conditions shall be satisfied, (D) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.12 and the Security Documents within a period after consummation of such transaction agreed to by the Administrative Agent (other than any Captive Insurance Subsidiary), and (E) the aggregate consideration paid in connection with all such acquisitions of Acquired Entities that become Foreign Subsidiaries (or, in the case of an acquisition of assets, such assets are not directly acquired by Loan Parties), shall not exceed $300,000,000 (any acquisition of an Acquired Entity meeting all the applicable criteria of this Section 6.04(h) being referred to herein as a “Permitted Acquisition”); it being understood and agreed that, in connection with any Permitted Acquisition in which the Borrower or any Loan Party acquires Accounts (including self-pay Accounts) in excess of $50,000,000 in the aggregate, such acquired Accounts shall not constitute Eligible Accounts or Eligible Self-Pay Accounts until such time as a field examination, in form and substance satisfactory to the Administrative Agent in its Permitted Credit Judgment, shall have been completed with respect to such acquired Accounts;

(i) Permitted Joint Ventures;

(j) investments in a Permitted Syndication Subsidiary in connection with a Permitted Syndication Transaction made pursuant to Section 6.05(b);

(k) [reserved];

(l) the Borrower or any of the Subsidiaries may acquire and hold Accounts owing to it or Parent, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(m) investments to the extent that payment for such investments is made with issuances of or the cash proceeds from the issuance of Equity Interests of Parent;

(n) extensions of trade credit and purchases of equipment and inventory in the ordinary course of business;

(o) loans and advances to Parent in lieu of, and not in excess of the amount of, dividends to the extent permitted to be made to Parent in accordance with Section 6.06;

(p) investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(q) investments by Parent, the Borrower and the Subsidiaries in any Captive Insurance Subsidiary in an aggregate amount not to exceed 150% of the minimum amount of capital required under the laws of the jurisdiction in which such Captive Insurance Subsidiary is formed (plus any excess capital generated as a result of any such prior investment that would result in an unfavorable tax or reimbursement impact if distributed), and other investments in any Captive Insurance Subsidiary to cover reasonable general corporate and overhead expenses of such Captive Insurance Subsidiary;

(r) investments by any Captive Insurance Subsidiary;

(s) investments in any Captive Insurance Subsidiary in connection with a push down by the Borrower of insurance reserves;

(t) investments held by a person (including by way of acquisition, merger or consolidation) after the Restatement Date otherwise in accordance with this Section 6.04 to the extent that such investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(u) investments in minority interests existing on the Restatement Date;

(v) the contribution or other transfer of property to any Spinout Subsidiary in connection with a Spinout Transaction and investments received in connection with a Spinout Transaction;

(w) investments representing the non-cash portion of the consideration received for an Asset Sale or other asset disposition permitted under Section 6.05;

(x) [reserved];

(y) other Investments so long as at the time such Investment is made and after giving effect thereto, the Payment Conditions shall be satisfied; and

(z) in addition to investments permitted by paragraphs (a) through (y) above, additional investments, loans and advances by the Borrower and the Subsidiaries so long as the aggregate outstanding amount of investments, loans and advances pursuant to this paragraph (z) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $200,000,000 plus the amount of dividends, distributions and other returns of capital actually received in cash by any Loan Party or any of its Subsidiaries in respect of investments made in reliance on this paragraph (z) in the aggregate at any time.

It is understood and agreed that, in the event that any investment is made by the Borrower or any Subsidiary in any person through substantially concurrent interim transfers of any amount through one or more other Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of this Section 6.04.

SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions.

(a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower or less than all the Equity Interests of any Subsidiary (other than pursuant to any Permitted Interest Transfer, any Permitted Joint Venture or transfers of Equity Interests of any Subsidiary to a Loan Party or by a Subsidiary that is not a Subsidiary Guarantor to any Subsidiary or transfers of Equity Interests of a Subsidiary that remains a Subsidiary Guarantor after giving effect to such transfer), or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other person, except that (i) the Borrower and any Subsidiary may purchase and sell inventory in the ordinary course of business and (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, (w) Parent or the Borrower may merge with any other person (other than Parent and the Borrower); provided that (1) Parent or the Borrower, as applicable, shall be the continuing and surviving person or the continuing or surviving person shall expressly assume the obligations of Parent or Borrower, as applicable, including all of the obligations under this Agreement and the other Loan Documents, in a manner reasonably acceptable to the Administrative Agent, and (2) Parent and the Borrower or such continuing or surviving person, as applicable, remains organized under the laws of the United States, any state thereof or the District of Columbia, (x) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (y) any Subsidiary may merge into or consolidate with any other Subsidiary in a transaction in which the surviving entity is a Subsidiary (provided that (A) if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party and (B) to the extent any person other than the Borrower or a wholly owned Subsidiary receives any consideration in connection therewith, then such transaction shall be considered as an investment under the applicable paragraph of Section 6.04) and (z) the Borrower and the Subsidiaries may make Permitted Acquisitions or any other investment, loan or advance permitted pursuant to Section 6.04 (including by merger), and may enter into Permitted Joint Ventures.

(b) Make any Asset Sale not otherwise permitted under paragraph (a) above unless such Asset Sale is:

(i) for consideration that is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of; provided that for any disposition of assets with a fair market value of more than $100,000,000, at least 75% of such consideration is cash, cash equivalents or Permitted Investments;

(ii) [reserved];

(iii) a Syndication Transaction, provided that the aggregate amount or value of the consideration received by any Permitted Syndication Subsidiary and/or the Borrower and the other Subsidiaries from third parties in connection with such Syndication Transaction (or series of Syndication Transactions), except for the Syndication Transactions listed on Schedule 6.05(b) (the “Syndication Proceeds”), when added to the aggregate Syndication Proceeds from all previous Permitted Syndications on or after the Restatement Date, does not exceed $200,000,000 (any Syndication Transaction meeting the criteria of this Section 6.05(b)(iii) being referred to herein as a “Permitted Syndication Transaction”);

(iv) any Permitted Interest Transfer;

(v) for the sale or other disposition consummated by the Borrower or any of the Subsidiaries after the Restatement Date of assets constituting a subsidiary or business unit or units of the Borrower or the Subsidiaries (including a Facility) or the interest of the Borrower or the Subsidiaries therein, provided that (i) such sale or other disposition shall be made for fair value on an arm’s-length basis and (ii) the consideration received for such sale or other disposition constitutes or would constitute a Permitted Acquisition, Permitted Joint Venture or Permitted Syndication Subsidiary in accordance with the definition thereof;

(vi) the Borrower and the Subsidiaries may abandon, allow to lapse or otherwise dispose of intangible property that the Borrower or such Subsidiary shall determine in its reasonable business judgment is immaterial to the conduct of its business;

(vii) forgiveness of any loans or advances made pursuant to Section 6.04(e);

(viii) transfers of property subject to casualty or a condemnation proceeding;

(ix) Restricted Payments permitted pursuant to Section 6.06;

(x) [reserved]; or

(xi) any investment, loan or advance permitted pursuant to Section 6.04.

For the purposes of Section 6.05(b)(i), the following will be deemed to be cash:

(i) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Borrower or a Subsidiary (other than subordinated Indebtedness of the Borrower or a Guarantor) and the release of the Borrower or such Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Sale;

(ii) securities, notes or other obligations received by the Borrower or any Subsidiary of the Borrower from the transferee that are converted by the Borrower or such Subsidiary into cash or cash equivalents (including Permitted Investments) within 180 days following the closing of such Asset Sale;

(iii) Indebtedness of any Subsidiary that is no longer a Subsidiary as a result of such Asset Sale, to the extent that the Borrower and each other Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Sale;

(iv) consideration consisting of Indebtedness of the Borrower (other than subordinated Indebtedness) received after the Original Closing Date from persons who are not the Borrower or any Subsidiary; and

(v) any Designated Non-Cash Consideration received by the Borrower or any Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this covenant that is at that time outstanding, not to exceed the greater of $800,000,000 and 3.0% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

SECTION 6.06. Restricted Payments; Restrictive Agreements. (a) Declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement); provided, however, that

(i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders;

(ii) Parent, the Borrower or any Subsidiary may distribute the Equity Interests of a Spinout Subsidiary pursuant to a Spinout Transaction;

(iii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may, or the Borrower may make distributions to Parent so that Parent may, repurchase its Equity Interests owned by current or former employees, directors or consultants of Parent, the Borrower or the Subsidiaries or make payments to employees, directors or consultants of Parent, the Borrower or the Subsidiaries in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans in an aggregate amount not to exceed $90,000,000 in any fiscal year;

(iv) the Borrower may make Restricted Payments to Parent (A) (x) to the extent necessary to pay general corporate and overhead expenses incurred by Parent in the ordinary course of business (including legal, accounting and similar expenses) and expenses necessary to maintain its status as a publicly held corporation, and (y) in an amount necessary to pay the Tax liabilities of Parent or (B) consisting of (1) costs (including all professional fees and expenses) incurred by Parent in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, the Senior Notes, the Loan Documents or any other agreement or instrument relating to Indebtedness of the Borrower or any Subsidiary, customary indemnification obligations of Parent owing to directors, officers, employees or other persons under its charter or by-laws or pursuant to written agreements with any such person to the extent relating to the Borrower and its Subsidiaries, (2) obligations of Parent in respect of director and officer insurance (including premiums therefor) to the extent relating to the Borrower and its Subsidiaries, (3) expenses incurred by Parent in connection with any public offering or other sale of Equity Interests or Indebtedness: (x) where the net proceeds of such offering or sale are intended to be received by or contributed to the Borrower or a Subsidiary, (y) in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed, or (z) otherwise on an interim basis prior to completion of such offering so long as Parent shall cause the amount of such expenses to be repaid to the Borrower or the relevant Subsidiary out of the proceeds of such offering promptly if completed; provided, however, that all Restricted Payments made to Parent pursuant to this clause (iv) are used by Parent for the purposes specified herein within 20 days of the receipt thereof;

(v) in addition to Restricted Payments permitted by clauses (i) through (iv) above, so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may make other Restricted Payments, and Parent may make Restricted Payments, in an aggregate amount from and after the Restatement Date not to exceed $300,000,000 less the amount of payments made from and after the Restatement Date pursuant to Section 6.09(b)(i);

(vi) the Borrower may net shares under employee benefits plans to settle option price payments owed by employees and directors with respect thereto and to settle employees’ and directors’ Federal, state and income tax liabilities (if any) related thereto;

(vii) the Borrower may make other Restricted Payments; provided that at the time such Restricted Payment is made and after giving effect thereto, the Payment Conditions shall be satisfied;

(viii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may, or the Borrower may make distributions to Parent so that Parent may, (A) repurchase any of its Equity Interests, or (B) make payments to employees, directors or consultants of Parent, the Borrower or the Subsidiaries in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans, in each case in an aggregate amount not to exceed the Received Exercise Proceeds Amount at the time such Restricted Payment is made;

(ix) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may make other Restricted Payments, and Parent may make Restricted Payments, in an aggregate amount not to exceed $25,000,000 in any fiscal year;

(x) other than Restricted Payments described in clause (vii) above, Parent, the Borrower or any Subsidiary may make a payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(xi) Parent, Borrower or any Subsidiary may make a purchase, repurchase, redemption, defeasance or other acquisition or retirement of preferred Equity Interests made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, preferred Equity Interests of the Borrower or Parent (other than Disqualified Stock and other than preferred Equity Interests sold to a Subsidiary) or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Stock or by preferred Equity Interests sold to any Subsidiary) of the Borrower or Parent;

(xii) the Borrower may make payments or loans, advances, dividends or distributions to Parent to make payments to holders of Equity Interests of Parent in lieu of the issuance of fractional shares of such Equity Interests, provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this covenant or otherwise to facilitate any dividend or other return of capital to the holders of such Equity Interests (as determined in good faith by the board of directors of the Borrower);

(xiii) Parent, the Borrower or any Subsidiary may make purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Equity Interests deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Equity Interests represent a portion of the exercise price thereof; and

(xiv) Parent, the Borrower or any Subsidiary may pay dividends or other distributions of Equity Interests of, or Indebtedness owed to Parent, the Borrower or a Subsidiary by, Unrestricted Subsidiaries (unless the Unrestricted Subsidiary’s principal asset is cash or cash equivalents (including Permitted Investments)).

(b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Parent, the Borrower or any Subsidiary (other than any Permitted Joint Venture Subsidiary) to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (ii) the ability of any Subsidiary (other than any Permitted Joint Venture Subsidiary) to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any Subsidiary Guarantor or to Guarantee Indebtedness of the Borrower or any Subsidiary Guarantor; provided (x) that the foregoing shall not apply to restrictions and conditions (A) imposed by law or by any Loan Document or any Senior Note Indenture, (B) contained in agreements relating to the sale of a Subsidiary or other assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (C) imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (D) imposed pursuant to other

Indebtedness incurred pursuant to Section 6.01 with such encumbrances and restrictions that, taken as a whole, are not more restrictive than the terms hereof, (E) [reserved], (F) on Permitted Joint Ventures or other joint ventures permitted under Section 6.04 and Permitted Syndication Subsidiaries imposed by the terms of the agreements governing the same, (G) applicable to an Acquired Entity at the time such Acquired Entity became a Subsidiary, so long as such restriction or encumbrance was not created in contemplation of or in connection with such Acquired Entity becoming a Subsidiary and apply only to such Acquired Entity and (H) imposed by any credit agreement, indenture or other agreement governing Term Loan Additional Secured Debt or Alternative Incremental Facility Indebtedness, so long as such restrictions and conditions are not less favorable to the Lenders than to the holders of such Term Loan Additional Secured Debt or such Alternative Incremental Facility Indebtedness, as the case may be; and (y) clause (i) of the foregoing shall not apply to restrictions or conditions (A) that are customary provisions in leases and other contracts restricting the assignment thereof and any right of first refusal and (B) imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness.

For the avoidance of doubt, any transaction permitted pursuant to this Section 6.06 to be made or consummated by the Borrower (other than Section 6.06(a)(iv)) shall be permitted to be made or consummated by Parent.

SECTION 6.07. Transactions with Affiliates. Except for (a) transactions between or among Parent and its Subsidiaries or described on Schedule 6.07 and (b) the contribution or other transfer by Parent, the Borrower or any Subsidiary of property owned by it to any Spinout Subsidiary pursuant to a Spinout Transaction and transition services agreements, tax sharing agreements, intellectual property sharing agreements, real estate matter and employee matter agreements, indemnification and insurance agreements and other similar agreements among Parent, the Borrower, any Subsidiary and a Spinout Subsidiary entered into in connection with a Spinout Transaction, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) the Borrower or any Subsidiary may engage in any of the foregoing transactions on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (ii) Parent, the Borrower and the Subsidiaries may make (x) investments, loans and advances and (y) Restricted Payments, permitted by Section 6.04 and Section 6.06, respectively, (iii) [reserved], (iv) any issuance of Equity Interests otherwise permitted hereunder, (v) any issuance of Equity Interests, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans, or indemnities provided on behalf of employees or directors and approved by the board of directors or senior management of Parent and (vi) the payment of reasonable fees to directors of Parent, the Borrower and the Subsidiaries who are not employees of Parent, the Borrower or the Subsidiaries.

SECTION 6.08. Business of Parent, Borrower and Subsidiaries. Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably similar, incidental or complementary thereto and reasonable extensions thereof.

SECTION 6.09. Other Indebtedness. (a) Permit any waiver, supplement, modification or amendment of any Senior Note Indenture or any waiver, supplement, modification or amendment of any indenture, instrument or agreement pursuant to which any subordinated Material Indebtedness of Parent, the Borrower or any of the Subsidiaries (other than, for the avoidance of doubt, the agreements governing Other Senior Secured Debt) is outstanding if the effect of such waiver, supplement, modification or amendment would materially increase the obligations of the obligor (except as permitted by this Agreement) or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Lenders.

(b) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any subordinated Indebtedness (other than intercompany Indebtedness); provided, however, that, so long as no Default or Event of Default shall have occurred and be continuing at the date of such redemption, repurchase, retirement or other acquisition for consideration, or would result therefrom, Parent, the Borrower or any Subsidiary may redeem, repurchase, retire or otherwise acquire for consideration (i) from and after the Restatement Date, subordinated Indebtedness for an aggregate price not in excess of (A) $300,000,000 less (B) the amount of Restricted Payments made from and after the Restatement Date pursuant to clause (v) of Section 6.06(a) of this Agreement or the Existing Credit Agreement, (ii) subordinated Indebtedness with the proceeds of or in exchange for (A) subordinated Indebtedness that is permitted pursuant to Section 6.01 and is subordinated on terms not materially less advantageous to the Lenders than those of the Indebtedness being redeemed, repurchased, retired or otherwise acquired for consideration or (B) the issuance of Equity Interests or (iii) other subordinated Indebtedness so long as at the time any such redemption, repurchase, retirement or other acquisition for consideration is made and after giving effect thereto, the Payment Conditions shall have been otherwise satisfied.

(c) Directly or indirectly use the proceeds of any Loans hereunder to make any distribution, whether in cash, property, securities or a combination thereof, in respect of, or pay, or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, whether when due, at maturity or otherwise, any senior secured or unsecured Indebtedness; provided, however, that the Borrower may so use the proceeds of the Loans hereunder for the foregoing purpose so long as (i) at the time of and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (ii) either (x) after giving pro forma effect thereto, (A) (1) the Excess Availability as of the date of consummation of such transaction and (2) average daily Excess Availability for the immediately preceding 30-day period shall in each case exceed the greater of (I) $145,000,000 and (II) 15.0% of the

Line Cap and (B) the Consolidated Fixed Charge Coverage Ratio for the most recently ended Test Period is at least 1.00 to 1.00 or (y) after giving pro forma effect thereto, (A) the Excess Availability as of the date of consummation of such transaction and (B) average daily Excess Availability for the immediately preceding 30-day period shall in each case exceed the greater of (x) $195,000,000 and (y) 20.0% of the Line Cap.

(d) Nothing in this Section 6.09 shall limit or otherwise prohibit the making (and any payment in connection therewith) of any “change of control offer” in accordance with clause (f) of Article VII.

SECTION 6.10. Practice Guarantees. Enter into Practice Guarantees with a term of 30 months or longer in an aggregate amount in excess of $300,000,000 in effect at any time with respect to all such Practice Guarantees.

SECTION 6.11. [Reserved].

SECTION 6.12. [Reserved].

SECTION 6.13. Consolidated Fixed Charge Coverage Ratio. If, at the close of business on any Business Day, a Covenant Trigger Event shall exist, the Borrower shall maintain a Consolidated Fixed Charge Coverage Ratio (as of and commencing for the Test Period then most recently ended) of not less than 1.00 to 1.00 until such time as no Covenant Trigger Event shall exist.

SECTION 6.14. Fiscal Year. With respect to Parent and the Borrower, change their fiscal year-end to a date other than December 31.

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a) any representation, warranty or statement made or deemed made by any Loan Party herein or in any other Loan Document or any certificate (including any Borrowing Base Certificate) delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which it was made or deemed made;

(b) default shall be made in the payment of any principal of any Loan (other than with respect to a Protective Advance) or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any Protective Advance or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) (i) default shall be made in the due observance or performance by Parent, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to Parent and the Borrower only), 5.05(a), 5.08 or 5.16 or in Article VI or (ii) default shall be made in the due observance or performance by any Loan Party of any covenant, condition or agreement contained in Section 5.04(d) and such default shall continue unremedied for a period of five Business Days;

(e) default shall be made in the due observance or performance by Parent, the Borrower or any Subsidiary of any covenant or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

(f) (i) Parent, the Borrower or any Subsidiary shall fail to pay any principal, interest or other amount due in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period) or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that results in the termination or permits any counterparty to terminate any Hedging Agreement the obligations under which constitute Material Indebtedness; provided that (A) this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, and (B) for the avoidance of doubt, a requirement to make a mandatory offer to repurchase under the terms of any Indebtedness of any person acquired by the Borrower or any of its Subsidiaries pursuant to any Permitted Acquisition as a result of a “change of control” (or equivalent term) shall not constitute a Default or an Event of Default under this clause (ii) so long as (I) on or prior to the date the events constituting such “change of control” (or equivalent term) occur, either (1) the terms of such Indebtedness have been amended to eliminate the requirement to make such offer or (2) such Indebtedness has been defeased or discharged so that such requirement shall no longer apply (and, in the event such “change of control” is subject to a requirement that a specific credit ratings event or similar condition subsequent occur, no Event of Default shall exist pursuant to this clause (ii) until such time as the specific credit ratings event or similar condition subsequent has also occurred resulting in the obligor under such Indebtedness to become unconditionally obligated to make such offer) or (II) (x) the sum of (1) the aggregate amount of unrestricted cash, cash equivalents and Permitted Investments held by Parent, the Borrower and the Subsidiaries plus any available debt financing commitments from any financial institution of nationally recognized standing available to the Borrower or its Subsidiaries for purposes of refinancing such Indebtedness is at least equal to the aggregate amount that would be required to repay such Indebtedness pursuant to any required “change of control offer” (or equivalent term) pursuant to the terms of such Indebtedness at all times prior to the expiration of the rights of the holders of such Indebtedness to require the repurchase or repayment of such Indebtedness as a result of such acquisition and (y) the Borrower or the applicable Subsidiary complies with the provisions of such Indebtedness that are applicable as a result of such acquisition (including by consummating any required “change of control offer” (or equivalent term) for such Indebtedness); provided further that this clause (f) shall not apply if such failure is remedied or waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to this Article VII;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Parent, the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof), or of a substantial part of the property or assets of Parent, the Borrower or a Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent, the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof) or for a substantial part of the property or assets of Parent, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of Parent, the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) Parent, the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent, the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof) or for a substantial part of the property or assets of Parent, the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate action for the purpose of effecting any of the foregoing;

(i) one or more judgments shall be rendered against Parent, the Borrower, any Subsidiary or any combination thereof (not paid or fully covered by insurance) and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Parent, the Borrower or any Subsidiary to enforce any such judgment and such judgment is for the payment of money in an aggregate amount in excess of $125,000,000;

(j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect;

(k) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(l) any security interest purported to be created by any Security Document with respect to any Collateral with an aggregate fair market value in excess of $125,000,000 shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected (subject to the qualifications set forth in Section 3.19(a)), first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that such loss is covered by a lender’s title insurance policy and the related insurer does not deny that such loss is covered by such title insurance policy;

(m) the Indebtedness under any subordinated Indebtedness of Parent, the Borrower or any Subsidiary constituting Material Indebtedness shall cease (or any Loan Party or an Affiliate of any Loan Party shall so assert), for any reason, to be validly subordinated to the Obligations as provided in the agreements evidencing such subordinated Indebtedness;

(n) there shall have occurred a Change in Control;

(o) [reserved];

(p) [reserved];

(q) [reserved]; or

(r) so long as any commitments or loans under any Other Senior Secured Debt or any Other Junior Secured Debt are outstanding, the ABL Intercreditor Agreement shall cease to be effective or cease to be legally valid and binding, or otherwise not be effective to create the rights and obligations purported to be created thereunder, unless the same (i) results directly from the action or inaction of the Collateral Agent or (ii) is not materially adverse to Lenders;

then, and in every such event (other than an event with respect to Parent or the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; in any event with respect to Parent or the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Notwithstanding anything to the contrary contained in this Article VII, upon the request of the Borrower made in writing to the Administrative Agent, in the event of any Event of Default under any covenant set forth in Section 6.13 and until the expiration of the tenth Business Day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder (any such period, the “Equity Cure Period”), Parent may issue Qualified Capital Stock and elect to treat all or any portion of the net cash proceeds thereof as having increased Consolidated EBITDA with respect to such applicable quarter solely for the purpose of determining actual and pro forma compliance with Section 6.13 at the end of such applicable quarter and applicable subsequent periods and for purposes of determining whether the Consolidated Fixed Charge Coverage Ratio has been satisfied and not for any other purpose of this Agreement; provided that (a) such proceeds (i) are actually received by Parent and contributed to the Borrower no later than the expiration of the applicable Equity Cure Period and (ii) do not exceed the aggregate amount necessary to cause Parent to be in compliance with the covenants under Section 6.13 for any applicable period, (b) in each period of four fiscal quarters, there shall be at least two fiscal quarters in which no such right to cure permitted by this paragraph is utilized and (c) none of the Lenders or the Administrative Agent shall be required to fund any Borrowing requested under this Agreement during any Equity Cure Period until the proceeds of such Qualified Capital Stock are actually received by Parent and contributed to the Borrower.

ARTICLE VIII

The Administrative Agent and the Collateral Agent

SECTION 8.01. Authorization and Action. (a) Each Lender and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent or Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents” and each, an “Agent”) in the heading of this Agreement and its successors and assigns to serve as the Administrative Agent or the Collateral Agent, as applicable, under the Loan Documents and each Lender and each Issuing Bank authorizes each Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes each Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which such Agent is a party, and to exercise all rights, powers and remedies that such Agent may have under such Loan Documents.

(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that no Agent shall be required to take any action that (i) such Agent in good faith believes exposes it to liability unless such Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that each Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent, the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Loan Documents, each Agent is acting solely on behalf of the Lenders (except, in the case of the Administrative Agent, in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) no Agent assumes and shall be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or any other Secured Party other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan

Document with reference to any Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against any Agent based on an alleged breach of fiduciary duty by such Agent in connection with this Agreement and/or the transactions contemplated hereby;

(ii) nothing in this Agreement or any Loan Document shall require any Agent to account to any Lender for any sum or the profit element of any sum received by such Agent for its own account;

(d) Each Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. No Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) None of the Documentation Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f) In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, each Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Disbursements and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Agents (including any claim under Sections 2.05, 2.06, 2.14, 2.20 and 9.05) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to any Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to any Agent any amount due to such Agent, in its capacity as an Agent, under the Loan Documents (including under Section 9.05). Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize any Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(g) The provisions of this Article are solely for the benefit of the Agents, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

SECTION 8.02. Agent’s Reliance, Limitation of Liability, Etc. (a) None of the Agents or any of their Related Parties shall be (i) liable for any action taken or omitted to be taken by any Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with any Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b) Each Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.05 unless and until written notice thereof stating that it is a “notice under Section 5.05” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank. Further, no Agent shall be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with any Loan Document, (b) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (d) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (e) the satisfaction of any condition set forth in the Restatement Agreement or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to such Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to such Agent, or (f) the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any Liabilities, costs or expenses suffered by Parent, the Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Revolving Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank.

(c) Without limiting the foregoing, each Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(d), (iii) may consult with legal counsel (including counsel to Parent or the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03. Posting of Communications. (a) Parent and the Borrower agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks, Parent and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks, Parent and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL ANY AGENT, ANY ARRANGER, THE DOCUMENTATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR ANY AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(d) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, each of the Issuing Banks, Parent and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of any Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04. The Agents Individually. With respect to its Commitment, Loans, L/C Commitments and Letters of Credit, each Person serving as an Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. Each Person serving as an Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, Parent, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as an Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 8.05. Successor Agents. (a) Each Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower, whether or not a successor Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent. Upon the acceptance of appointment as Agent by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents.

(b) Notwithstanding paragraph (a) of this Section, in the event no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its intent to resign, the retiring Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Collateral Agent under any Security Document for the benefit of the Secured Parties, the retiring Collateral Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document and Loan Document, and, in the case of any Collateral in the possession of the Collateral Agent, shall continue to hold such Collateral, in each case until such time as a successor Collateral Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Collateral Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent; provided that (a) all payments required to be made hereunder or under any other Loan Document to such Agent for the account of any Person other than such Agent shall be made directly to such Person and (b) all notices and other communications required or contemplated to be given or made to such Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of any Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.05, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent and in respect of the matters referred to in the proviso under clause (i) above.

SECTION 8.06. Acknowledgements of Lenders and Issuing Banks. (a) Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon any Agent, any Arranger, the Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent, any Arranger, the Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to the Restatement Agreement on the Restatement Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Restatement Date.

(c) (i) Each Lender and each Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or such Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or such Issuing Bank (whether or not known to such Lender or such Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or such Issuing Bank shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender and such Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or any Issuing Bank under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii) Each Lender and each Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and each Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender and such Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or any Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or such Issuing Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(iv) Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.07. Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 9.06 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agents on behalf of the Secured Parties in accordance with the terms thereof.

(b) The Secured Parties irrevocably authorize the Collateral Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(d), (e), (f), (g), (h), (j), (l), (m), (o) or (r). The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.08. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.08 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.09. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(a) if to the Borrower or Parent, to it at Community Health Systems, Inc., 4000 Meridian Boulevard, Franklin, Tennessee 37067, Attention of the Chief Financial Officer (Facsimile: (615) 465-7188), Email: kevin_hammons@chs.net);

(b) if to JPMorgan Chase Bank, N.A., as the Administrative Agent:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd.

NCC5 / 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group

Tel: 302-634-9621

Email: dante.manerchia@chase.com

with a copy to:

JPMorgan Chase Bank, N.A.

383 Madison Avenue, 24th Floor

New York, New York 10179

Attention of Maurice Dattas

Tel: (212) 270-5347

Email: maurice.dattas@jpmorgan.com

if to JPMorgan Chase Bank, N.A., as the Collateral Agent:

JPMorgan Chase & Co.

CIB DMO WLO

Mail code NY1-C413

4 CMC, Brooklyn, NY, 11245-0001

Email: ib.collateral.services@jpmchase.com

if to JPMorgan Chase Bank, N.A., as Issuing Bank:

JPMorgan Chase Bank, N.A.

10420 Highland Manor Dr. 4th Floor

Tampa, FL 33610

Attention: Standby LC Unit

Tel: 800-364-1969

Fax: 856-294-5267

Email: GTS.Client.Services@jpmchase.com

With a copy to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd.

NCC5 / 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group

Tel: 302-634-9621

Email: dante.manerchia@chase.com

(c) if to a Lender, to it at its address (or facsimile number) set forth on its Administrative Questionnaire or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

Any party hereto may change its address, facsimile or email instructions at which it is to receive notices hereunder by notice in writing given to the other parties in accordance with this Section 9.01. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among Parent, the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Parent and the Borrower hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the Approved Electronic Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to each Borrower or its securities) (each, a “Public Lender”). Parent and the Borrower hereby agree that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Parent and the Borrower or its securities for purposes of foreign, United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.17); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Approved Electronic Platform designated as “Public Investor” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Approved Electronic Platform not marked as “Public Investor”. Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless Parent or the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (A) the Loan Documents, (B) any notification of changes in the terms of the Credit Facilities and (C) all information delivered pursuant to Section 5.04(a), (b) and (c).

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Approved Electronic Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including foreign, United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Approved Electronic Platform and that may contain material non-public information with respect to Parent or the Borrower or its securities for purposes of foreign, United States Federal or state securities laws.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or Parent herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Banks, regardless of any investigation made by the Lenders or the Issuing Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20, 9.05 and 9.18 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank.

SECTION 9.03. Binding Effect. This Agreement shall become effective when the Restatement Agreement shall have been executed by each Loan Party, the Administrative Agent, the Collateral Agent and each Lender and when the conditions precedent set forth in Section 3 of the Restatement Agreement have been satisfied or waived in writing by the Administrative Agent, and thereafter shall be binding upon and inure to the benefit of each Loan Party, the Administrative Agent, the Collateral Agent and each Lender, and their respective successors and assigns.

SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Parent, the Administrative Agent, the Collateral Agent, the Issuing Banks or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with notice to the Borrower and the prior written consent of the Administrative Agent (provided that the consent of the Administrative Agent shall not be required to any such assignment made to another Lender, an Affiliate of a Lender or an Approved Fund) and each Issuing Bank (in each case, not to be unreasonably withheld or delayed); provided, however, that (i) in the case of an assignment of a Revolving Credit Commitment, the Borrower must also give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed (it being understood and agreed that the Borrower shall be deemed to have consented to any such assignment unless it objects thereto by written notice to the Administrative Agent within three Business Days after having received written notice thereof)) (provided that the consent of the Borrower shall not be required to any such assignment made to another Lender or an Affiliate of a Lender or after the occurrence and during the continuance of any Event of Default referred to in paragraph (b), (c), (g) or (h) of Article VII), (ii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be not less than $5,000,000 (with respect to an assignment of Revolving Credit Commitments or Revolving Loans) (or, in any case, if less, the entire remaining amount of such Lender’s Commitment or Loans), (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent and will not apply in the case of an assignment by a Lender to an Approved Fund that is managed by such Lender or an Affiliate of such Lender or by an entity or an Affiliate of an entity that administers or manages such Lender), and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Credit Commitment is as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee and is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount and stated interest of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent, each Issuing Bank and, if required, the Borrower to such assignment and any applicable tax forms, the Administrative Agent shall promptly (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Each Lender may without the consent of the Borrower, the Issuing Banks or the Administrative Agent sell participations to one or more banks or other persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the

Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or person has an interest, increasing or extending the Commitments in which such participating bank or person has an interest or releasing any Subsidiary Guarantor (other than pursuant to the terms thereof or in connection with the sale of such Subsidiary Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participating bank or person and the principal amounts (and stated interest) of each participating bank or person’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participating bank or person or any information relating to a participating bank or person’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.17.

(g) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any investor, potential investor, rating agency, commercial paper dealer, collateral manager, servicer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(i) Neither Parent nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

(j) In the event that any Lender shall become a Defaulting Lender or S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) (or, with respect to any Lender that is not rated by any such ratings service or provider, the Issuing Banks shall have reasonably determined that there has occurred a material adverse change in the financial condition of any such Lender, or a material impairment of the ability of any such Lender to perform its obligations hereunder, as compared to such condition or ability as of the date that any such Lender became a Lender) then the Issuing Banks shall have the right, but not the obligation, at their own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) such Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender’s account or owed to it hereunder.

SECTION 9.05. Expenses; Indemnity. (a) The Borrower and Parent agree, jointly and severally, to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, each Arranger and each Issuing Bank in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents (including all such expenses incurred in connection with field examinations and collateral monitoring) or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent, any Arranger, any Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of one counsel in each relevant jurisdiction (and any such additional counsel, if necessary, as a result of actual or potential conflicts of interest) for the Administrative Agent, the Collateral Agent, the Arrangers, the Issuing Banks and the Lenders.

(b) The Borrower and Parent agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, each Lender, each Arranger, the Documentation Agent, each Issuing Bank and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all actual Liabilities and related reasonable out-of-pocket expenses, including reasonable fees, charges and disbursements of one counsel in each relevant jurisdiction (and any such additional counsel, if necessary, as a result of actual or potential conflicts of interest) for all Indemnitees, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions, any related transaction and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted primarily from (1) the gross negligence, bad faith or willful misconduct of such Indemnitee or (2) a material breach of the obligations under this Agreement of such Indemnitee or any of such Indemnitee’s Affiliates or of any of its or their respective officers, directors, employees, agents, advisors or other representatives of the foregoing under this Agreement or (y) result from any proceeding (other than a proceeding against a party hereto acting pursuant to this Agreement or in its capacity as such or of any of its Affiliates or its or their respective officers, directors, employees, agents, advisors and other representatives and the successors of each of the foregoing) solely between or among Indemnitees not arising from any act or omission of a Loan Party. This Section 9.05(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent that Parent and the Borrower fail to pay any amount required to be paid by them to the Administrative Agent, the Collateral Agent, any Arranger or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, such Arranger or such Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, such Arranger or such Issuing Bank in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure and unused Commitments at the time.

(d) To the extent permitted by applicable law, (i) the Borrower and any Loan Party shall not assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, the Collateral Agent, any Arranger, any the Documentation Agent any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damages are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Lender-Related Person and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this paragraph (d) shall relieve Parent or the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, any Arranger or any Issuing Bank. All amounts due under this Section 9.05 shall be payable, within 30 days of written demand therefor with a reasonably detailed summary of the amounts claimed.

SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank or an Affiliate of such Lender or such Issuing Bank is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, such Issuing Bank or an Affiliate of such Lender or such Issuing Bank to or for the credit or the account of the Borrower or Parent against any of and all the obligations of the Borrower or Parent now or hereafter existing under this Agreement and other Loan Documents held by such Lender or such Issuing Bank, provided that at such time such obligations are due or payable. The rights of each Lender, each Issuing Bank and Affiliates of such Lender and such Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender, such Issuing Bank or an Affiliate of such Lender or such Issuing Bank may have.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, each Secured Party expressly waives its right of setoff (and any similar right including bankers’ liens) with respect to all lockboxes, deposit accounts and other cash management accounts maintained by any Loan Party and into which any collections for Government Accounts are deposited. For purposes hereof, “Government Accounts” shall mean all accounts on which any federal or state government unit or any intermediary for any federal or state government unit is the obligor.

SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Parent in any case shall entitle the Borrower or Parent to any other or further notice or demand in similar or other circumstances.

(b) None of this Agreement, any other Loan Document or any provision hereof or thereof, may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, Parent, the Administrative Agent, the Collateral Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and/or the Collateral Agent, as applicable, and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 2.18, the provisions of Section 9.04(j), the provisions regarding the order of the application of proceeds in Section 5.02 of the Guarantee and Collateral Agreement or the provisions of this Section or release all or substantially all of the value of the Subsidiary Guarantors (other than pursuant to the terms hereof or thereof or in connection with the sale of such Subsidiary Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral (or subordinate the Liens in favor of the Collateral Agent on all or substantially all of the Collateral (other than in respect of any Other Senior Secured Debt or any Other Junior Secured Debt to the extent contemplated by the ABL Intercreditor Agreement)) without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one class differently from the rights of Lenders holding Loans of any other class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected class, (v) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC, (vi) reduce the percentage contained in the definition of the term “Required Lenders” or “Supermajority Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders and the Supermajority Lenders on substantially the same basis as the Revolving Credit Commitments on the date hereof), (vii) increase any advance rate set forth in the definition of the term “Borrowing Base” without the written consent of each Lender, or (viii) change or otherwise modify the eligibility criteria, eligible asset classes, reserves or sublimits in respect of the Borrowing Base, or add new asset categories to the Borrowing Base, which would, in each case, increase the amount of credit available to the Borrower hereunder, without the written consent of the Supermajority Lenders; provided that this clause (viii) shall not limit the discretion of the Administrative Agent to change, establish or eliminate any reserves, to add assets acquired in a Permitted Acquisition to the Borrowing Base or to otherwise exercise its discretion or Permitted Credit Judgment in respect of any determination expressly provided hereunder to be made by the Administrative Agent in its discretion or Permitted Credit Judgment, all to the extent otherwise set forth herein; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or any Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or such Issuing Bank and (B) the Borrower and the Administrative Agent may amend or supplement this Agreement and any other Loan Documents, without the consent of any Lender, in order to (x) cure ambiguities, omissions, mistakes or defects, (y) cause this Agreement and the other Loan Documents to be consistent with the Guarantee and Collateral Agreement and other similar documents or (z) cause the Guarantee and Collateral Agreement or other document to comply with local Law on the advice of local counsel.

SECTION 9.09. Certain Releases of Guarantees and Security Interests. (a) Subject to the terms of the ABL Intercreditor Agreement, upon the closing of any Asset Sale consisting of the sale, transfer or other disposition of all of the Equity Interests of any Subsidiary Guarantor permitted pursuant to Section 6.05 (to a person other than the Borrower or any Subsidiary Guarantor), (i) the obligations of such Subsidiary Guarantor pursuant to the Guarantee and Collateral Agreement shall automatically be discharged and released without any further action by the Administrative Agent or any Lender, and (ii) the Administrative Agent and the Lenders will, upon the request and at the sole expense of the Borrower, execute and deliver any instrument or other document in a form acceptable to the Administrative Agent which may reasonably be required to evidence such discharge and release, all without representation, recourse or warranty.

(b) Subject to the terms of the ABL Intercreditor Agreement, upon the closing of any Asset Sale consisting of the sale, transfer or other disposition of Equity Interests of any Subsidiary Guarantor or any other Subsidiary of the Borrower permitted pursuant to Section 6.05 (to a person other than the Borrower or any Subsidiary Guarantor), (i) the Collateral Agent shall release to the Borrower, without representation, warranty or recourse, express or implied, the pledged Equity Interests of such Subsidiary Guarantor or other Subsidiary, as applicable, held by it, (ii) the Collateral Agent shall release its security interest in all Collateral of such Subsidiary, including any Mortgages, and (iii) the Collateral Agent will, upon the request and at the sole expense of the Borrower, execute and deliver any instrument or other document in a form acceptable to the Collateral Agent which may reasonably be required to evidence such release. Notwithstanding the foregoing, the Collateral Agent shall be authorized, without the consent of any Lender and without the requirement that an Asset Sale consisting of the sale, transfer or other disposition having occurred, to release any security interest in any building, structure or improvement located in an area determined by the Federal Emergency Management Agency to have special flood hazards provided that such building, structure or improvement has an immaterial fair market value.

(c) Subject to the terms of the ABL Intercreditor Agreement, upon consummation by the Borrower or any Subsidiary of a Permitted Interest Transfer or designation of an Unrestricted Subsidiary in accordance with the terms hereof, (i) the Collateral Agent shall release to the Borrower, without representation, warranty or recourse, express or implied, those Equity Interests of the Subsidiary that are the subject of such Permitted Interest Transfer or designation in accordance with clauses (i) and (ii) of Section 9.09(b) and shall release any pledged note theretofore pledged to the extent such note is being discharged in connection with such Permitted Interest Transfer or designation, and (ii) if such Subsidiary whose shares are the subject of such Permitted Interest Transfer or designation is a Subsidiary Guarantor, the obligations of such Subsidiary under its Guarantee shall automatically be discharged and released in accordance with clauses (i) and (ii) of Section 9.09(a) and any Lien granted by such Subsidiary under the Loan Documents shall automatically be discharged and released.

(d) Subject to the terms of the ABL Intercreditor Agreement, the Collateral Agent will, upon the request and at the sole expense of the Borrower, execute and deliver any instrument or other document in a form acceptable to the Collateral Agent which may reasonably be required to discharge and release, all without representation, recourse or warranty, any Lien on any Collateral granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Commitments and payment in full of the principal and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document and cancellation or expiration of all Letters of Credit and reimbursement of all amounts drawn thereunder in full (or other arrangements having been entered into with respect thereto acceptable to the applicable Issuing Bank and the Administrative Agent), (ii) that is sold, transferred or otherwise disposed of or to be sold, transferred or otherwise disposed of as part of or in connection with any sale, transfer or other disposition permitted hereunder to a person other than the Borrower or any Subsidiary Guarantor, and upon consummation by the Borrower or any Subsidiary of any such sale, transfer or other disposition, any Lien granted by the Borrower or such Subsidiary under the Loan Documents on such Collateral shall automatically be discharged and released, and (iii) the Administrative Agent and the Lenders will, upon the request and at the sole expense of the Borrower, execute and deliver any instrument or other document in a form acceptable to the Administrative Agent which may reasonably be required to evidence such discharge and release, all without representation, recourse or warranty.

(e) Subject to the terms of the ABL Intercreditor Agreement, upon notification by the Borrower to the Collateral Agent that a Subsidiary Guarantor is a Non-Significant Subsidiary, and would not be required to become a Guarantor in accordance with the terms hereof, the Collateral Agent shall release the obligations of such Subsidiary under its Guarantee and shall release and discharge any Lien granted by such Subsidiary Guarantor under the Loan Documents in accordance with clauses (i) and (ii) of Section 9.09(a).

SECTION 9.10. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.10 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.11. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

SECTION 9.13. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.14. Counterparts; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 3 of the Restatement Agreement, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent, the Collateral Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent, the Collateral Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (a) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Collateral Agent, the Lenders and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (b) the Administrative Agent, the Collateral Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (c) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (d) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s, the Collateral Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.15. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.16. Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower, any other Loan Party or its properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.17. Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel, numbering, administration and settlement service providers, and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.17, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower, (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.17 or (h) to market data collectors, such as league table or other service providers to the lending industry, in each case solely with respect to the Restatement Date, size, type, purpose of, parties to and titles and roles in connection with, this Agreement. For the purposes of this Section, “Information” shall mean all information received from the Borrower or Parent and related to the Borrower or Parent or their business, other than any such information that was available to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or Parent; provided that any Lender, the Administrative Agent, the Collateral Agent or any Issuing Bank shall give Parent prior notice of any disclosure pursuant to clause (c) to the extent permissible. Any person required to maintain the confidentiality of Information as provided in this Section 9.17 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

SECTION 9.18. Certain Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Parent and the Borrower that pursuant to the requirements of the USA PATRIOT Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies Parent and the Borrower, which information includes the name and address of Parent and the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Parent and the Borrower in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 9.19. [Reserved].

SECTION 9.20. Other Secured Obligations. (a) Each Lender and each Issuing Bank acknowledges that Term Loan Additional Secured Debt Obligations and Other Junior Secured Debt Obligations may be secured by Liens on the Collateral that, in the case of Term Loan/Notes Priority Collateral are senior to, and in the case of ABL Priority Collateral, are junior to, the Liens on the Collateral securing the Obligations and hereby consents thereto.

(b) In connection with the incurrence by the Borrower or any Subsidiary of Term Loan Additional Secured Debt, Alternative Incremental Facility Indebtedness and/or Other Junior Secured Debt, each Lender and each Issuing Bank (i) acknowledges that, at the request of the Borrower, each of the Administrative Agent and/or the Collateral Agent shall enter into one or more intercreditor agreements, (ii) authorizes and directs each Agent to execute and deliver any such intercreditor agreement and any documents relating thereto, in each case on behalf of such Lender or Issuing Bank and without any further consent, authorization or other action by such Lender or Issuing Bank, (iii) authorizes and directs each Agent to act as its representative under, and in connection with, any such intercreditor agreement, (iv) acknowledges that any such intercreditor agreement may contain provisions that permit or require the Liens securing the Term Loan Additional Secured Debt Obligations and the Other Junior Secured Debt Obligations to be granted in favor of a single collateral agent trustee, which may not be the Administrative Agent or the Collateral Agent (a “Shared Collateral Agent”), (v) acknowledges that any such intercreditor agreement may provide that the holders of a majority in aggregate principal amount of Term Loan Additional Secured Debt Obligations and Other Junior Secured Debt Obligations, voting as a single class, may direct the Shared Collateral Agent with respect to enforcement or the actions concerning the Collateral, and (vi) agrees that, upon the execution and delivery thereof, it will be bound by the provisions of any such intercreditor agreement as if it were a signatory thereto and will take no actions contrary to the provisions thereof. Each Lender and each Issuing Bank further authorizes and directs each Agent to enter into such amendments, supplements or other modifications to any such intercreditor agreement as are reasonably acceptable to the Administrative Agent in order to (A) enable any extension, renewal, refinancing, replacement or additional incurrence of any Loans or any Term Loan Additional Secured Debt, Alternative Incremental Facility

Indebtedness or Other Junior Secured Debt permitted under this Agreement and (B) provide for (i) the Term Loan Additional Secured Debt Obligations thereunder to be secured by Liens on the Collateral having the same priority as the Liens on the Collateral securing the obligations under the First Lien Notes and (ii) the Other Junior Debt Obligations thereunder to be secured by Liens on the Collateral having junior priority to the Liens on the Collateral securing the obligations under the First Lien Notes, in the case of each of clauses (i) and (ii) on behalf of such Lender or such Issuing Bank and without any further consent, authorization or other action by such Lender or such Issuing Bank (for the avoidance of doubt, which Liens on the ABL Priority Collateral shall, in each case of clauses (i) and (ii), be junior to the Liens on the ABL Priority Collateral securing the Obligations).

(c) Without limiting the foregoing, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agents on behalf of the Secured Parties in accordance with the terms thereof (subject, in the case of the Collateral, to the provisions of the ABL Intercreditor Agreement and any other applicable intercreditor agreement). In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, any Lender may be the purchaser of any or all of such Collateral at any such sale or other disposition, and such Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by such Collateral Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions. The provisions of this paragraph are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

(d) Each Lender and Issuing Bank (a) acknowledges that it will be provided with a copy of the ABL Intercreditor Agreement by the Collateral Agent, (b) acknowledges that the Collateral Agent will enter into the ABL Intercreditor Agreement, and hereby authorizes the Collateral Agent to enter into (and be party to) the ABL Intercreditor Agreement and any documents related thereto (including any amendments to the Security Documents) on behalf of itself, each Lender, the Issuing Banks and other holders of Obligations, in each case, as the Collateral Agent shall determine to be appropriate to cause the applicable Indebtedness and the obligations related thereto, to be secured as permitted hereunder without any further consent, authorization or other action by any Lender or Issuing Bank and (c) agrees that it will be bound by and will take no actions contrary to the provisions of the ABL Intercreditor Agreement.

SECTION 9.21. No Fiduciary Relationship. Each of Parent and the Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Parent, the Borrower, the other Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Collateral Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of Parent, the Borrower and their Affiliates, and none of the Administrative Agent, the Collateral Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates has any obligation to disclose any of such interests to Parent, the Borrower or any of their Affiliates. To the fullest extent permitted by law, each of Parent and the Borrower hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Collateral Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.22. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.23. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.24. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the

Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

ANNEX III

Amended and Restated Exhibit

(Please see attached.)

EXHIBIT C

[FORM OF] BORROWING REQUEST

JPMorgan Chase Bank, N.A., as Administrative Agent

500 Stanton Christiana Rd.

NCC5 / 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group

Tel: 302-634-9621

Email: dante.manerchia@chase.com

[DATE]1

Ladies and Gentlemen:

The undersigned, CHS/Community Health Systems, Inc., a Delaware corporation, (the “Borrower”), refers to the Amended and Restated ABL Credit Agreement dated as of November [•], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Community Health Systems, Inc., a Delaware corporation, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives the Administrative Agent notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in connection therewith sets forth below the terms on which such Borrowing is requested to be made:

(A)	Type of Borrowing[2]

(B)	Date of Borrowing[3]

(C)	Account Number and Location

(D)	Principal Amount of Borrowing

(E)	Interest Period[4]

[1]

The Administrative Agent must be notified irrevocably by telephone (a) in the case of a Term Benchmark Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of a proposed Borrowing, in each case to be confirmed promptly by hand delivery, facsimile or electronic transmission of a “pdf” or similar copy of an executed written Borrowing Request to the Administrative Agent.

[2]	Specify whether such Borrowing is to be a Term Benchmark or an ABR Borrowing.
[3]	Date of Borrowing must be a Business Day.
[4]	If such Borrowing is to be a Term Benchmark Borrowing, specify the Interest Period with respect thereto.

EXHIBIT C

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Borrowing Request and on the date of the related Borrowing, the conditions to lending specified in paragraphs (b), (c), (d) and (e) of Section 4.02 of the Credit Agreement have been satisfied.

CHS/COMMUNITY HEALTH SYSTEMS, INC.,

By:
Name:
Title:

EXHIBIT G-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of November [    ], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CHS/Community Health Systems, Inc., a Delaware corporation, (the “Borrower”), Community Health Systems, Inc., a Delaware corporation, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT G-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of November [    ], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CHS/Community Health Systems, Inc., a Delaware corporation, (the “Borrower”), Community Health Systems, Inc., a Delaware corporation, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT G-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of November [    ], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CHS/Community Health Systems, Inc., a Delaware corporation, (the “Borrower”), Community Health Systems, Inc., a Delaware corporation, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT G-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of November [    ], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CHS/Community Health Systems, Inc., a Delaware corporation, (the “Borrower”), Community Health Systems, Inc., a Delaware corporation, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]